Exhibit 10.1

EXECUTION VERSION

USD 425,000,000

SENIOR SECURED POST DELIVERY TERM LOAN FACILITY AGREEMENT

dated 5 February 2015

between

THE COMPANIES

listed in Schedule 1 as Original Borrowers

KNIGHTSBRIDGE SHIPPING LIMITED

as guarantor

THE LENDERS

listed in Schedule 2 as lenders

THE SWAP BANKS

listed in Schedule 2 as swap banks

ABN AMRO BANK N.V., OSLO BRANCH

COMMONWEALTH BANK OF AUSTRALIA

DANSKE BANK A/S

DNB BANK ASA

ING BANK N.V.

and

NORDEA BANK NORGE ASA

as mandated lead arrangers

and

ABN AMRO BANK N.V.

as agent

www.svw.no

TABLE OF CONTENTS

1	DEFINITIONS AND INTERPRETATIONS		1

	1.1	DEFINITIONS	1
	1.2	CONSTRUCTION	8

2	FACILITY AND PURPOSE		9

	2.1	FACILITY	9
	2.2	LENDERS’ RIGHTS AND OBLIGATIONS	9
	2.3	BORROWERS’ LIABILITIES AND OBLIGATIONS	9
	2.4	PURPOSE	10

3	CONDITIONS		10

	3.1	CONDITIONS PRECEDENT	10
	3.2	WAIVED CONDITIONS	11
	3.3	DOCUMENTS RELATING TO MERGER DATE	11

4	DRAWDOWN		11

	4.1	DELIVERY OF A DRAWDOWN NOTICE	11
	4.2	COMPLETION OF A DRAWDOWN NOTICE	11
	4.3	LENDERS’ PARTICIPATION	11

5	REPAYMENT		12

	5.1	REPAYMENT OF LOAN	12
	5.2	NO RE-BORROWING	12
	5.3	FINAL REPAYMENT	12

6	PREPAYMENT		12

	6.1	VOLUNTARY PREPAYMENT	12
	6.2	VOLUNTARY CANCELLATION	12
	6.3	MANDATORY PREPAYMENT	12
	6.4	APPLICATION OF MANDATORY PREPAYMENTS	13
	6.5	ILLEGALITY	13
	6.6	RIGHT OF REPLACEMENT OR REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER	13
	6.7	RESTRICTIONS	14

7	INTEREST		14

	7.1	CALCULATION OF INTEREST	14
	7.2	PAYMENT OF INTEREST	14
	7.3	DEFAULT INTEREST	15

8	INTEREST PERIODS		15

	8.1	SELECTION OF INTEREST PERIODS	15
	8.2	NON-BUSINESS DAYS	15

9	CHANGES TO THE CALCULATION OF INTEREST		16

	9.1	ABSENCE OF QUOTATIONS	16
	9.2	MARKET DISRUPTION	16
	9.3	ALTERNATIVE BASIS OF INTEREST	16
	9.4	BREAK COSTS	16

10	FEES		17

	10.1	UPFRONT FEE	17
	10.2	COMMITMENT FEE	17
	10.3	AGENCY FEE	17

11	TAX GROSS UP AND INDEMNITIES		17

	11.1	TAX GROSS-UP	17
	11.2	TAX INDEMNITY	17
	11.3	TAX CREDIT	18
	11.4	STAMP TAXES	18
	11.5	VALUE ADDED TAX	18
	11.6	FATCA INFORMATION	19
	11.7	FATCA DEDUCTION	19

12	INCREASED COSTS		19

	12.1	INCREASED COSTS	19
	12.2	INCREASED COST CLAIMS	20
	12.3	EXCEPTIONS	21
	12.4	MITIGATION	21

13	OTHER INDEMNITIES		21

	13.1	CURRENCY INDEMNITY	21
	13.2	OTHER INDEMNITIES	21
	13.3	INDEMNITY TO THE AGENT	22
	13.4	IDENTIFICATION	22

14	COSTS AND EXPENSES		22

	14.1	TRANSACTION EXPENSES	22
	14.2	AMENDMENT COSTS	22
	14.3	ENFORCEMENT COSTS	23

15	SECURITY		23

	15.1	SECURITY DOCUMENTS	23
	15.2	PRIORITY	23
	15.3	AGENT	23
	15.4	SET-OFF	24
	15.5	SWAP BANKS’ UNDERTAKINGS	24

16	REPRESENTATIONS		24

	16.1	STATUS	24
	16.2	BINDING OBLIGATIONS	24
	16.3	NON-CONFLICT WITH OTHER OBLIGATIONS	25
	16.4	POWER AND AUTHORITY	25
	16.5	VALIDITY AND ADMISSIBILITY IN EVIDENCE	25
	16.6	GOVERNING LAW AND ENFORCEMENT	25
	16.7	NO INSOLVENCY	25
	16.8	DEDUCTION OF TAX	25
	16.9	NO FILING OR STAMP TAXES	25
	16.10	TAXES	26
	16.11	NO DEFAULT OR NON-COMPLIANCE	26
	16.12	NO MISLEADING INFORMATION	26
	16.13	FINANCIAL CONDITION	26
	16.14	PARI PASSU RANKING	26
	16.15	NO PROCEEDINGS PENDING OR THREATENED	26
	16.16	INDEBTEDNESS/ENCUMBRANCES	27
	16.17	NO WINDING UP	27
	16.18	OWNERSHIP	27
	16.19	SHIPBUILDING CONTRACT	27
	16.20	SANCTIONS	27
	16.21	REPETITION	27

17	INFORMATION UNDERTAKINGS		27

	17.1	FINANCIAL STATEMENTS	28
	17.2	COMPLIANCE CERTIFICATE	28

	17.3	REQUIREMENTS AS TO FINANCIAL STATEMENTS	28
	17.4	INFORMATION: MISCELLANEOUS	28
	17.5	NOTIFICATION OF NON-COMPLIANCE	29
	17.6	“KNOW YOUR CUSTOMER” CHECKS	29

18	FINANCIAL COVENANTS		29

	18.1	FINANCIAL COVENANTS	29
	18.2	FINANCIAL DEFINITIONS	30

19	CORPORATE UNDERTAKINGS		31

	19.1	NO CHANGE OF STATUS	31
	19.2	OWNERSHIP	31
	19.3	LISTING	31
	19.4	NO FURTHER INVESTMENTS	31
	19.5	NO FURTHER BORROWING	31
	19.6	DIVIDEND RESTRICTIONS	32
	19.7	EARNINGS ACCOUNT	32
	19.8	AUTHORISATIONS	32
	19.9	COMPLIANCE WITH STATUTES	32
	19.10	PAYMENT OF TAXES	32
	19.11	COMPLIANCE WITH LAWS AND SANCTIONS	32
	19.12	MONEY LAUNDERING	33
	19.13	USE OF PROCEEDS	33
	19.14	SANCTIONS	33

20	VESSEL UNDERTAKINGS		33

	20.1	REGISTRATION AND OWNERSHIP	33
	20.2	FLAG	33
	20.3	CLASSIFICATION	33
	20.4	TECHNICAL MANAGEMENT	34
	20.5	TECHNICAL CONDITION	34
	20.6	MAJOR STRUCTURAL ALTERATION	34
	20.7	INSURANCES	34
	20.8	ACCIDENT, TOTAL LOSS OR ARREST	35
	20.9	RELEASE OF DISTRESS	35
	20.10	ENCUMBRANCES	35
	20.11	EMPLOYMENT	35
	20.12	COMMERCIAL MANAGEMENT	35
	20.13	VALUATION	36
	20.14	VALUE MAINTENANCE	36
	20.15	SHIPBUILDING CONTRACTS	36

21	EVENTS OF NON-COMPLIANCE AND DEFAULT		36

	21.1	EVENT OF NON-COMPLIANCE	36
	21.2	DEFAULT	39
	21.3	ACCELERATION AND DEMAND	39
	21.4	REMEDY	39

22	GUARANTEE		39

	22.1	GUARANTEE AND INDEMNITY	39
	22.2	NUMBER OF CLAIMS	39
	22.3	MAXIMUM LIABILITY	40
	22.4	CONTINUING GUARANTEE	40
	22.5	REINSTATEMENT	40
	22.6	WAIVER OF DEFENCES	40
	22.7	WAIVER OF RIGHTS UNDER THE NORWEGIAN FINANCIAL CONTRACTS ACT	41
	22.8	IMMEDIATE RECOURSE	41
	22.9	APPROPRIATIONS	42

	22.10	DEFERRAL OF GUARANTOR’S RIGHTS	42
	22.11	ADDITIONAL SECURITY	42
	22.12	NO FRAUDULENT CONVEYANCE	42

23	CHANGES TO THE LENDERS		43

	23.1	TRANSFERS BY THE LENDERS	43
	23.2	CONDITIONS OF TRANSFER	43
	23.3	BORROWER’S RIGHT TO REQUIRE TRANSFER	43
	23.4	CONDITIONS FOR REQUIRING A TRANSFER	43
	23.5	LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS	44
	23.6	PROCEDURE FOR TRANSFER	44
	23.7	FURTHER ASSURANCES	45
	23.8	DISCLOSURE OF INFORMATION	45
	23.9	SECURITY OVER LENDERS’ RIGHTS	45

24	CHANGES TO THE OBLIGORS		46

	24.1	ASSIGNMENTS AND TRANSFER BY OBLIGORS	46
	24.2	ADDITIONAL BORROWERS	46
	24.3	REPETITION OF REPRESENTATIONS	46

25	ROLE OF THE AGENT		46

	25.1	APPOINTMENT OF THE AGENT	46
	25.2	DUTIES OF THE AGENT	47
	25.3	NO FIDUCIARY DUTIES	47
	25.4	BUSINESS WITH THE OBLIGORS	47
	25.5	RIGHTS AND DISCRETIONS OF THE AGENT	47
	25.6	MAJORITY LENDERS’ INSTRUCTIONS	48
	25.7	RESPONSIBILITY FOR DOCUMENTATION	48
	25.8	EXCLUSION OF LIABILITY	48
	25.9	LENDER’S INDEMNITY TO THE AGENT	49
	25.10	RESIGNATION OF THE AGENT	49
	25.11	CONFIDENTIALITY	50
	25.12	RELATIONSHIP WITH THE LENDERS	50
	25.13	CREDIT APPRAISAL BY THE LENDERS	50
	25.14	DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT	51

26	CONDUCT OF BUSINESS BY THE FINANCE PARTIES		51

27	SHARING AMONG THE FINANCE PARTIES		51

	27.1	PAYMENT TO FINANCE PARTIES	51
	27.2	REDISTRIBUTION OF PAYMENTS	51
	27.3	RECOVERING FINANCE PARTY’S RIGHTS	52
	27.4	REVERSAL OF REDISTRIBUTION	52
	27.5	EXCEPTIONS	52

28	PAYMENT MECHANICS		52

	28.1	PAYMENTS TO THE AGENT	52
	28.2	DISTRIBUTIONS BY THE AGENT	53
	28.3	DISTRIBUTIONS TO THE BORROWERS	53
	28.4	CLAWBACK	53
	28.5	PARTIAL PAYMENTS	53
	28.6	NO SET-OFF BY THE OBLIGORS	54
	28.7	BUSINESS DAYS	54

29	NOTICES		54

	29.1	COMMUNICATIONS IN WRITING	54
	29.2	ADDRESSES	54
	29.3	NOTIFICATION OF ADDRESS AND FAX NUMBER	55
	29.4	ENGLISH LANGUAGE	55

30	CALCULATIONS AND CERTIFICATES		55

	30.1	ACCOUNTS	55
	30.2	CERTIFICATES AND DETERMINATIONS	55
	30.3	DAY COUNT CONVENTION	55

31	PARTIAL INVALIDITY		56

32	AMENDMENTS		56

	32.1	AMENDMENTS	56
	32.2	CONSENT	56
	32.3	TECHNICAL AMENDMENTS	57
	32.4	AMENDMENTS AFFECTING THE AGENT	57

33	REMEDIES AND WAIVERS		57

34	GOVERNING LAW AND JURISDICTION		57

	34.1	GOVERNING LAW	57
	34.2	JURISDICTION	57
	34.3	PROCESS AGENT	57

SCHEDULE 1			58

	BORROWERS, VESSELS, CONTRACTED DELIVERY DATES AND TRANCHES		58

SCHEDULE 2			59

	THE ORIGINAL LENDERS AND THE SWAP BANKS		59

SCHEDULE 3			60

	CONDITIONS		60

SCHEDULE 4			68

	FORM OF DRAWDOWN NOTICE		68

SCHEDULE 5			69

	FORM OF SELECTION NOTICE		69

SCHEDULE 6			70

	FORM OF COMPLIANCE CERTIFICATE		70

SCHEDULE 7			71

	FORM OF TRANSFER CERTIFICATE		71

SCHEDULE 8			72

	FORM OF INTEREST NOTIFICATION		72

SCHEDULE 9			73

	FORM OF ACCESSION LETTER		73

35	SIGNATORIES		74

EXHIBITS:

Exhibit A:	Form of Mortgage
Exhibit B:	Form of General Assignment
Exhibit C:	Form of Assignment of Contract
Exhibit D:	Form of Earnings Account Charge
Exhibit E:	Form of Hedging Agreement Assignment
Exhibit F:	Form of Pledge of Shares
Exhibit G:	Form of Assignment of Shareholder’s Loans

THIS SENIOR SECURED POST DELIVERY TERM LOAN FACILITY AGREEMENT (the “Agreement”) is made this 5th day of February 2015

BETWEEN

(1)	FRONT SCAPE INC., FRONT SWIFT INC., KTL FINSBURY INC., KTL FULHAM INC., KTL BARNET INC., KTL BEXLEY.INC., FRONT SHANGHAI INC. and FRONT SAVANNAH INC., each of 80 Broad Street, Monrovia, Liberia as joint and several original borrowers (the “Original Borrowers” and singly an “Original Borrower”),

(2)	KNIGHTSBRIDGE SHIPPING LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda as guarantor (including its successors and assigns) (the “Guarantor”),

(3)	ABN AMRO BANK N.V., OSLO BRANCH, COMMONWEALTH BANK OF AUSTRALIA, DANSKE BANK A/S, DNB BANK ASA, ING BANK N.V. and NORDEA BANK NORGE ASA and as mandated lead arrangers (the “Mandated Lead Arrangers”),

(4)	THE LENDERS listed in Schedule 2 as lenders (the “Original Lenders”),

(5)	THE SWAP BANKS listed in Schedule 2 as swap banks (the “Swap Banks”) and

(6)	ABN AMRO BANK N.V. as agent (the “Agent”).

IT IS HEREBY AGREED as follows:

1	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

In this Agreement:

“Accession Letter” means a document substantially in the form set out in Schedule 9 (Form of Accession Letter).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24.2 (Additional Borrowers).

“Approved Accounting Standard” means the Generally Accepted Accounting Principles in the United States (US GAAP).

“Approved Brokers” means Clarkson’s, Nordic Shipping, Fearnleys, R.S. Platou and Arrows or such other independent and reputable ship broking firm approved by the Agent on behalf of the Majority Lenders.

“Assignment of Contract” means an assignment of a charter party or other contract generating income in respect of a Vessel as required by Clause 15.1 (c) (Security Documents) and as set out in Exhibit C.

“Assignment of Shareholder’s Loans” means an assignment of the Guarantor’s current and future shareholder’s loans to the Borrowers as required by Clause 15.1 (g) (Security Documents) and as set out in Exhibit G.

“Availability Period” means the period from and including the date hereof to and including the earliest of (i) the date falling four (4) weeks after the Delivery Date for the relevant Newbuilding and (ii) the date falling 270 days after the contracted delivery date as set out in Schedule 1 (Borrowers, Vessels, contracted delivery dates and Tranches) in relation to the relevant Newbuilding.

“Borrower” means an Original Borrower or an Additional Borrower.

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received less the relevant Margin for the period from the date of receipt of all or any part of its participation in the Loans or an Unpaid Sum to the current Interest Payment Date in respect of the Loans or an Unpaid Sum, had the principal amount or Unpaid Sum received been paid on that Interest Payment Date;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery and ending on the next Interest Payment Date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Amsterdam and Oslo.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 2 (The Original Lenders and the Swap Banks) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) in form and substance satisfactory to the Agent.

“Default” means the situation occurring following the Agent’s notification to the Borrowers pursuant to Clause 21.2 (Default).

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Loan available or has notified the Agent or the Guarantor (which has notified the Agent) that it will not make its participation in a Loan available by the relevant Drawdown Date in accordance with Clause 4.3 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five (5) Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delivery Date” means the date of actual delivery of a Newbuilding to the respective Borrower under the relevant Shipbuilding Contract.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Agreement (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DOC” means a Document of Compliance issued in accordance with the ISM Code.

“Drawdown Date” means a Business Day on which the Borrowers have requested the drawdown of a Loan pursuant to this Agreement or, as the context requires, the date on which such Loan is actually advanced.

“Drawdown Notice” means a notice substantially in the form set out in Schedule 4 (Form of Drawdown Notice).

“Earnings” means a Borrower’s right to all hire and other claim for moneys, net salvage and towage remuneration, detention moneys, damages and any other payments in respect of its Vessel and under or in relation to any Hedging Agreement.

“Earnings Account” means each deposit account opened or to be opened by each Borrower with the Agent to receive the Earnings.

“Earnings Account Charge” means a charge over each Earnings Account as required by Clause 15.1 (d) (Security Documents) and as set out in Exhibit D.

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts, applicable to a Vessel or its operation required under any Environmental Law.

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to a Vessel pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of oil and other pollutants and actual or threatened emissions, spills, releases or discharges of oil and other pollutants.

“Event of Non-Compliance” means each of the events and/or circumstances described in Clause 21.1 (Event of Non-Compliance).

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Final Drawdown Date” means the Drawdown Date for the last Tranche.

“Final Maturity Date” means the earlier of (i) the date falling 60 months after the last Delivery Date, (ii) the date which all Tranches are cancelled and (iii) 31 March 2021.

“Finance Document” means this Agreement, any Security Document, any Manager’s Undertaking, any Hedging Agreement and the fee letters referred to in Clause 10 (Fees) as amended from time to time and any other document designated as such by the Agent and the Borrowers.

“Finance Party” means the Agent, a Lender or a Swap Bank.

“Financial Distribution” means any payment, dividends, repayment of loan or debt, repayment of paid in capital, repurchase of shares and similar arrangements which in the opinion of the Agent have the effect of distribution to its shareholder or to companies that in accordance with the Norwegian Limited Liability Companies Act of 13 June 1997 No. 44 Section 1-3, as if it had been applicable, is considered to form part of the same group of companies.

“General Assignment” means an assignment of the Earnings and the insurances of a Vessel as required by Clause 15.1 (b) (Security Documents) and as set out in Exhibit B.

“Hedging Agreement” means any interest rate swap agreement based on an ISDA master agreement with schedule and confirmations to be made between a Swap Bank and the Borrowers (on a joint and several basis) or the Guarantor in order to hedge the Borrowers’ exposure to interest fluctuation under this Agreement and which shall be secured under the terms of this Agreement and which has been notified to the Agent.

“Hedging Agreement Assignment” means an assignment of the Hedging Agreement as required by Clause 15.1 (e) (Security Documents) and as set out in Exhibit E.

“IMO” means the International Maritime Organization.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due (in each case as determined in accordance with the laws applicable to such entity);

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance Report” means, in relation to a Vessel a signed report prepared by BankServe or such other marine insurance broker selected by the Agent in consultation with the Obligors in form and substance satisfactory to the Agent on behalf of the Majority Lenders and at the Borrowers’ expense confirming inter alia full details of the insurance in place for such Vessel, the identity of each insurance company, underwriter and/or club providing such insurance and further confirming that adequate insurance is in place in respect of the relevant Vessel and that such insurance is consistent with the terms of Clause 20.7 (Insurances).

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 8 (Interest Periods) and, in relation to an Unpaid Sum other than payment of any principal, each period determined in accordance with Clause 7.3 (b) (Default interest).

“ISM Code” means the International Safety Management Code as adopted by the IMO.

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the IMO.

“John Fredriksen Family” means John Fredriksen, his direct lineal descendants, the personal estate of any of the aforementioned persons and any trust created for the benefit of one or more of the aforementioned persons and their estates.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for USD for the Interest Period of that Loan) the arithmetic mean of the rates as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, not later than 11:00 hours on the Quotation Day for the offering of deposits in USD and for a period comparable to the Interest Period for that Loan and, if such rate is below zero, LIBOR will be deemed to be zero.

“Loan” means a loan made under a Tranche in respect of a Vessel pursuant to this Agreement or any of the principal amount outstanding from time to time of that loan, and “Loans” means the aggregate of all such loans or, if the context otherwise requires, the total principal amounts outstanding under the Agreement.

“Majority Lenders” means:

(a)	if there are no Loans then outstanding, Lenders whose Commitments aggregate 2/3 or more of the Total Commitments; or

(b)	at any other time, Lenders whose participations in the Loans then outstanding aggregate 2/3 or more of all the Loans then outstanding.

“Manager’s Undertaking” means an undertaking by the technical manager of a Vessel, in form and substance satisfactory to the Agent (on behalf of the Finance Parties).

“Margin” means two per cent (2.00%) per annum.

“Material Adverse Effect” means a material adverse effect on any Obligor’s financial position, business, operation which will adversely affect the Obligors’ ability to fulfil their payment obligations under the Finance Documents or the validity or enforceability of the Finance Documents.

“Merger Date” means the date on the certificate of merger issued in accordance with Bermuda law in connection with the Permitted Merger.

“Mortgage” means a cross-collateralised mortgage over a Vessel and (if appropriate) the corresponding deed of covenants as required by Clause 15.1 (a) (Security Documents) and as set out in Exhibit A.

“Newbuilding” means a vessel under the heading “Vessel” in Schedule 1 until the Drawdown Date for the relevant Tranche

“Obligors” means the Borrowers and the Guarantor and “Obligor” means any of them.

“Original Financial Statements” means the financial statements of the Guarantor for the financial year ended 31 December 2013.

“Party” means a party to a Finance Document.

“Permitted Merger” means a merger between Golden Ocean Group Limited of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda and the Guarantor with the latter as the surviving entity and which shall be renamed “Golden Ocean Group Limited” following the completion of the merger and which merger and name change shall have been concluded within 30 June 2015.

“Pledge of Shares” means a pledge of all the shares in a Borrower as required by Clause 15.1 (f) (Security Documents) and as set out in Exhibit F.

“Quotation Day” means, in relation to an Interest Period, two (2) Business Days before the first day of that period.

“Reference Banks” means the Agent and such other banks or financial institutions as may be agreed between the Borrowers and the Agent.

“Refusing Lender” means a Lender or Lenders that refuses to grant a waiver or give its consent or that does not respond to a waiver or consent request within a reasonable time set out in the relevant request and such vote prevents a waiver or consent to be given under the Agreement regardless of whether the decision requires the approval of all the Lenders or the Majority Lenders.

“Repayment Date” means each date falling at quarterly intervals, commencing from three (3) months after the first Drawdown Date occurring under this Agreement.

“Restricted Party” means a person or entity:

(a)	that is listed on any Sanctions List (whether designated by name or by reason of being included in a class of person or entity);

(b)	that is domiciled, registered as located or having its main place of business in, or is incorporated under the laws of, a country which is subject to Sanctions Laws;

(c)	that is directly or indirectly owned or controlled by a person or entity referred to in (a) and/or (b) above; or

(d)	with which any Lender is prohibited from dealing or otherwise engaging in a transaction with by any Sanctions Laws.

“Sanctions Authority” means the Norwegian State, the United Nations (only to the extent that the relevant sanction, law, regulation, embargo or restrictive measure is mandatory), the European Union, the member states of the European Union, the United States of America and any authority acting on behalf of any of them in connection with Sanctions Laws.

“Sanctions Laws” means the economic or financial sanctions laws and/or regulations, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions List” means any list of persons or entities published in connection with Sanctions Laws by or on behalf of any Sanctions Authority.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD for the relevant period, displayed on page LIBOR01 and LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate). If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders.

“Security Document” means all or any document as may be entered into from time to time pursuant to Clause 15.1 (Security Documents).

“Selection Notice” means a notice substantially in the form set out in Schedule 5 (Form of Selection Notice) given in accordance with Clause 8 (Interest Periods).

“Ship Value” means the value of a Vessel calculated according to Clause 20.13 (Valuation).

“Shipbuilding Contract” means a shipbuilding contract in respect of a Newbuilding made between a builder as seller and the relevant Borrower as buyer as listed in Schedule 1 (Borrowers, Vessels, contracted delivery dates and Tranches) including specifications and variation orders and as may be supplemented and amended from time to time until the Newbuilding is delivered to the relevant Borrower or until such shipbuilding contract is sold, terminated or cancelled.

“SMC” means a Safety Management Certificate issued in accordance with the ISM Code.

“Subsidiary” means an entity from time to time of which a person:

(a)	has direct or indirect control; or

(b)	owns directly or indirectly more than 50% (votes and/or capital),

for the purpose of paragraph (a), an entity shall be treated as being controlled by a person if that person is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Total Commitments” means the aggregate of the Commitments being the maximum amount of USD 425,000,000 at the date of this Agreement.

“Total Loss” means the total loss of a Vessel as described in Clause 20.8 (b) (Accident, Total Loss or arrest).

“Tranche” means the amount set opposite the relevant Borrower and Vessel under the heading “Tranche” in Schedule 1.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” means the United States of America.

“USD” means the lawful currency of the United States of America.

“Vessel” means a vessel listed in Schedule 1 (Borrowers, Vessels, contracted delivery dates and Tranches) from and including the Drawdown Date for the relevant Tranche until or unless such vessel is sold or becomes a Total Loss.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	the “Agent”, any “Finance Party”, any “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(iv)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(v)	a Default or an Event of Non-Compliance is “continuing” if it has not been remedied or waived;

(vi)	a provision of law is a reference to that provision as amended or re-enacted; and

(vii)	a time of day is a reference to Oslo time, unless otherwise specified.

(b)	Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

2	FACILITY AND PURPOSE

2.1	Facility

Subject to the terms of this Agreement, the Lenders shall make available to the Borrowers a term loan facility in fourteen Tranches, one for each Vessel, in the currency and in the aggregate amount of up to the Total Commitments.

2.2	Lenders’ rights and obligations

(a)	The obligations of each Lender under the Agreement are several. Failure by a Lender to perform its obligations under the Agreement does not affect the obligations of any other Party under the Finance Documents. No Lender is responsible for the obligations of any other Lender under the Agreement.

(b)	The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrowers shall be a separate and independent debt.

2.3	Borrowers’ liabilities and obligations

(a)	The liabilities and obligations of the Borrowers under this Agreement shall be joint and several and shall not be affected by:

(i)	any Finance Document being or later becoming void, unenforceable or illegal as regards any other Borrower; or

(ii)	any Finance Party entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower; or

(iii)	any Finance Party releasing any other Borrower.

(b)	For so long as any Commitment is in force or any amount is outstanding under the Finance Documents, each Borrower shall, subject to the terms of this Agreement, remain a principal debtor for all amounts owing under any Finance Document to which it is party and no Borrower shall be construed to be a surety for the obligations of any other Borrower under this Agreement.

(c)	For so long as any Commitment is in force or any amount is outstanding under the Finance Documents, no Borrower shall:

(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made or matter arising out of any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower.

(d)	To the extent the joint and several liabilities and obligations of the Borrowers are considered as guarantees, each Borrower, in its capacity as guarantor only, specifically waives all rights under the provisions of the Norwegian Financial Contracts Act of 25 June 1999 No. 46 not being mandatory provisions, including the provisions listed in Clause 22.7 (Waiver of rights under the Norwegian Financial Contracts Act) and for the purpose of fulfilling the requirements of the Norwegian Financial Contracts Act of 25 June 1999 No. 46 § 61, each Borrower’s maximum liability hereunder, in its capacity as guarantor only, is limited to USD 510,000,000.

2.4	Purpose

The Borrowers shall apply the amounts borrowed by them under this facility to part finance the purchase of the Vessels scheduled for delivery and refinance the Vessels already delivered.

3	CONDITIONS

3.1	Conditions precedent

Each Lender will only be obliged to make its Commitment or part thereof available if:

(a)	the Agent has received and approved all of the documents and other evidence, all in form and substance satisfactory to the Agent, listed in Schedule 3 (Conditions);

(i)	Part I prior to signing the Agreement;

(ii)	Part III prior to delivery of the first Drawdown Notice; and

(iii)	Part IV prior to each Drawdown Date;

(b)	no event or circumstance, that according to Clause 21 (Events of Non-Compliance and Default), is or would (with the expiry of a grace period, lapse of time and/or the giving of notice) be an Event of Non-Compliance, is existing or continuing or would result from the drawing; and

(c)	the repeating representations to be made by the Obligors in accordance with Clause 16.21 (Repetition) are true in all material respects.

3.2	Waived conditions

(a)	The conditions specified in this Clause 3 (Conditions) are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Majority Lenders unless it is a non-material matter of administrative or technical character where the Agent may act in its sole discretion).

(b)	If the Lenders in their sole discretion permit the drawdown of a Loan before all the conditions have been satisfied, the Borrowers shall within one (1) month from such Drawdown Date or such other period as the Agent may decide fulfil such conditions in form and substance satisfactory to the Agent.

3.3	Documents relating to Merger Date

The Guarantor undertakes to submit to the Agent the documents and other evidence, all in form and substance satisfactory to the Agent, listed in Schedule 3 (Conditions) Part V on or prior to the Merger Date.

4	DRAWDOWN

4.1	Delivery of a Drawdown Notice

(a)	The Borrowers may only draw a Loan by delivery to the Agent of a duly completed Drawdown Notice not later than 11:00 hours three (3) Business Days prior to the requested Drawdown Date. The Agent shall notify the Lenders promptly upon such notice being received.

(b)	Each Borrower may only draw one (1) Loan.

(c)	Any undrawn portion of a Tranche following a drawdown of that Tranche shall be cancelled on the relevant Drawdown Date and may not be reinstated by the Borrowers.

4.2	Completion of a Drawdown Notice

A Drawdown Notice is irrevocable and will only be regarded as having been duly completed if:

(a)	the requested Drawdown Date is a Business Day within the Availability Period;

(b)	the requested amount is an amount in USD which does not exceed the lower of (i) the Tranche for the relevant Vessel and (ii) 55 % of such Vessel’s Ship Value;

(c)	Clause 20.14 (Value Maintenance) is complied with; and

(d)	the requested Interest Period complies with Clause 8 (Interest periods).

4.3	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the requested Loan available by the Drawdown Date.

(b)	The amount of each Lender’s participation in the Loan will be equal to the proportion that its Commitment bears to the Total Commitments.

5	REPAYMENT

5.1	Repayment of Loan

(a)	The Borrowers shall repay each Loan on each Repayment Date by consecutive quarterly instalments, calculated as the amount drawn under the relevant Tranche divided by the number of months from the relevant Drawdown Date until and including the date falling 20 years after the relevant Delivery Date for the Vessel multiplied by three (3).

(b)	In the event that the first Repayment Date for a Loan is less than 45 days from its Drawdown Date, the first Repayment Date for such Loan shall be the following Repayment Date.

(c)	The Agent will prepare and distribute to the Parties a schedule with the repayment and the instalments calculated pursuant to (a) above and which is updated after each Drawdown Date.

5.2	No re-borrowing

The Borrowers may not re-borrow any repaid part of a Loan.

5.3	Final repayment

Notwithstanding anything in this Agreement, all amounts outstanding hereunder shall be repaid on the Final Maturity Date.

6	PREPAYMENT

6.1	Voluntary prepayment

(a)	The Borrowers may prepay the Loans in whole or in part in multiples of minimum USD 500,000 (or such lesser amount as is acceptable to the Agent) upon giving the Agent not less than three (3) Business Days irrevocable written notice of such prepayment.

(b)	Voluntary prepaid amounts shall be applied on a pro-rata basis against remaining scheduled instalments and the balloon.

6.2	Voluntary cancellation

The Borrowers may cancel the undrawn portion of the Total Commitments in whole or in part in multiples of USD 500,000 upon giving the Agent not less than three (3) Business Days irrevocable written notice of such cancellation. Any cancellation under this Clause shall reduce the Commitments on a pro rata basis.

6.3	Mandatory prepayment

(a)	In the event of a sale, Total Loss or other disposition of a Vessel, the Borrowers shall prepay the Loans in an amount equal to such Vessel’s relative share of the aggregate Ship Value for all Vessels, multiplied by the outstanding Loans.

(b)	Prepayment shall take place:

(i)	on the date of the actual sale and transfer by the relevant Borrower of the Vessel; or

(ii)	on the earlier of the receipt by the relevant Borrower of the insurance proceeds and the date 180 days after the occurrence in the event of a Total Loss.

(c)	The Borrowers shall give the Agent not less than three (3) Business Days irrevocable written notice of such prepayment.

6.4	Application of mandatory prepayments

(a)	Any prepayment made pursuant to Clause 6.3 (Mandatory prepayment), shall firstly be applied towards the relevant Loan on a pro-rata basis against remaining instalments and the balloon, and, to the extent that the amount to be repaid exceeds such Loan, thereafter towards the other Loans on a pro-rata basis against remaining instalments and the balloon.

(b)	Any other prepayment made pursuant to this Agreement (on the basis of Clause 20.14 (Value maintenance) or otherwise), shall be applied towards the Loans on a pro-rata basis against remaining instalments and the balloon.

6.5	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrowers shall repay that Lender’s participation in the Loan on the Interest Payment Date occurring after the Agent has notified the Borrowers or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

6.6	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrowers is required to be increased under paragraph (c) of Clause 11.1 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrowers under Clause 11.2 (Tax indemnity) or Clause 12.1 (Increased costs); or

(iii)	any Lender becomes a Defaulting Lender,

the Borrowers may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrowers have given notice under paragraph (a) above (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in the Loan.

(d)	The Borrowers may, in the circumstances set out in paragraph (a) above on three (3) Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and to the extent permitted by law, that Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all of its rights and obligations under this Agreement to a Lender or other bank or financial institution selected by the Borrower which confirms willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions;

(i)	the Borrowers shall have no right to replace the Agent;

(ii)	the consents of the Majority Lenders and the Agent are required and the consent of the Majority Lenders may not be unreasonably withheld or delayed;

(iii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iv)	in no event shall the Lender replaced be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents or otherwise.

6.7	Restrictions

(a)	Any notice of prepayment, cancellation or replacement given by any Party under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment, cancellation or replacement is to be made and the amount of the prepayment cancellation or replacement.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrowers may not re-borrow any prepaid part of the Loans and any cancelled part of the Commitments may not be reinstated.

7	INTEREST

7.1	Calculation of interest

(a)	The rate of interest on the Loans for each Interest Period is the percentage rate per annum which is the aggregate of the Margin and LIBOR.

(b)	For the purpose of the Norwegian Financial Contracts Act of 25 June 1999 No. 46, each Borrower has been informed of the nominal and effective interest rate by a letter from the Agent substantially in the form set out in Schedule 8 (Form of Interest Notification).

7.2	Payment of interest

The Borrowers shall pay accrued interest on the Loans in arrears on each Interest Payment Date and, if the Interest Period is longer than three (3) months, on the dates falling at three (3) monthly intervals after the first day of the Interest Period.

7.3	Default interest

(a)	If a Default has occurred and is continuing, interest shall accrue on the Loans at a rate which is two (2) percentage points higher than the rate which would otherwise have been applicable from the date a notice, as set forth in Clause 21.2 (Default), was received by the Borrowers until the earlier of (i) the Agent (acting under the instruction of the Lenders) declaring in writing to the Borrowers that such Default no longer is considered in existence or waived and (ii) the date all amounts due from the Borrowers to the Finance Parties hereunder have been repaid.

(b)	If there is an Unpaid Sum, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which is two (2) percentage points higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a part of the Loans in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 7.3 (b) shall be immediately payable by the Borrowers on demand by the Agent.

(c)	Default interest (if unpaid) arising on any Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8	INTEREST PERIODS

8.1	Selection of Interest Periods

(a)	The Borrowers shall select an Interest Period for a Loan in the Drawdown Notice or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrowers not later than 11:00 hours three (3) Business Days prior to the expiry of the relevant Interest Period.

(c)	The Borrowers may select an Interest Period of three (3) or six (6) months, or any other period as may be agreed between the Borrowers and the Agent (on behalf of the Lenders) in respect of any Loan.

(d)	Each selected Interest Period for a Loan in the Drawdown Notice shall mature on a date coinciding with the Interest Payment Date relating to an existing Interest Period for the other existing Loans, meaning that following the Final Drawdown Date all Loans shall have a coinciding Interest Period.

(e)	If the Borrowers fail to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period shall coincide with the existing Interest Period for the Loans.

(f)	An Interest Period shall not extend beyond the Final Maturity Date.

(g)	Each Interest Period shall start on the respective Drawdown Date or (if already made) on the preceding Interest Payment Date.

8.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9	CHANGES TO THE CALCULATION OF INTEREST

9.1	Absence of quotations

Subject to Clause 9.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation not later than 11:00 hours on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

9.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s participation in that Loan for that Interest Period shall be the rate per annum which is the sum of the Margin and the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means;

(i)	at or about 11:00 hours GMT on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none of the Reference Banks supplies a rate to the Agent to determine LIBOR for USD for the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders whose participations in the Loan exceed 50 % that the cost to it or them of obtaining matching deposits in the London interbank market is in excess of LIBOR for the relevant Interest Period.

9.3	Alternative basis of interest

(a)	If a Market Disruption Event occurs and the Agent or the Borrowers so requires, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(c)	If no agreement in relation to a substitute basis for determining the rate of interest is reached, Clause 9.2 (Market disruption) (a) shall continue to apply in accordance with its terms.

9.4	Break Costs

(a)	The Borrowers shall, within three (3) Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of the Loan or an Unpaid Sum being paid by the Borrowers on a day other than an Interest Payment Date for the Loan or the due date for payment of an Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrowers, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

10	FEES

10.1	Upfront fee

The Borrowers shall pay to the Agent (for the account of the Original Lenders) on the date of this Agreement a non-refundable upfront fee of zero point ninety per cent (0.90%) of the Total Commitments.

10.2	Commitment fee

The Borrowers shall pay to the Agent (for the account of each Lender) a commitment fee computed at the rate of 40 % of the Margin on any undrawn part of that Lender’s Commitment from the date of this Agreement and payable (i) quarterly in arrears during each Availability Period, (ii) on the last day of each Availability Period and (iii), if cancelled in full, on the cancelled amount at the time the cancellation is effective.

10.3	Agency fee

The Borrowers shall pay to the Agent on the date of this Agreement an agency fee as set out in the fee letter entered into between the Borrowers and the Agent with reference to this Agreement.

11	TAX GROSS UP AND INDEMNITIES

11.1	Tax gross-up

(a)	The Borrowers shall make all payments to be made by them without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	A Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers.

(c)	If a Tax Deduction is required by law to be made by a Borrower, the amount of the payment due from the Borrowers shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If a Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrowers shall deliver to the Agent for the Lender entitled to the payment evidence reasonably satisfactory to that Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

11.2	Tax indemnity

(a)	The Borrowers shall (within three (3) Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(ii)	to the extent a loss, liability or cost;

(A)	is compensated for by an increased payment under Clause 11.1 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Finance Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

(d)	A Finance Party shall, on receiving a payment from the Borrowers under this Clause 11.2, notify the Agent.

11.3	Tax credit

If a Borrower makes a Tax payment and the relevant Finance Party determines that:

(a)	a Tax credit is attributable either to an increased payment of which that Tax payment forms part, or to that Tax payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax credit,

the Finance Party shall pay an amount to that Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax payment not been required to be made by that Borrower.

11.4	Stamp taxes

The Borrowers shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.5	Value added tax

(a)	All consideration expressed to be payable under a Finance Document by the Borrowers to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to the Borrowers in connection with a Finance Document, the Borrowers shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)	Where a Finance Document requires the Borrowers to reimburse a Finance Party for any costs or expenses, the Borrowers shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

11.6	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably request from the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payment under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

11.7	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers, the Agent and the other Finance Parties.

12	INCREASED COSTS

12.1	Increased costs

(a)	Subject to Clause 12.3 (Exceptions), the Borrowers shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its affiliates as a result of;

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation made after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated (together with (A) collectively referred to as “Basel III”);

(C)	Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC (“CRD IV”);

(D)	Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012 (“CRR”).

(E)	any law or regulation that implements or applies to Basel III, CRD IV or CRR; and

(F)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Loans or on the average return on the Finance Party’s (or its affiliate’s) overall capital weighted by each Lender’s Commitment;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

12.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 12.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent or the Borrowers, provide a certificate confirming the amount of its Increased Costs.

12.3	Exceptions

(a)	Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 11.2 (Tax indemnity) (or would have been compensated for under Clause 11.2 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 11.2 (Tax indemnity) applied); or

(iv)	attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

12.4	Mitigation

(a)	Each Finance Party shall, in consultation with the Obligors, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to this Clause 12.1 (Increased costs).

(b)	A Finance Party is not obliged to take any steps under paragraph (a) above if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

13	OTHER INDEMNITIES

13.1	Currency indemnity

(a)	If any sum due from the Borrowers under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against any Borrower; or

(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrowers shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrowers waive any right they may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

13.2	Other indemnities

(a)	The Borrowers shall indemnify each Finance Party against any direct cost, loss or liability incurred by that Finance Party as a result of:

(i)	a Default;

(ii)	provided such cost, loss or liability are documented and each relevant Finance Party is acting reasonably, any claim, action, civil penalty or fine against, any settlement, and any other kind of loss or liability, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred by the Agent or any Lender as a result of conduct of any Obligor or any of their partners, directors, officers or employees, that violates any Sanctions Laws, Environmental Law, the ISM Code, any law relating to safety at sea or other law applicable;

(iii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(iv)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrowers in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(v)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)	Payment of such direct cost, loss or liability shall take place within three (3) Business Days of demand from the Agent.

13.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it believes may be an Event of Non-Compliance; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

13.4	Identification

For the purpose of Clauses 13.2 (Other indemnities) and 13.3 (Indemnity to the Agent), “Finance Party” shall include any of their respective affiliates, officers, directors, employees, agents and advisors.

14	COSTS AND EXPENSES

14.1	Transaction expenses

The Borrowers shall promptly on demand pay the Agent whether or not any Commitment is drawn the amount of all costs and expenses (including legal fees and any VAT payable thereon) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

14.2	Amendment costs

If a Borrower requests an amendment, waiver or consent, the Borrowers shall, within three (3) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees and any VAT payable thereon) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request.

14.3	Enforcement costs

The Borrowers shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees and any VAT payable thereon) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

15	SECURITY

15.1	Security Documents

So long as any amount is owing to the Lenders, the Swap Banks and/or the Agent under the Finance Documents and unless otherwise provided herein, the Loans and any other obligation and liability that the Borrowers have or may incur towards the Finance Parties under the Finance Documents shall be secured by the following documents, instruments and actions in form and substance acceptable to the Lenders:

(a)	a Mortgage over each Vessel executed by the respective Borrower in favour of the Agent substantially in the form as set out in Exhibit A or as otherwise required by the Majority Lenders and registered over such Vessel in the relevant ship register;

(b)	a General Assignment relating to each Vessel executed by the respective Borrower in favour of the Agent substantially in the form as set out in Exhibit B;

(c)	if and as long as a Vessel is engaged on a charterparty or other contract generating income with an expected duration exceeding 25 months, an Assignment of Contract relating to such Vessel executed by the respective Borrower in favour of the Agent substantially in the form as set out in Exhibit C, provided however that such Assignment of Contract shall only be requested by the Agent when being so instructed by the Majority Lenders;

(d)	an Earnings Account Charge in respect of the Earnings Account of a Borrower executed by such Borrower in favour of the Agent substantially in the form as set out in Exhibit D;

(e)	if and so long as a Hedging Agreement is entered into, a Hedging Agreement Assignment executed by the Borrowers or the Guarantor in favour of the Agent substantially in the form as set out in Exhibit E;

(f)	a Pledge of Shares relating to each Borrower executed by the Guarantor in favour of the Agent substantially in the form as set out in Exhibit F; and

(g)	an Assignment of Shareholder’s Loans executed by the Guarantor in favour of the Agent substantially in the form as set out in Exhibit G.

15.2	Priority

(a)	All the Security Documents shall create security on sole and first priority which shall be perfected over the assets specified therein.

(b)	In case of conflict between the provisions of this Agreement and the provisions of the Security Documents, the terms and conditions of this Agreement shall prevail to the extent it does not affect the legality, validity or enforceability of such Security Documents.

15.3	Agent

The Agent shall act as security agent (and security trustee in respect of the Mortgages in accordance with Clause 24.2 (Role of the Agent)) and receive, hold, administer and enforce the Security Documents on behalf of and for the benefit of the Lenders and the Swap Banks.

15.4	Set-off

Following the occurrence of a Default, each of the Agent and the Lenders shall, to the extent permitted by applicable law and always subject to Clause 27.1 (Payment to Finance Parties), have a separate right of set-off in respect of any credit balance, in any currency, on any account that an Obligor might have with the Agent and the Lenders (branches included) against any matured obligations due from the Borrowers to the Agent and the Lenders under the Finance Documents.

15.5	Swap Banks’ undertakings

Each Swap Bank undertakes with the Agent that as long as any amount remains outstanding to the Lenders under this Agreement:

(a)	it will not take any action to enforce any of its rights and powers under any Hedging Agreement or by law or by way of set off or against any Obligor (other than its right to terminate any Hedging Agreement and to demand payment of any money thereunder from such Obligor) unless and until:

(i)	all sums due under this Agreement have been paid to the Agent and the Lenders, or

(ii)	the Agent acting on behalf of the Lenders has given its prior written consent thereto; and

(b)	it acknowledges that the Lenders may at any time in their absolute discretion enforce or make any claims or exercise any of their rights and powers under this Agreement and the Security Documents without prior consultation with the Swap Banks, provided, however, that any interest rate or other swap agreement made between a financial institution being a Finance Party and any Obligor which shall not be secured under the terms of this Agreement, shall not constitute a Hedging Agreement and such Finance Party shall not constitute a Swap Bank.

16	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in this Clause 16 to each Finance Party on the date of this Agreement.

16.1	Status

(a)	It is a corporation, duly incorporated and validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

16.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations and each Security Document will as from the relevant Drawdown Date create the security interest which that Security Document purport to create and those security interests will be legal, valid and binding and enforceable first priority security, save for qualifications or reservations as to matters of law of general application set out in any legal opinion delivered and addressed to the Agent in connection with this Agreement.

16.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

16.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

16.5	Validity and admissibility in evidence

All authorisations and third party consents required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

16.6	Governing law and enforcement

(a)	The choice of Norwegian law as the governing law of the Finance Documents (other than the Mortgages, the Assignment of Contract, the Earnings Account Charge, the Pledge of Shares and the Hedging Agreement Assignment) will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained in Norway in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

16.7	No insolvency

No procedures or steps described in Clause 21.1 (e) (Insolvency) is currently pending or, to its knowledge, threatened in relation to it, and none of the circumstances described in Clause 21.1 (e) (Insolvency) applies to it.

16.8	Deduction of Tax

It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

16.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents (other than the Mortgages and the Security Documents to be registered with the Companies’ House in Bermuda) be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

16.10	Taxes

All of the Obligors have in all material respects filed all Tax returns required to be filed by them, and in all material respects paid all relevant Taxes, charges and assessments unless the relevant tax claim is disputed in good faith.

16.11	No default or non-compliance

(a)	No Event of Non-Compliance exists or may reasonably be expected to occur as a consequence of the advance of a Commitment to the Borrowers.

(b)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

16.12	No misleading information

(a)	Any factual information provided by the Obligors to any of the Finance Parties was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections provided by the Obligors to any of the Finance Parties have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred and no information has been given or withheld which results in the information provided by the Obligors to any of the Finance Parties being untrue or misleading in any material respect.

16.13	Financial condition

(a)	The Original Financial Statements of the Guarantor were prepared in accordance with the Approved Accounting Standard consistently applied.

(b)	The Original Financial Statements of the Guarantor fairly represent its financial condition and operations during the relevant financial year.

(c)	There has been no material adverse change in the business or financial condition of the Guarantor since 31 December 2013. For the avoidance of doubt, the Parties to this Agreement agree that the Permitted Merger in itself will not constitute a material adverse change.

16.14	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies and vessels generally.

16.15	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

16.16	Indebtedness/encumbrances

Save as permitted under this Agreement, each Borrower has no indebtedness (other than indebtedness associated with ordinary general and administrative expenses) and has not created any encumbrances over any of its assets.

16.17	No winding up

It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or any or all of its assets.

16.18	Ownership

The Guarantor is the owner of the whole of the issued share capital of each of the Borrowers.

16.19	Shipbuilding Contract

Each Shipbuilding Contract is in full force and effect and constitutes the legal, valid, binding and unconditional duties and liabilities of the relevant Obligor, enforceable in accordance with its respective terms and neither party thereto have committed any material breach thereof.

16.20	Sanctions

(a)	To the Obligor’s knowledge, each Obligor, each Subsidiary, their joint ventures with participation of 50 % or more, their respective directors, officers or employees, is in compliance with Sanctions Laws at each Drawdown Date;

(b)	No Obligor, nor any Subsidiary, any of their joint ventures with participation of 50 % or more, or their respective directors, officers or employees:

(i)	is a Restricted Party, or is involved in any transaction through which it is likely to become a Restricted Party at a Drawdown Date; or

(ii)	is subject to or involved in any inquiry, claim, action, suit, proceeding or investigation against it with respect to Sanctions Laws at a Drawdown Date.

16.21	Repetition

The representations, other than the one set out in Clauses 16.7 (No insolvency) and 16.13 (c) (Financial condition), are deemed to be repeated by each Obligor (when relevant) by reference to the facts and circumstances then existing on the Merger Date and on the first day of each Interest Period.

17	INFORMATION UNDERTAKINGS

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

17.1	Financial statements

The Obligors shall supply to the Agent:

(a)	as soon as the same becomes available, but in any event within 180 days after the end of each financial year the audited consolidated financial statements of the Guarantor for that financial year and, if reasonably requested by the Agent, the unaudited annual financial statements of the Borrowers for that financial year;

(b)	as soon as the same becomes available, but in any event within 60 days after the end of each quarter of each financial year the unaudited consolidated quarterly financial statements of the Guarantor and, if reasonably requested by the Agent, the unaudited quarterly financial statements of the Borrowers;

(c)	within the end of each financial year the annual financial projections of the Guarantor for the next financial year; and

(d)	such other financial and other information of the Obligors as the Agent shall reasonably require from time to time.

17.2	Compliance Certificate

(a)	The Guarantor shall supply to the Agent with each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) (a) and (b) a Compliance Certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate) setting out (in reasonable detail and with supporting schedules, including valuations from Approved Brokers) computations as to compliance with Clause 18 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by the Chief Financial Officer of the Guarantor.

17.3	Requirements as to financial statements

(a)	Each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) shall be certified by the Chief Financial Officer of the Guarantor representing its financial condition as at the date as at which those financial statements were drawn up.

(b)	The Guarantor shall procure that each set of financial statements delivered pursuant to Clause 17.1 (Financial statements) is prepared using the Approved Accounting Standard or such other generally accepted accounting principles acceptable to the Agent consistently applied.

(c)	None of the Obligors shall change its fiscal year without the Agent’s (on behalf of the Majority Lenders) prior written approval.

17.4	Information: miscellaneous

The Obligors shall supply to the Agent:

(a)	all documents dispatched by the Guarantor to its shareholders or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of it, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any inquiry, claim, action, suit, proceeding or investigation pursuant to Sanctions Laws against it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers or employees, as well as information on what steps are being taken with regards to answer or oppose such;

(d)	promptly upon becoming aware that it, any of its direct or indirect owners, Subsidiaries, any of their joint ventures or any of their respective directors, officers or employees has become or is likely to become a Restricted Party; and

(e)	promptly, such further information regarding the financial condition, business and operations of the Obligors as the Agent may reasonably request;

and shall provide such access to the Obligors’ properties, books and records as the Majority Lenders may reasonably request.

17.5	Notification of non-compliance

(a)	The Obligors shall notify the Agent of an Event of Non-Compliance (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)	Promptly upon a request by the Agent, the Obligors shall supply to the Agent a certificate signed by two (2) directors of the Guarantor certifying that no Event of Non-Compliance is continuing (or if an Event of Non-Compliance is continuing, specifying the Event of Non-Compliance and the steps, if any, being taken to remedy it).

17.6	“Know your customer” checks

(a)	The Obligors shall at the request of the Agent at any time supply to the Agent any documentation or other evidence which is requested by the Agent to enable the Agent, any Lender or New Lender to carry out and be satisfied with the results of all know your customer requirements applicable to it at any time.

(b)	Each Lender shall at the request of the Agent at any time supply to the Agent any documentation and other evidence which is requested by the Agent to enable the Agent to carry out and be satisfied with the results of all know your customer requirements applicable to it at any time.

18	FINANCIAL COVENANTS

The undertakings in this Clause 18 shall remain in force from the date of this Agreement and for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

18.1	Financial covenants

(a)	Free Cash

The Guarantor shall on a consolidated basis at any time maintain Free Cash in a total amount of the higher of:

(i)	USD 20,000,000; and

(ii)	five per cent. (5%) of its consolidated Total Interest Bearing Debt.

(b)	Working Capital

The Guarantor shall on a consolidated basis at any time maintain a positive Working Capital.

(c)	Value Adjusted Equity

The Guarantor shall on a consolidated basis at any time maintain a Value Adjusted Equity representing at least 25% of its Value Adjusted Total Assets.

18.2	Financial definitions

For the purpose of Clause 18.1 (Financial covenants) and the Compliance Certificate:

“Book Equity” means the book value of equity in accordance with the Approved Accounting Standard. The calculation of Book Equity shall include any unconditional and irrevocable letters of credit issued by a financial institution with a rating from Standard & Poors of minimum A or better, and on terms and conditions acceptable to the Lenders.

“Current Assets” means at any time, in accordance with the Approved Accounting Standard, the book value of current assets and any Free Cash. The calculations of Current Assets shall include any unconditional and irrevocable letters of credit issued by a financial institution with a rating from Standard & Poors of minimum A or better and on terms and conditions acceptable to the Lenders.

“Current Liabilities” means at any time, in accordance with the Approved Accounting Standard, the book value of current liabilities less the current portion of the long term debt and obligations under capital leases.

“Free Cash” means:

(i)	cash in hand or on freely available deposit with any bank or financial institution;

(ii)	certificates of deposits or marketable debt securities (including money market funds) with a maturity of twelve (12) months or less after the relevant date of calculation, issued by an A rated or better financial institution;

(iii)	any committed undrawn drawing right with remaining availability greater than twelve (12) months and provided that this amount does not provide more than 50% of the total Free Cash; or

(iv)	any other instrument, security or investment approved in writing by the Agent, and in each case, to which any of the Obligors is beneficially entitled at that time and which can be promptly realised and applied against the Loans and not subject to any fixed security interest or any other conditions.

“Total Assets” means the book value in accordance with the Approved Accounting Standard of all assets (both tangible and intangible) of the relevant party at the relevant time.

“Total Interest Bearing Debt” means, at any relevant time, the (i) short and long term interest bearing debt and (ii) obligations under capital lease including current portion of obligations under capital lease, all calculated in accordance with the Approved Accounting Standard.

“Value Adjusted Equity” means, at any relevant time, the Book Equity after adding or deducting a sum equal to the amount by which:

(a)	the aggregated Ship Values of the Vessels exceeds or falls below, as the case may be, the book value of such Vessels;

(b)	the aggregated value of all other vessels owned directly or indirectly by the Guarantor, valued by Approved Brokers on basis of the principles set out in Clause 20.13 (Valuation), exceeds or falls below, as the case may be, the book value of such vessels;

(c)	the aggregated value of all shipbuilding contracts owned directly or indirectly by the Guarantor, estimated on basis of the principles set out in Clause 20.13 (Valuation), after deducting remaining unpaid instalments, exceeds or falls below, as the case may be, the book value of such shipbuilding contracts; and

(d)

the net present value of all contracts of employment entered into by any of the Borrowers in relation to any of the Vessels or any other vessel directly or indirectly owned by the Guarantor, exceeds or falls below, as the case may be, the net present value of a contract with a hire equal to the average of Nasdaq OMX 4TC and other indices to be agreed between the Agent on behalf of the Majority Lenders and the Borrowers and the same duration as the relevant contract.

“Value Adjusted Total Assets” means, at any relevant time, the Total Assets after adding or deducting in accordance with the principles set out under the definition of Value Adjusted Equity above.

“Working Capital” means Current Assets less Current Liabilities.

19	CORPORATE UNDERTAKINGS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

19.1	No change of status

Save for the Permitted Merger, no Obligor shall make any material changes to its constitutive documents or merge, de-merge, consolidate or liquidate or in any other way make any amendments to its corporate status without the prior written consent of the Agent on behalf of the Majority Banks which shall not be unreasonably withheld.

19.2	Ownership

The whole of the issued share capital of each Borrower shall be held directly by the Guarantor.

19.3	Listing

The Guarantor shall maintain a primary listing on NASDAQ or such other recognised stock exchange as approved by the Agent on behalf of the Majority Lenders, and the merged company may (but shall have no obligation to) list and thereafter maintain a secondary listing on the Oslo Stock Exchange or such other recognised stock exchange as approved by the Agent on behalf of the Majority Lenders.

19.4	No further investments

(a)	None of the Borrowers shall invest in or be engaged in any other business than owning, chartering, financing and operation of its Vessel.

(b)	The Borrowers may however lend money to the Guarantor as long as no Event of Non-Compliance has occurred and is continuing and the claim for repayment is assigned in favour of the Agent on behalf of the Lenders.

(c)	The Guarantor shall not invest in or be engaged in any other business than owning the Borrowers and other shipowning companies and the following up of the chartering, financing and operation of the Vessels, other vessels and other investments.

19.5	No further borrowing

(a)	No Borrower shall make any further borrowing, enter into any contingent or guarantee liability (other than Hedging Agreements) or have any other indebtedness other than shareholders’ loans and debt (other than Financial Indebtedness as defined in Clause 21.1 (d) (Cross default)) following the ordinary operation of its Vessel and in respect of the Guarantor the operation or financing of other vessels or investments.

(b)	Any and all existing and new shareholder’s loan granted to any of the Obligors shall (i) be fully subordinated to the rights of the Finance Parties and (ii) contain provisions whereafter it may not be set–off by the owner or its bankruptcy estate. Any shareholders’ loans granted any of the Borrowers shall be assigned in favour of the Agent.

19.6	Dividend restrictions

None of the Obligors shall make any Financial Distribution if an Event of Non-Compliance has occurred and is continuing.

19.7	Earnings Account

Each Borrower will keep its Earnings Account with the Agent and shall procure that all of its Earnings are paid directly to its Earnings Account and charge the Earnings Account under the relevant Borrower’s Earnings Account Charge in favour of the Agent.

19.8	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

19.9	Compliance with statutes

Each Obligor shall comply in all respects with its statutes and other constitutive documents.

19.10	Payment of Taxes

Each Obligor shall pay any Taxes, assessments and governmental charges applicable to or imposed upon it or its assets unless contested good faith.

19.11	Compliance with laws and sanctions

Each Obligor shall (and shall ensure that each of its Subsidiaries):

(a)	comply with all laws or regulations:

(i)	applicable to its business; and

(ii)	applicable to the Vessel, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions Laws and the laws of the flag state; and

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environment Approvals; and

(c)	without limiting paragraph (a) above, not employ the Vessel nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions Laws.

19.12	Money laundering

Each Obligor shall be acting for its own account in relation to the borrowing of the Loan, the performance or guaranteeing and discharge of its obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which it is a party and the foregoing shall not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented to combat “money laundering” (as defined in Article 1 of the Directive (05/60/EC) of the council of the European Communities).

19.13	Use of proceeds

No proceeds of any advance of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Party nor shall they otherwise be applied in a manner or for a purpose prohibited by Sanctions Laws.

19.14	Sanctions

Each Obligor shall ensure that none of them, nor any of their Subsidiaries, respective directors, officers or employees, is or will become a Restricted Party.

20	VESSEL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any Commitment is in force or any amount is outstanding under the Finance Documents.

20.1	Registration and ownership

Each Borrower shall remain the sole owner of its Vessel and shall keep its Vessel registered in a ship register acceptable to the Majority Lenders provided, however, that unless an Event of Non-Compliance has occurred and is continuing, a Borrower shall have the right to sell its Vessel upon giving the Agent not less than ten (10) calendar days irrevocable written notice prior to the transfer of such Vessel.

20.2	Flag

Each Borrower shall maintain its Vessel with the flag of the Marshall Islands, Hong Kong or another flag acceptable to the Majority Lenders.

20.3	Classification

Each Borrower shall maintain the classification of its Vessel with first class classification societies acceptable to the Majority Lenders free of overdue recommendations and shall allow the Agent or its representatives to inspect the original class and related records of such Vessel with such classification society and to take copies of them, such inspection being at the Lenders’ costs unless a Default has occurred.

20.4	Technical management

Each Borrower shall maintain the technical management agreement of each Vessel with managers approved by the Majority Lenders, in possession of a DOC and which shall execute a Manager’s Undertaking and such technical management agreement shall at all times be acceptable to the Majority Lenders and a Borrower will not make or agree to any material change thereto without the prior written consent of the Agent on behalf of the Majority Lenders which shall not be unreasonably withheld.

20.5	Technical condition

Each Borrower shall maintain its Vessel in a technical condition consistent with first class ship ownership and management practice and, when required by the Agent, it shall arrange to have its Vessel submitted for technical inspection in form and substance satisfactory to the Majority Lenders by an independent surveyor appointed by the Agent and the Borrowers shall reimburse the costs thereof limited however to one inspection per year. In the event such inspection does not conclude with a report satisfactory to the Majority Lenders, the relevant Borrower shall procure that the technical condition of its Vessel is rectified and re-submit such Vessel for technical inspections in the same manner within three (3) months and at its own expense.

20.6	Major structural alteration

No Borrower shall without the prior written consent of the Agent on behalf of the Majority Lenders permit any major structural alteration or any other major change to be made to its Vessel or undertake, contract or otherwise make any investment in respect of its Vessel in excess of USD 3,000,000 per annum unless such investment is necessary to maintain such Vessel’s class.

20.7	Insurances

(a)	Each Borrower shall keep its Vessel insured for risks as may at any time be reasonably required by the Agent on behalf of the Majority Lenders with first class underwriters and at terms acceptable to the Agent (on behalf of the Lenders) and register and maintain the registration of the Agent as mortgagee (on behalf of the Lenders) with first priority in all insurance policies and certificates of entry.

(b)	The insurances shall include:

(i)	Hull and Machinery and Hull Interest and Freight Interest,

(ii)	War Risks (including blocking, trapping, terrorist risks and war risks P&I) and

(iii)	Protection and Indemnity.

(c)	(i) The insured value for Hull and Machinery for each Vessel shall cover at least 80% of the Ship Value of that Vessel, (ii) the insured value for Hull and Machinery as combined with Hull Interest and Freight Interest and for War Risks for each Vessel shall always cover at least the Ship Value of that Vessel and (iii) the aggregate insured value for Hull and Machinery as combined with Hull Interest and Freight Interest and for War Risks for all Vessels shall cover at least 125 % of the Loans.

(d)	The limits under the Protection and Indemnity insurance for each Vessel shall represent the higher of the maximum cover for liability available from the International Group of P&I Clubs for units similar to the relevant Vessel and for any accident or occurrence permitted from time to time by the International Group of P&I Clubs, including liability cover for oil pollution in the maximum amount of USD 1,000,000,000 or such maximum amount as is available in the insurance market from time to time.

(e)	Each Borrower shall punctually pay all insurance premiums and calls in respect of its Vessel, timely renew the insurances and deliver to the Agent copies of cover notes and certificates of entry evidencing that such Vessel is insured and that the Agent is noted as mortgagee in the Vessel’s insurance policies with first priority.

(f)	Each Borrower shall timely submit US Voyage Declarations in accordance with the P&I terms of cover and obtain a Certificate of Financial Responsibility (COFR) before its Vessel is trading to the United States.

(g)	The Agent shall take out and the Borrowers will reimburse the Agent in full against all the costs incurred by the Agent:

(i)	to obtain Mortgagee’s Interest Insurance on best market terms if such risk is not covered under the terms of the Nordic Marine Insurance Plan; and

(ii)	to obtain Mortgagee’s Interest Insurance (Additional Perils) Pollution on best market terms if such cover is reasonably requested by the Majority Lenders.

20.8	Accident, Total Loss or arrest

Each Borrower shall promptly notify the Agent in writing (in case of urgency by telefax) of:

(a)	any accident to its Vessel involving repairs where the cost is likely to exceed USD 3,000,000 (or the equivalent in any other currency);

(b)	any occurrence in consequence whereof its Vessel has become or is likely to become a total loss (“Total Loss”) which expression shall include the actual, constructive or compromised total loss of such Vessel; and

(c)	any arrest of its Vessel or the exercise or purported exercise of any lien on such Vessel.

20.9	Release of distress

Each Borrower shall promptly notify the Agent in writing of any distress or other similar charges against its Vessel that it or its manager should become aware of and if required by the Majority Lenders, it shall procure that any distress or other similar charges against its Vessel shall be released.

20.10	Encumbrances

No Borrower shall register or grant or permit any mortgage or other encumbrance over its Vessel other than the Mortgages or any lien arising by operation of law or in the ordinary course of business without the prior written consent of the Agent on behalf of the Lenders.

20.11	Employment

The relevant Borrower shall promptly notify the Agent in writing if its Vessel is engaged on a charterparty or other contract of employment generating income with an expected duration exceeding 25 months.

20.12	Commercial management

Each Borrower will procure that the commercial management agreement of its Vessel shall be with Golden Ocean Group Management (Bermuda) Ltd. or Frontline Management AS or such other managers approved in writing by the Agent on behalf of the Majority Lenders and such commercial management agreement shall at all times be on market terms and no Borrower shall make or agree to any material change thereto without the prior written consent of the Agent on behalf of the Majority Lenders which shall not be unreasonably withheld.

20.13	Valuation

(a)	The Borrowers shall arrange to have each Vessel valued quarterly (and at any other time required by the Agent acting on behalf of the Majority Lenders if an Event of Non-Compliance has occurred and is continuing) at the Borrowers’ expense by two (2) Approved Brokers, such valuations to be addressed to the Agent, not to be older than 30 days and to set the considered market value of such Vessel free of charter, the average of said two (2) valuations being referred to in this Agreement as the “Ship Value”.

(b)	The Borrowers shall report the Ship Values to the Agent at the latest 14 calendar days after the last day of each financial quarter.

20.14	Value maintenance

If at any time the aggregate of the Ship Values of the Vessels shall fall below 135 % of the aggregate of the Loans and any negative mark-to-market value of any Hedging Agreement, then the Borrowers will forthwith either:

(a)	prepay the amount of the Loans in accordance with Clause 6.4 (b) (Application of Mandatory prepayments) necessary to restore such ratio; or

(b)	provide additional security which in the reasonable opinion of all Lenders is deemed satisfactory for restoring such ratio (it being understood that cash collateral in USD held with the Agent shall always be acceptable and valued at par).

Upon the Borrowers providing evidence satisfactory to the Agent on behalf of all the Lenders of subsequent compliance with the minimum required Ship Values without taking into account any additional security cover provided pursuant to this Clause 20.14, any additional security provided shall be released to the relevant Obligor or to any relevant third party.

20.15	Shipbuilding Contracts

No Borrower shall (without the prior consent of the Agent on behalf of the Majority Lenders which shall not be unreasonably withheld or delayed) agree to any material amendment or variation to the terms and conditions of its Shipbuilding Contract, including, but not limited to, any variation or amendment which may extend the delivery date under such Shipbuilding Contract, or grant any waiver or release to the relevant builder of any of its duties and liabilities under such Shipbuilding Contract other than non-material waivers and releases.

21	EVENTS OF NON-COMPLIANCE AND DEFAULT

21.1	Event of Non-Compliance

Each of the events or circumstances set out in Clauses 21.1 (a) to (l) below is an Event of Non-Compliance:

(a)	Non-payment

The Borrowers do not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(i)	their failure to pay is caused by administrative or technical error; and

(ii)	payment is made within five (5) Business Days of its due date.

(b)	Non-compliance

An Obligor does not comply in any material respect in its due performance or observance of any undertaking, covenant or other obligation or term contained in any of the Finance Documents other than as set forth in Clause 21.1 (a) (Non-payment) and such non-compliance is not remedied (if, in the opinion of the Agent (acting on the instructions of the Majority Lenders) such non-compliance is capable of remedy) within 14 days from receipt by the Borrowers of a request for remedy from the Agent always provided that no period of remedy will be accorded in respect of any non-compliance by any Borrower in relation to its obligations under Clauses 20.1 (Registration and ownership), 20.2 (Flag), 20.3 (Classification) and 20.7 (Insurances). Any non-compliance in relation to sanctions may be remedied by the non-complying entity being substituted by a complying entity within 30 days after an Obligor becoming aware of such non-compliance. However, if such non-compliance relates to an Obligor, such non-compliance may not be remedied by substituting the non-compliant Obligor by a complying entity.

(c)	Misrepresentation

Any representation or statement made or repeated in or in connection with the Finance Documents or any other document delivered by or on behalf of an Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(d)	Cross default

(i)	Any Financial Indebtedness above (i) USD 7,000,000 on a consolidated basis in respect of the Guarantor or (ii) USD 1,000,000 in respect of a Borrower, is not paid when due nor within any originally applicable grace period.

(ii)	For the purpose of this Clause, “Financial Indebtedness” means any indebtedness for or in respect of:

(A)	moneys borrowed;

(B)	any amount raised by acceptance under any acceptance credit facility;

(C)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(D)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Approved Accounting Standard, be treated as a finance or capital lease;

(E)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(F)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(G)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(H)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(I)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (A) to (H) above.

(e)	Insolvency

(i)	An Obligor is unable or admits inability to pay its debts as they fall due or suspends making payments on any of its debts.

(ii)	The aggregate market value of the assets of the Obligors is less than their liabilities (taking into account contingent and prospective liabilities).

(iii)	A moratorium is declared in respect of any indebtedness of an Obligor.

(iv)	Any insolvency proceedings or any analogous procedure is initiated against an Obligor.

(f)	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any of the Finance Documents becomes invalid or unenforceable or ceases to be in full force and effect or any Obligor repudiates or threatens to repudiate any of the Finance Documents.

(g)	Change of ownership – Borrowers

There is a change of ownership in any Borrower other than pursuant to the Permitted Merger.

(h)	Change of control – Guarantor

If at any time any entity or entities acting in concert, other than Hemen Holding Limited, Frontline 2012 Ltd. and/or other companies directly or indirectly controlled by the John Fredriksen Family, without the Lenders prior written approval directly or indirectly either acquires:

(i)	more than 33.33% of the shares or the votes of the Guarantor; or

(ii)	the right to control the appointment of a majority of the members of the board of directors of the Guarantor.

(i)	Litigation

A Borrower is subject to an unsatisfied, uninsured judgment in its disfavour following final appeal and this is likely to have a Material Adverse Effect.

(j)	Repudiation

A Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

(k)	Failure of security

Any Security Document or security arrangements created or intended to be created in favour of the Finance Parties at any time becomes wholly or partially invalid, ineffective, imperfect, non-existent or unenforceable.

(l)	Material adverse change

An Obligor shall suffer a material adverse change in its financial position or its operation which in the reasonable opinion of the Majority Lenders will adversely affect the Obligors’ ability to fulfil their payment obligations under the Finance Documents.

21.2	Default

If an Event of Non-Compliance has occurred and is continuing, the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers declare that a Default has occurred.

21.3	Acceleration and demand

The Agent may and shall if so directed by the Majority Lenders, either in the notice of Default or at any time subsequent thereto while the circumstances having given rise to such Default continues:

(a)	cancel the Total Commitments; and/or

(b)	declare that all amounts outstanding from the Borrowers to the Finance Parties hereunder at such time shall be immediately due and payable, whereafter the Borrowers shall be obliged to pay the same; and/or

(c)	demand that the Guarantor pays all amounts due and payable under the Finance Documents; and/or

(d)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, including but not limited to enforcement of any Security Document.

21.4	Remedy

The Agent (acting under the instructions of the Majority Lenders or, if a notice of acceleration has been served, under the instructions of all Lenders) shall, if the circumstances having given rise to a Default have been remedied and the Borrowers otherwise are in compliance with their obligations hereunder, notify the Borrowers that the Default no longer exists.

22	GUARANTEE

22.1	Guarantee and indemnity

The Guarantor hereby unconditionally and irrevocably:

(a)	guarantees to the Agent and the Finance Parties punctual performance by each Borrower of that Borrower’s obligations under the Finance Documents;

(b)	undertakes with the Agent and the Finance Parties that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand from the Agent pay that amount as if they were the principal obligor; and

(c)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by them is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

22.2	Number of claims

There is no limit on the number of claims that may be made by Agent and the Finance Parties under this guarantee.

22.3	Maximum liability

(a)	For the purpose of fulfilling the requirements of the Norwegian Financial Contracts Act of 25 June 1999 No. 46 § 61, the Guarantor’s maximum liability under this guarantee is limited to USD 510,000,000.

(b)	The Guarantor is in addition liable for interest and costs in accordance with this Agreement.

22.4	Continuing guarantee

This guarantee is a continuing guarantee and shall extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

22.5	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor as if the payment, discharge, avoidance or reduction had not occurred.

22.6	Waiver of defences

The obligations of the Guarantor shall not be affected by any act, omission, matter or thing which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of any Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

22.7	Waiver of rights under the Norwegian Financial Contracts Act

The Guarantor specifically waives all rights under the provisions of the Norwegian Financial Contracts Act of 25 June 1999 No. 46 not being mandatory provisions, including the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

(a)	§ 62 (1) (a) (to be notified of any security the giving of which was a precondition for the advance of any Loan, but which has not been validly granted or has lapsed);

(b)	§ 63 (1) - (2) (to be notified of any event of default hereunder and to be kept informed thereof);

(c)	§ 63 (3) (to be notified of any extension granted to the Borrower in payment of principal and/or interest);

(d)	§ 63 (4) (to be notified of any Borrower’s bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

(e)	§ 65 (3) (that the consent of the Guarantor is required for the Guarantor to be bound by amendments to the Finance Documents that may be detrimental to its interest);

(f)	§ 66 (1) - (2) (that the Guarantor shall be released from its liabilities hereunder if security which was given, or the giving of which was a precondition for the advance of any Loan, is released by the Lenders without the consent of the Guarantor);

(g)	§ 66 (3) (that the Guarantor shall be released from the liabilities hereunder if, without their consent, security the giving of which was a precondition for the advance of any Loan, was not validly granted);

(h)	§ 67 (2) (about reduction of the Guarantor’s liabilities hereunder);

(i)	§ 67 (4) (that the Guarantor’s liabilities hereunder shall lapse after ten (10) years, as the Guarantor shall remain liable hereunder as long as any amount is outstanding under the Finance Documents);

(j)	§ 70 (as the Guarantor shall have no right of subrogation into the rights of the Lenders under the Finance Documents until and unless the Finance Parties shall have received all amounts due or to become due to them under the Finance Documents);

(k)	§ 71 (as the Lenders shall have no liability first to make demand upon or seek to enforce remedies against the Borrowers or any other security provided in respect of the Borrowers’ liabilities under the Finance Documents before demanding payment under or seeking to enforce the security created hereunder);

(l)	§ 72 (as all interest and default interest due under the Finance Documents shall be secured hereunder);

(m)	§ 73 (1) - (2) (as all costs and expenses related to a default under the Finance Documents shall be secured hereunder); and

(n)	§ 74 (1) - (2) (as the Guarantor shall make no claim against the Borrowers for payment until and unless the Lenders first shall have received all amounts due or to become due to them under the Finance Documents).

22.8	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

22.9	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this guarantee.

22.10	Deferral of Guarantor’s rights

(a)	Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(i)	to be indemnified by a Borrower;

(ii)	to claim any contribution from any other party to any of the Finance Documents; and/or

(iii)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

(b)	If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment mechanics).

22.11	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

22.12	No fraudulent conveyance

Each Borrower, the Guarantor and each Lender (by its signature hereto and the Agent’s acceptance on its behalf of the benefits of the relevant Mortgage) hereby confirms that it is its intention that the provisions of the guarantee and each Mortgage not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar United States Federal or state law or similar law of any other jurisdiction. To effectuate the foregoing intention, each Borrower, the Guarantor and each Lender (by its signature hereto and the Agent’s acceptance of the benefits of the relevant Mortgage) hereby irrevocably agrees that the obligations secured under the Security Documents by each Borrower shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Borrower that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Borrower and the other Borrowers, result in the obligations secured under the Security Documents of such Borrower in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

23	CHANGES TO THE LENDERS

23.1	Transfers by the Lenders

Subject to Clause 23.2 (Conditions of transfer), a Lender (the “Existing Lender”) may transfer any of its rights and obligations under the Finance Documents to another bank or financial institution (the “New Lender”).

23.2	Conditions of transfer

(a)	The consent of the Borrowers and the Agent is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Existing Lender or an affiliate of an Existing Lender, or an Event of Non-Compliance has occurred and is continuing.

(b)	The consent of the Borrowers and the Agent to an assignment or a transfer must not be unreasonably withheld or delayed. The Borrowers shall be deemed to have given their consent five (5) Business Days after that Existing Lender has requested it unless consent is expressly refused by the Borrowers within that time.

(c)	An assignment or a transfer shall only be effective (i) on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender shall assume the same obligations to the other Finance Parties as it would have been under if it was an Existing Lender and (ii) on the New Lender’s payment of a transfer fee of USD 3,000 to the Agent.

(d)	The part of Commitment that is to be transferred to a New Lender must be in the minimum amount of USD 10,000,000.

(e)	A transfer shall only be effective if the procedure set out in Clause 23.6 (Procedure for transfer) is complied with.

23.3	Borrower’s right to require transfer

Subject to Clause 23.4 (Conditions for requiring a transfer), the Borrowers may replace a Refusing Lender by requiring a transfer of the Refusing Lender’s rights and obligations under the Finance Documents to a New Lender appointed by the Borrowers and acceptable to the Agent.

23.4	Conditions for requiring a transfer

(a)	No Default has been declared in accordance with Clause 21.2 (Default).

(b)	The Borrowers shall in writing within 15 Business Days after the date on which the Borrowers have received information that the Refusing Lender becomes a Refusing Lender declare that it will require the transfer and the transfer has to take place no later than 15 Business Days thereafter.

(c)	In the event the effective date of transfer is not an Interest Payment Date, the Borrowers shall indemnify the Refusing Lender against any loss which it incurs as a result thereof.

(d)	An assignment shall only be effective (i) on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender shall assume the same obligations to the other Finance Parties as it would have been under if it was an Existing Lender and the payment and (ii) on the New Lender’s payment of a transfer fee of USD 3,000 to the Agent.

(e)	A transfer shall only be effective if the procedure set out in Clause 23.6 (Procedure for transfer) is complied with.

(f)	The Borrowers have no right to require a transfer in the event that the Refusing Lender is the Agent acting in its capacity as Lender.

23.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial conditions of the Obligors;

(iii)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

(v)	and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Obligors of their obligations under the Finance Documents or otherwise.

23.6	Procedure for transfer

(a)	Subject to the conditions set out in Clause 23.2 (Conditions of transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents the Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the New Lender have assumed and/or acquired the same in place of the Borrowers and the Existing Lender;

(iii)	the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Existing Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

23.7	Further assurances

Each of the Obligors shall in relation to any transfer (at its own cost) at the request of the Agent execute such documents as may in the reasonable discretion of the Agent be necessary to ensure that the New Lender attains the benefit of each of the Finance Documents.

23.8	Disclosure of information

Any Lender may disclose:

(a)	to any of its affiliates, its head office and any other branch being a potential assignee;

(b)	to whom that Lender enters into (or may potentially enter into) any sub-participation or assignment in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any of the Obligors; and

(c)	to whom, to the extent that, information is required to be disclosed by any applicable law,

such information about the Obligors and the Finance Documents as that Lender shall consider appropriate, provided that such disclosure shall, save if an Event of Non-Compliance has occurred and is continuing or it is to a federal reserve, central bank or any other bank supervision, be subject to the prior written approval by the Borrowers if such potential assignee is not an affiliate of any of the Lenders.

23.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 23, each Lender may, without the consent of any other Party, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document in favour of a federal reserve or central bank in order to secure obligations of that Lender towards that federal reserve or central bank, except that no such charge, assignment or security shall:

(a)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or security for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24	CHANGES TO THE OBLIGORS

24.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior written consent of the Agent acting on the instructions of all the Lenders.

24.2	Additional Borrowers

(a)	The Guarantor may, subject to ten (10) Business Days’ prior written notice to the Agent, request that any of its wholly owned Subsidiaries becomes an Additional Borrower.

(b)	That Subsidiary shall become an Additional Borrower if:

(i)	the Subsidiary is one of the companies set out in Schedule 1 hereto under the heading “Additional Borrowers”;

(ii)	the Guarantor and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

(iii)	the Guarantor confirms that no Event of Non-Compliance is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(iv)	the Agent has received all of the documents and other evidence listed in Part II of Schedule 3 (Conditions precedent) in relation to that Additional Borrower.

(c)	If the accession of an Additional Borrower requires any Finance Party to carry out “know your customer” checks or similar checks, the Guarantor must promptly on request by that Finance Party supply to that Finance Party any documentation or evidence which is reasonably requested by that Finance Party for such purposes

24.3	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the the repeating representations to be made by the Obligors in accordance with Clause 16.21 (Repetition) are true and correct.

25	ROLE OF THE AGENT

25.1	Appointment of the Agent

(a)	Each other Lender and Swap Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Lender and Swap Bank also appoints the Agent to act as trustee on its behalf solely for the purpose of acting as mortgagee under the Mortgages and the Agent hereby accepts such appointment for such purpose. The provisions of this Clause 24.2 shall apply to the Agent equally in its capacity as security trustee.

(c)	Each other Lender and Swap Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other reasonably incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy, genuineness or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing an Event of Non-Compliance and stating that the circumstance described is an Event of Non-Compliance, it shall promptly notify the Lenders.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent as a fiduciary of any other person.

(b)	The Agent shall not be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.4	Business with the Obligors

The Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor.

25.5	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document reasonably believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Event of Non-Compliance has occurred (unless it has actual knowledge of an Event of Non-Compliance arising under Clause 21.1 (a) (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Lenders has not been exercised.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts selected by it with reasonable due diligence and care.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.6	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

25.7	Responsibility for documentation

The Agent:

(a)	is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, any Obligor or any other person given in or in connection with any Finance Document; or

(b)	is not responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

25.8	Exclusion of liability

(a)	Without limiting paragraph (b) below, the Agent shall not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)	The Agent shall not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent to carry out “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

25.9	Lender’s indemnity to the Agent

Each Lender shall (in proportion with its participation in the Loan) indemnify the Agent within three (3) Business Days of demand against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed or later is reimbursed by the Borrowers pursuant to a Finance Document).

25.10	Resignation of the Agent

(a)	The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrowers in which case the Majority Lenders shall, with the prior written consent of the Borrowers, appoint one of the other Lenders as successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24.2 and any other provisions of the Finance Documents which are expressed to limit or exclude its liability in acting as Agent. Its successor and each of the other Finance Parties and the Obligors shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Finance Party.

(g)	After prior written consent of the Borrowers, such consent not to be unreasonably withheld, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 11.6 (FATCA Information) and the Borrowers or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 11.6 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Agent, requires it to resign.

25.11	Confidentiality

(a)	In acting as Agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.12	Relationship with the Lenders

(a)	The Agent may treat each Lender as a Lender entitled to payments under this Agreement and unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as Agent unless confidentiality policy of the Lender or any applicable law or regulation prohibits sharing of the requested information.

25.13	Credit appraisal by the Lenders

Without affecting the responsibility of the Obligors for information supplied by them or on their behalf in connection with any Finance Document, each Lender confirms to the Agent that it has been, and shall continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Obligors;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the assets charged, assigned and mortgaged under any of the Security Documents, the priority of any of the security created under any of the Security Documents or the existence of any other security interests affecting the security to be created under any of the Security Documents.

25.14	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27	SHARING AMONG THE FINANCE PARTIES

27.1	Payment to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from any Obligor (including by set-off) other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Obligors and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3	Recovering Finance Party’s rights

(a)	On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, each Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and each Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions

(a)	This Clause 27.5 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrowers.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

(c)	This Clause 27 shall not apply to any amount recovered from a Borrower pursuant to a Hedging Agreement and received by the Recovering Finance Party prior to a notice of Default being issued.

28	PAYMENT MECHANICS

28.1	Payments to the Agent

(a)	On each date on which a Borrower or a Lender is required to make a payment under a Finance Document, that Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent specifies.

28.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to the Borrowers) and Clause 28.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank in the principal financial centre of the country of that currency.

28.3	Distributions to the Borrowers

The Agent may (with the consent of the Borrowers or in accordance with Clause 15.4 (Set-off)) apply any amount received by it for the Borrowers in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrowers under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5	Partial payments

(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrowers under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents, except for any Hedging Agreements;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement;

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the other Finance Documents, except for any Hedging Agreements; and

(v)	fifthly, in or towards payment pro rata of any other sum due but unpaid under any Hedging Agreements.

(b)	The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a) (ii) to (v) above.

(c)	Paragraphs (a) and (b) above shall override any appropriation made by any Borrower.

28.6	No set-off by the Obligors

All payments to be made by the Obligors under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

29	NOTICES

29.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, e-mail or letter.

29.2	Addresses

The address, e-mail and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of an Obligor:

c/o Golden Ocean Management AS

Att.: Birgitte Ringstad Vartdal / Per Heiberg

P.O. Box 2005 Vika

NO-0125 Oslo

Norway

Telefax: +47 22 01 73 59

E-mail: birgitte.vartdal@goldenocean.no and per.heiberg@goldenocean.no

(b)	in the case of the Agent:

for credit matters:

ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA8550)

Daalsesingel 71

3511 SW Utrecht

The Netherlands

Email: salima.chaouaou@nl.abnamro.com;

          yvonne.souw-portier@nl.abnamro.com;

          iwan.rahimbaks@nl.abnamro.com; and

          jessie.chau@nl.abnamro.com

for loan administration matters:

ABN AMRO Bank N.V.

Attn: Agency Services Nederland (PAC AA8222)

P.O. Box 283

1000 EA Amsterdam

The Netherlands

Email: agency.services.nederland@nl.abnamro.com

(c)	in the case of a Lender:

at its address and fax number as such Lender has notified to the Agent,

or any substitute address or e-mail or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

29.3	Notification of address and fax number

Promptly upon receipt of notification of an address, e-mail and fax number or change of address, e-mail or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

29.4	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

30	CALCULATIONS AND CERTIFICATES

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention

Any interest, commission or fee accruing under a Finance Document shall accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the London interbank market differs, in accordance with that market practice.

31	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

32	AMENDMENTS

32.1	Amendments

Except as otherwise provided herein, the Agent (on behalf of the Majority Lenders) may from time to time agree in writing to amend this Agreement or to waive (including retrospectively) any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties and the Obligors.

32.2	Consent

An amendment or waiver relating to the following matters shall not be made without the prior written consent of each Lender:

(i)	any increase in the Commitment of such Lender;

(ii)	a reduction in the proportion of any amount received or recovered (whether by way of set-off, combination of accounts or otherwise) in respect of any amount due from an Obligor under this Agreement to which any Lender is entitled;

(iii)	a decrease in the Margin or any other interest payment, or fees or other amounts due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(iv)	any change in the currency of account;

(v)	the deferral of the date for payment of any principal, interest, fee or any other amount due under this Agreement to any Lender from an Obligor or any other party to this Agreement;

(vi)	the deferral of the term of the Loan;

(vii)	the provisions of Clause 2.2 (Lenders’ rights and obligations);

(viii)	the provisions of Clause 20.7 (Insurances);

(ix)	the provisions of Clause 23 (Changes to the Lenders);

(x)	the provisions of Clause 24 (Changes to the Obligors);

(xi)	any changes to the definition of “Majority Lenders”;

(xii)	the waiver or release of any Security Document or any of the obligations of the Guarantor under Clause 22 (Guarantee) other than (i) a release of Security Documents in accordance with the terms of Clause 6.3 (Mandatory prepayment) and (ii) a discharge of an existing Mortgage against registration of a new Mortgage in connection with a change of ship register for a Vessel in accordance with the Clauses 20.1 (Registration and ownership) and 20.2 (Flag); and

(xiii)	a change to any provision which contemplates the need for the consent or approval of all the Lenders.

32.3	Technical Amendments

The Agent may determine administrative matters and make technical amendments arising out of manifest errors on the face of this Agreement, where such amendments would not prejudice or otherwise be adverse to the position of any Lender under this Agreement, without reference to the Lenders.

32.4	Amendments affecting the Agent

Notwithstanding any other provision of this Agreement, the Agent shall not be obliged to agree to any amendment or waiver if the same would amend or waive any of the Agent’s rights under this Agreement or subject the Agent to any additional obligations under this Agreement.

33	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34	GOVERNING LAW AND JURISDICTION

34.1	Governing law

This Agreement is governed by Norwegian law.

34.2	Jurisdiction

Oslo District Court (Oslo tingrett) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, but this shall not prevent any Finance Party from taking proceedings against any Borrower in any other courts with jurisdiction including any jurisdiction where a Vessel may be found and each Borrower irrevocably submits to the jurisdiction of each such court. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

34.3	Process agent

Without prejudice to any other mode of service, each of the Obligors;

(a)	irrevocably appoints Golden Ocean Management AS as its agent for service of process relating to any proceedings before the Norwegian courts or courts in any other jurisdiction in connection with any of the Finance Documents; and Golden Ocean Management AS irrevocably accepts such appointment by countersigning this Agreement;

(b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned; and

(c)	consents to the service of process relating to any such proceedings before the Norwegian courts or any other courts in any other jurisdiction by prepaid posting of a copy of the process to Golden Ocean Management AS’ officially registered head office in Norway.

SCHEDULE 1

Borrowers, Vessels, contracted delivery dates and Tranches

No.	Borrower	Yard	Hull No	Vessel	Contracted delivery date	Availability Period	Tranche (USD)
Original Borrowers
1.	Front Scape Inc.	Bohai Shipbuilding Heavy Industry Co.	BH424-1	Front Scape	15.08.2015	11.05.2016	32,500,000
2.	Front Swift Inc.	Bohai Shipbuilding Heavy Industry Co.	BH424-2	Front Swift	31.12.2015	26.09.2016	32,500,000
3.	KTL Finsbury Inc.	Japan Marine United Corporation	5006	KSL Finsbury	01.09.2015	28.05.2016	30,000,000
4.	KTL Fulham Inc.	Japan Marine United Corporation	5007	KSL Fulham	15-11.2015	11.08.2016	30,000,000
5.	KTL Barnet Inc.	Daehan Shipbuilding Co. Ltd	1056	KSL Barnet	14.08.2015	10.05.2016	30,000,000
6.	KTL Bexley. Inc.	Daehan Shipbuilding Co. Ltd	1057	KSL Bexley	11.09.2015	07.06.2016	30,000,000
7.	Front Shanghai Inc.	Shanghai Waigaoqiao Shipbuilding Co.	H1331	KSL Shanghai	30.11.2015	26.08.2016	30,000,000
8.	Front Savannah Inc.	Shanghai Waigaoqiao Shipbuilding Co.	H1332	KSL Savannah	31.01.2016	27.10.2016	30,000,000
Additional Borrowers
9.	Front Atlantic Inc.	Dalian Shipbuilding Industry Co. Ltd	BC180K-42	KSL Atlantic	30.06.2015	26.03.2016	30,000,000
10.	Front Baltic Inc.	Dalian Shipbuilding Industry Co. Ltd	BC180K-43	KSL Baltic	30.09.2015	26.06.2016	30,000,000
11.	Front Caribbean Inc.	Dalian Shipbuilding Industry Co. Ltd	BC180K-44	KSL Caribbean	30.11.2015	26.08.2016	30,000,000
12.	Front Mediterranean Inc.	Dalian Shipbuilding Industry Co. Ltd	BC180K-45	KSL Mediterranean	31.12.2015	26.09.2016	30,000,000
13.	Front Cirrus Inc.	New Times Shipbuilding Co. Ltd	0118001	Front Cirrus	31.12.2015	26.09.2016	30,000,000
14.	Front Cumulus Inc.	New Times Shipbuilding Co. Ltd	0118002	Front Cumulus	31.12.2015	26.09.2016	30,000,000

	Total						425,000,000

SCHEDULE 2

The Original Lenders and the Swap Banks

Original Lenders and Swap Banks	Title	Commitment
ABN AMRO BANK N.V., OSLO BRANCH	Mandated Lead Arranger and Lender	USD	70,833,335
ABN AMRO BANK N.V.	Agent
ABN AMRO BANK N.V.	Swap Bank
COMMONWEALTH BANK OF AUSTRALIA	Mandated Lead Arranger, Lender and Swap Bank	USD	70,833,333
DANSKE BANK, NORWEGIAN BRANCH	Lender	USD	70,833,333
DANSKE BANK A/S	Mandated Lead Arranger and Swap Bank
DNB BANK ASA	Mandated Lead Arranger, Lender and Swap Bank	USD	70,833,333
ING BANK N.V.	Mandated Lead Arranger, Lender and Swap Bank	USD	70,833,333
NORDEA BANK NORGE ASA	Mandated Lead Arranger and Lender	USD	70,833,333
NORDEA BANK FINLAND PLC	Swap Bank

Total Commitments		USD	425,000,000

SCHEDULE 3

Conditions

Part I

Conditions precedent to signing of the Agreement

1.	Relating to each of the Original Borrowers

No.	Description	Comments	Status
1.	A notarized copy of its articles of incorporation together with its complete bye-laws up to date or other relevant document which verifies its constitution under the laws of its place of incorporation.

2.	A notarized copy of the resolutions of its board of directors approving the terms of, and the transactions contemplated by, the Finance Documents, and resolving that it executes the Finance Documents and any other document to which it is a party and authorising specified persons to execute the aforementioned documents on its behalf and to sign and/or despatch necessary documents and notices (including the Drawdown Notices and any Selection Notice).

3.	A notarized copy of the resolutions of its shareholder(s) approving the terms of, and the transactions contemplated by, the Finance Documents.

4.	A certificate of goodstanding issued by the Liberian Deputy Registrar of Corporations.

5.	A notarized copy of a power of attorney for the execution of the Finance Documents.

6.	A notarized copy of the passports of its directors and its authorised representatives together with proof of their address and any other identification or similar “know your customer” document any Lender may reasonably require on the basis of mandatory regulatory laws of the country of such Lender.

7.	Any necessary approval, authorizations and consents required by any government or other authority in order for the Borrower to enter into and perform its obligations under any relevant document to which it is a party.

8.	Evidence of the Borrowers’ payment of all fees and costs due upfront.

2.	Relating to the Guarantor

No.	Description	Comments	Status
9.	A notarized copy of its certificate of incorporation together with its complete memorandum of association and bye-laws up to date or other relevant document which verifies its constitution under the laws of its place of incorporation.

10.	A notarized copy of the resolutions of its board of directors approving the terms of, and the transactions contemplated by this Agreement and resolving that it executes the Finance Documents and any other document to which it is a party and authorising specified persons to execute the aforementioned documents on its behalf and to sign and/or despatch necessary documents and notices.

11.	A power of attorney for the execution of the Finance Documents.

12.	A notarized copy of the passports of its directors and authorised representatives together with proof of their address and any other identification or similar “know your customer” document any Lender may reasonably require on the basis of mandatory regulatory laws of the country of such Lender.

13.	Any necessary approval, authorizations and consents required by any government or other authority in order for the Guarantor to enter into and perform its obligations under any relevant document to which it is a party.

3.	Relating to the Newbuildings

No.	Description	Comments	Status
14.	A copy of each of the Shipbuilding Contracts and all addenda thereto.

4.	Legal opinions

No.	Description	Comments	Status
15.	Legal opinion on the laws of Bermuda.

16.	Legal opinion on the laws of Liberia.

17.	Legal opinion on the laws of Norway.

Part II

Conditions precedent relating an Additional Borrower

No.	Description	Comments	Status
1.	An Accession Letter duly executed by the Additional Borrower and the Guarantor.

2.	A notarized copy of its articles of incorporation together with its complete bye-laws up to date or other relevant document which verifies its constitution under the laws of its place of incorporation.

3.	A notarized copy of the resolutions of its board of directors approving the terms of, and the transactions contemplated by, the Finance Documents, and resolving that it executes the Finance Documents and any other document to which it is a party and authorising specified persons to execute the aforementioned documents on its behalf and to sign and/or despatch necessary documents and notices (including the Drawdown Notices and any Selection Notice).

4.	A notarized copy of the resolutions of its shareholder(s) approving the terms of, and the transactions contemplated by, the Finance Documents.

5.	A certificate of goodstanding issued by the Liberian Deputy Registrar of Corporations.

6.	A notarized copy of a power of attorney for the execution of the Finance Documents.

7.	A notarized copy of the passports of its directors and its authorised representatives together with proof of their address and any other identification or similar “know your customer” document any Lender may reasonably require on the basis of mandatory regulatory laws of the country of such Lender.

8.	Any necessary approval, authorizations and consents required by any government or other authority in order for the Borrower to enter into and perform its obligations under any relevant document to which it is a party.

Part III

Conditions precedent to the delivery of the first Drawdown Notice

No.	Description	Comments	Status
1.	The Hedging Agreements (if any).

2.	The Original Financial Statements and the Compliance Certificate for the Guarantor.

3.	A copy of all agreements granting shareholder’s and other intra-group loans to the Borrowers.

Part IV

Conditions precedent to each Drawdown Date

1.	Relating to the relevant Borrower

No.	Description	Comments	Status
1.	Evidence that the Mortgage relating to the relevant Vessel is in a form acceptable to the Majority Lenders duly executed by the Borrower and will be registered over that Vessel on the relevant Drawdown Date in a ship register acceptable to the Majority Lenders.

2.	The General Assignment relating to the Vessel duly executed by the Borrower with evidence of the perfection of the security rights created thereunder.

3.	If relevant, the Assignment of Contract relating to the Vessel duly executed by the Borrower with evidence of the perfection of the security rights created thereunder.

4.	If relevant, the Assignment of Hedging Agreement duly executed by the Borrowers or the Guarantor with evidence of the perfection of the security rights created thereunder.

5.	The Earnings Account Charge duly executed by the Borrower with evidence of the perfection of the security rights created thereunder.

6.	Evidence of the Borrower’s payment of fees and costs due pursuant to this Agreement.

2.	Relating to the Guarantor

No.	Description	Comments	Status
7.	The Pledge of Shares in respect of each Borrower duly executed by the Guarantor with evidence of the perfection of the security rights created thereunder.

8.	The Assignment of Shareholder’s Loans in respect of each Borrower duly executed by the Guarantor with evidence of the perfection of the security rights created thereunder.

9.	A letter from the Guarantor confirming that there have been no material adverse changes and that there is no outstanding or potential Event of Non-Compliance.

3.	Relating to the relevant Vessel

No.	Description	Comments	Status
10.	The protocol of delivery and acceptance duly signed by the relevant builder and the relevant Borrower.

11.	Evidence of such Borrower’s payment of all amounts due under the Shipbuilding Contract less the requested amount in the Drawdown Notice.

12.	Evidence that a certificate of ownership and encumbrances evidencing such Borrower’s ownership of its Vessel free from other registered encumbrances than the Mortgage will be issued forthwith on delivery.

13.	A copy of the technical management agreement relating to the Vessel with managers approved by the Agent, the DOC of such technical managers and the Manager’s Undertaking.

14.	A copy of the commercial management agreement relating to the Vessel.

15.	A copy of the Vessel’s interim SMC (with the permanent SMC to be provided as soon as it is available to the Borrower).

16.	A copy of the interim class certificate of the Vessel issued by the classification society (with the permanent class certificate to be provided as soon as it is available to the Borrower).

17.	A copy of the Vessel’s interim ISPS Code Ship Security Certificate (with the permanent ISPS Code Ship Security Certificate to be provided as soon as it is available to the Borrower).

18.	Evidence that the insurances on the Vessel as required by Clause 20.7 (Insurances) have been taken out and are in full force and effect on the Delivery Date.

19.	A copy of the Insurance Report (to the extent the insurances on the Vessel have not been taken out in accordance with the Nordic Marine Insurance Plan).

20.	A valuation of the Vessels in accordance with Clause 20.13 (Valuation) evidencing compliance with Clause 20.14 (Value Maintenance).

21.	A copy of any employment contract with a duration of over 25 months.

22.	A copy of any other document related to the Vessel that the Agent (acting on behalf of the Lenders) may reasonably require.

4.	Legal opinions

No.	Description	Comments	Status
23.	Legal opinion on the laws of Bermuda.

24.	Legal opinion on the laws of the relevant flag state.

25.	Legal opinion on the laws of Liberia.

26.	Legal opinion on the laws of England.

27.	Legal opinion on the laws of Norway.

28.	Legal opinion on the laws of the Netherlands.

Part V

Documents to be presented in connection with the Permitted Merger

No.	Description	Comments	Status
1.	A notarized copy of the merger agreement between the parties to the Permitted Merger.

2.	A notarized copy of the resolutions of the general meeting of each of parties to the Permitted Merger approving the Permitted Merger.

3.	A notarized copy of the memorandum of association of the surviving entity to the Permitted Merger.

4.	A notarized copy of the bye-laws of the surviving entity to the Permitted Merger.

5.	A notarized copy of the passports of the directors and the authorised representatives of the surviving entity to the Permitted Merger together with proof of their address and any other identification or similar “know your customer” document any Lender may reasonably require on the basis of mandatory regulatory laws of the country of such Lender.

6.	The certificate of merger issued in accordance with Bermuda law in connection with the Permitted Merger.

7.	The Compliance Certificate of the Guarantor pursuant to Clause 17.2 (Compliance Certificate).

8.	A legal opinion under the laws of Bermuda in connection with the Permitted Merger and any other laws as may be reasonably required by the Agent.

SCHEDULE 4

Form of Drawdown Notice

To:	ABN AMRO BANK N.V. as Agent

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

1.	We refer to Clause 4.1 (Delivery of a Drawdown Notice) of the Agreement. Capitalised terms defined in the Agreement shall have the same meaning when being used in this Drawdown Notice.

2.	You are hereby irrevocably notified that we wish to make the following drawdown pursuant to the terms and conditions of the Agreement:

Vessel	[—]
Requested Drawdown Date:	[—]
Principal Amount:	[—]
Interest Period:	[—]

3.	The proceeds of the Loan should be credited to [—] [insert name and number of account].

4.	We confirm that, as of the date hereof (i) each condition specified in Clause 3 (Conditions) of the Agreement in relation to the above mentioned Loan is satisfied; (ii) each of the repeating representations and warranties set out in Clause 16 (Representations) of the Agreement is true and correct; and (iii) no event or circumstances, which according to Clause 21 (Events of Non-Compliance and Default) is or would with the expiry of a grace period and/or the giving of notice be an Event of Non-Compliance, has occurred and is continuing.

Yours sincerely,

for and on behalf of

[the relevant Borrower]

By:

Name:

Title:	[authorised officer]

SCHEDULE 5

Form of Selection Notice

To:	ABN AMRO BANK N.V. as Agent

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

1.	We refer to the Agreement. Capitalised terms defined in the Agreement shall have the same meaning when being used in this Selection Notice.

2.	We refer to the Interest Period relating to [insert Vessel] ending on [—].

3.	We request that the next Interest Period for the Loan ending is [—].

5.	We confirm that (i) each of the representations and warranties set out in Clause 16 (Representations) of the Agreement is true and correct; and that (ii) no event or circumstances, which according to Clause 21 (Events of Non-Compliance and Default) is or would with the expiry of a grace period and/or the giving of notice be an Event of Non-Compliance, has occurred and is continuing.

4.	This Selection Notice is irrevocable.

Yours sincerely,

for and on behalf of

[the relevant Borrower]

By:

Name:

Title:	[authorised officer]

SCHEDULE 6

Form of Compliance Certificate

To:	ABN AMRO BANK N.V. as Agent

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

1.	We refer to the above Agreement. Capitalised terms defined in the Agreement shall have the same meaning when being used in this Compliance Certificate.

2.	With reference to Clauses 17.2 (Compliance Certificate) and 18.1 (Financial covenants) of the Agreement, we confirm that as at [—] [insert relevant quarterly date]:

(a)	The aggregate of the Loans is USD [—] and the aggregate of the Ship Values of the Vessels was USD [—].The aggregate of the Ship Values shall be at least 135 % of the aggregate of the Loans and the covenant in Clause 20.14 (Value Maintenance) is thus [not] satisfied.

(b)	The Free Cash of the Guarantor was USD [—]. The Guarantor’s Free Cash shall at all times be the higher of USD 20,000,000 and five per cent (5%) of its Interest Bearing Debt and the covenant in Clause 18.1 (a) (Free Cash) is thus [not] satisfied.

(c)	The Working Capital of the Guarantor was USD [—]. The Guarantor’s Working Capital shall be positive at all times and the covenant in Clause 18.1 (b) (Working Capital) is thus [not] satisfied.

(d)	The Value Adjusted Equity of the Guarantor was USD [—]. The Value Adjusted Equity of the Guarantor shall at all times be at least 25 % of its Value Adjusted Total Assets and the covenant in Clause 18.1 (c) (Value Adjusted Equity)) is thus [not] satisfied.

3.	Enclosed are relevant calculations, valuations and other documentation evidencing (in reasonable detail) the compliance with Clause 18.1 (Financial covenants).

4.	We confirm that as of [insert relevant quarterly date] and the date of this Compliance Certificate no Event of Non-Compliance has occurred and is continuing.

Yours sincerely,

for and on behalf of

KNIGHTSBRIDGE SHIPPING LIMITED

By:

Name:

Title:	[authorised officer]

SCHEDULE 7

Form of Transfer Certificate

To:	ABN AMRO BANK N.V. as Agent

From:	[—] (the “Existing Lender”) and [—] (the “New Lender”)

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 23.6 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule below in accordance with Clause 23.6 (Procedure for transfer).

(b)	The proposed transfer date is [—].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate is governed by Norwegian law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details: Address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the transfer date is confirmed as [—].

ABN AMRO BANK N.V.

By:

SCHEDULE 8

Form of Interest Notification

To:	[THE BORROWERS]

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

For the purpose of the Norwegian Financial Contracts Act, we inform you that the nominal interest rate for the Loans stated below is based upon the aggregate of the current LIBOR and the Margin for a three (3) months Interest Period. The calculation of the effective interest rate for the Loans is based upon the aggregate of the nominal interest rate, fees, costs and expenses (to be accrued) for three (3) months Interest Periods. Furthermore, the calculation is based upon linear repayment.

As per [—] these interest rates were:

Nominal interest rate: [—] p.a.

Effective interest rate: [—] p.a.

We emphasise that these interest rates are to be regarded as examples due to the variation of interest rates of USD in the Eurocurrency market from time to time, variations of interest rates between optional Interest Periods, and furthermore, in respect of effective interest rates, variations as a result of the accrued fees, costs and expenses from time to time and variations in case of non-linear repayment or prepayment.

This letter is supplemental to the Agreement and terms used herein shall have the same meaning as defined in the Agreement.

Yours faithfully,

ABN AMRO BANK N.V.

We hereby acknowledge receipt of this letter.

[THE BORROWERS]

By:

SCHEDULE 9

Form of Accession Letter

To:	ABN AMRO BANK N.V. as Agent

Date:	[—]

USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement dated 5 February 2015 (the “Agreement”)

1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Additional Borrower] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 24.2 (Additional Borrower) of the Agreement. [Additional Borrower] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Additional Borrower’s] administrative details are as follows:

Address:	[—]
Fax No:	[—]
Attention:	[—]

4.	This Accession Letter is governed by Norwegian law.

KNIGHTSBRIDGE SHIPPING LIMITED	[ADDITIONAL BORROWER]

By:	By:
Name:		Name:
Title:		Title:

35	SIGNATORIES

FRONT SCAPE INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

FRONT SWIFT INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

KTL FINSBURY INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

KTL FULHAM INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

KTL BARNET INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

KTL BEXLEY INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

FRONT SHANGHAI INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

FRONT SAVANNAH INC. (as Original Borrower)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

KNIGHTSBRIDGE SHIPPING LIMITED (as Guarantor)

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

ABN AMRO BANK N.V., OSLO BRANCH (as Mandated Lead Arranger and Lender)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

ABN AMRO BANK N.V. (as Agent)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

ABN AMRO BANK N.V. (as Swap Bank)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

COMMONWEALTH BANK OF AUSTRALIA (as Mandated Lead Arranger, Lender and Swap Bank)

By:	/s/ BEN STEPHENSON

Name:	BEN STEPHENSON

Title:	ASSOCIATE DIRECTOR

DANSKE BANK, NORWEGIAN BRANCH (as Lender)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

DANSKE BANK A/S (as Mandated Lead Arranger and Swap Bank)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

DNB BANK ASA (as Mandated Lead Arranger, Lender and Swap Bank)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

ING BANK N.V. (as Mandated Lead Arranger, Lender and Swap Bank)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

NORDEA BANK NORGE ASA (as Mandated Lead Arranger and Lender)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

NORDEA BANK FINLAND PLC (as Swap Bank)

By:	/s/ SINDRE WALDERHAUG

Name:	SINDRE WALDERHAUG

Title:	Advokat

***

We hereby irrevocably accept appointment as process agent for each of the Obligors pursuant to Clause 34.3 (Process agent) of the Agreement.

GOLDEN OCEAN MANAGEMENT AS

By:	/s/ Aage Kr. Ostern

Name:	Aage Kr. Ostern

Title:	Attorney-in-fact

Form No. 表格編號 RS/M1

Exhibit A

HONG KONG SHIP MORTGAGE
香 港 船 舶 抵 押 契 約

Entered into pursuant to section 44 of the Merchant Shipping (Registration) Ordinance
按商船(註冊)條例第44條訂立

PART ONE 第 一 部

MORTGAGOR (Ship's owner)
抵 押 人 (船 東)

PART TWO 第 二 部

SHORT DESCRIPTION OF MORTGAGED SHIP
抵 押 船 舶 的 簡 短 資 料

Official Number *(see Note 2)* 註冊編號 *(見註釋2)*	Ship's Name 船舶名稱
HK-[•]	**[•]**
and as more particularly described in the Register 以及在船舶註冊紀錄冊內更詳盡的記述	

PART THREE 第 三 部

MORTGAGEE *(see Note 3)*
抵押權人 *(見註釋3)*

Name[s] 名稱	Address [and Place of incorporation] fax/telex 地址 [及成立地點] 傳真/電傳
ABN AMRO BANK N.V.	Daalsesingel 71, 3511 SW Utrecht, the Netherlands. (a corporation incorporated under the laws of the Netherlands) Telex 電傳: Fax 傳真: +[•] [*NB: Please advise fax number*]

PART FOUR 第 四 部

Form No. RS/Ml Exhibit A
HONG KONG SHIP MORTGAGE
Entered into pursuant to section 44 of the Merchant Shipping (Registration) Ordinance
BY THIS MORTGAGE the Mortgagor referred to in Part ONE Mortgages the Ship referred to in Part TWO to the Mortgagee referred to in Part THREE as security for the due and punctual performance of all the Mortgagor’s obligations to the Mortgagee pursuant to the [document] [transaction] referred to in Part FOUR as such [document] [transaction] may from time to time hereafter be amended modified and supplemented.
By its execution of this mortgage the Mortgagor warrants to the Mortgagee that (a) it has power to enter into this mortgage (b) the said ship is free of encumbrances save for any shown in the Hong Kong Register of Ships at the time this mortgage is presented for recording and (c) this mortgage is binding on and enures for the benefit of the successors and assigns of the Mortgagor and Mortgagee. [The Mortgagor further warrants that the Mortgagee’s representative has authority to insert the official number of the Ship upon such number being designated to the Ship.]
(a) (b) (c)
PART ON
E
MORTGAGOR (Ship’s owner)
Name
Address [and place of incorporation]
[—] a corporation organised and existing under the laws of the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia and registered in Hong Kong as a non-Hong Kong company under the Companies Ordinance of Hong Kong and with its principal place of business in Hong Kong at [—], Hong Kong.
PART TW
SHORT DESCRIPTION OF MORTGAGED SHIP
Official Number (see Note 2)
Ship’s Name
HK-[—]
[—]
and as more particularly described in the Register
PART THREE MORTGAGEE (see Note 3)
Name[s]
Address [and Place of incorporation] fax/telex
ABN AMRO BANK N.V.
Daalsesingel 71,
3511 SW Utrecht,
the Netherlands.
(a corporation incorporated under the laws of the Netherlands)
Telex Fax +[—] [NB: Please advise fax number]
PART FOUR Particulars of Document[s] or transaction[s], the obligations whereunder are secured by this mortgage
(see note 4)
Date and Nature of Transaction and Description of Document (if any)
Parties
1. Term Loan Facility Agreement dated (the “Loan Agreement”)
2. Deed of Covenants dated
1. (a) The Mortgagor, [Front Scape Inc., Front Swift Inc., KTL Finsbury Inc., KTL Fulham Inc., KTL Barnet Inc., KTL Bexley Inc., Front Shanghai Inc. and Front Savannah Inc.] as joint and several original borrowers; (b) Knightsbridge Shipping Limited, as guarantor; (c)

(the “Deed of Covenants”)
3. The other Finance Documents as defined and described in the Loan Agreement and the Deed of Covenants
ABN AMRO Bank N.V., Oslo Branch, Commonwealth Bank of Australia Bank, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, (d) the lenders listed in Schedule 2 thereto as lenders, (e) the swap banks listed in Schedule 2 thereto as swap banks; and (f) ABN AMRO Bank N.V. as agent.
2. (a) The Mortgagor; and (b) the Mortgagee
IN WITNESS whereof the Mortgagor has caused this mortgage to be executed on
SIGNED, SEALED and DELIVERED as a deed by )
)
duly appointed attorney-in-fact, )
for and on behalf of )
[—]
)
pursuant to its Power of Attorney
)
dated
)
in the presence of:- )
NOTES
1. [ ] complete/delete as appropriate.
2. If this mortgage is executed before the Ship is registered on the Hong Kong Register of Ships, the mortgage will only take effect as a statutory mortgage upon such registration.
3. If more than one mortgagee, insert all names in which case all those named will be treated in the Hong Kong Register of Ships as joint mortgagees.
4. “Transaction” contemplates transactions (e.g. overdraft facilities) not necessarily the subject of any specifically identifiable document.
5. Prompt registration at the Hong Kong Registry of Ships is essential to the security of a mortgagee, as a mortgage takes its priority from the date of production for registry, not from the date of the instrument.
6. Registered owners, or mortgagees are reminded of the importance of keeping the Registrar of Hong Kong Ships informed of any change of address on their part.
7. Registered owners and mortgagees are also reminded that a mortgage on a ship belonging to a company incorporated in Hong Kong or a company registered under Part XI of the Companies Ordinance is void against the liquidator or any creditor of the company unless a notification of the mortgage is delivered to or received by the Registrar of Companies for registration within 5 weeks after the date of its creation.
8. To facilitate entries into the Register, please provide information in English.
M.O. 742 / 272640.022-001E-3 (Ship Mtg-Proforma)(marked)

Exhibit A

Dated

[—]

(as Owner)

and

ABN AMRO BANK N.V.

(as Agent)

DEED OF COVENANTS

m.v. “[—]”

Exhibit A

Exhibit A

THIS DEED OF COVENANTS is made the      day of             ,

BETWEEN:

(1)	[—], a corporation organised and existing under the laws of Liberia having its registered office at 80 Broad Street, Monrovia, Liberia and registered in Hong Kong as a non-Hong Kong company under the Companies Ordinance of Hong Kong with its principal place of business in Hong Kong at [—], Hong Kong (the “Owner”); and

(2)	ABN AMRO BANK N.V., a corporation incorporated under the laws of the Netherlands, of Daalsesingel 71, 3511 SW Utrecht, the Netherlands acting as facility agent and security trustee for the Finance Parties (the “Agent”, which expression includes its successors and assigns).

WHEREAS:

(1)	The Owner is the sole and absolute owner of one hundred per cent (100%) of the Vessel described in Clause 1.2.

(2)	Pursuant to a term loan facility agreement dated [—] (together with all amendments, supplements and addenda thereto from time to time, the “Loan Agreement”) made among (i) the Owner, [Front Scape Inc., Front Swift Inc., KTL Finsbury Inc., KTL Fulham Inc., KTL Barnet Inc., KTL Bexley Inc., Front Shanghai Inc. and Front Savannah Inc.], as joint and several original borrowers (collectively, the “Original Borrowers”), (ii) Knightsbridge Shipping Limited, a company duly organized under the laws of Bermuda, as guarantor, (iii) ABN AMRO Bank N.V., Oslo Branch, Commonwealth Bank of Australia Bank, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, (iv) the lenders listed in Schedule 2 thereto as lenders (the “Original Lenders”), (v) the swap banks listed in Schedule 2 thereto as swap banks; and (vi) ABN AMRO Bank N.V. as agent, the Lenders have agreed to make available to the Borrowers a term loan facility in the aggregate principal amount of up to USD425,000,000 (United States Dollars Four Hundred and Twenty-five Million) (the “Loan”) subject to the terms of the Loan Agreement.

(3)	The principal of the Loan shall be repaid as provided in Clause 5 of the Loan Agreement, and interest on the Loan at the rate of LIBOR plus the Margin for the relevant Interest Period (each as defined in the Loan Agreement) shall be paid as provided in Clause 7 of the Loan Agreement.

(4)	The Owner, in order to secure the Secured Obligations, has executed in favour of the Agent a first priority Hong Kong statutory ship mortgage (the “Mortgage”) over the Vessel (as defined below).

(5)	This Deed is supplemental to the Mortgage and to the security thereby created but shall nonetheless continue in full force and effect notwithstanding any discharge of the Mortgage.

NOW THIS DEED WITNESSES AND IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement and the General Assignment shall, unless otherwise defined in this Deed, or the context otherwise requires, have the same meanings when used in this Deed.

1.2	In this Deed, unless the context otherwise requires:

“Environmental Claim” means:-

(a)	any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or an alleged Environmental Incident; or

(b)	any claim by any other third party howsoever relating to or arising out of an Environmental Incident or an alleged Environmental Incident;

and, in each such case, “claim” shall means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means, in relation to the Vessel:-

(a)	any release of Environmentally Sensitive Material from the Vessel; or

(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owner and/or any charterer and/or any operator or manager of the Vessel is actually or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where the Owner and/or any charterer and/or any operator or manager of the Vessel is actually or allegedly at fault or otherwise liable to any legal or administrative action.

“Environmentally Sensitive Material” means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalised by or pursuant to any Environmental Laws.

“Expenses” means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Agent) of:

(a)	all losses, liabilities, costs, charges, expenses, damages and outgoings of whatever nature, (including, without limitation, taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Agent in connection with the exercise of the powers referred to in or granted by the Loan Agreement, this Deed or any of the Finance Documents or otherwise payable by the Owner in accordance with Clause 12; and

(b)	interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Agent, or any Receiver until the date of receipt or recovery thereof (whether before or after judgement) at a rate per annum calculated in accordance with clause 7.3 of the Loan Agreement (as conclusively certified by the Agent).

“Mortgaged Property” means the Vessel and any Requisition Compensation.

“Owner” includes the successors of the Owner.

“Receiver” means any receiver and/or manager appointed pursuant to Clause 10.2.

“Requisition Compensation” means all moneys or other compensation from time to time payable to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire.

“Secured Obligations” means all obligations and liabilities which the Obligors have or may incur towards any of the Finance Parties under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge or these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Security Interest” means a mortgage, charge (whether fixed or floating) or pledge, lien, hypothecation, assignment, trust arrangement, title retention or any other security interest or arrangement of any kind.

“Security Period” means the period commencing on the date hereof and terminating upon the payment of all moneys payable under the Loan Agreement, the Mortgage, this Deed and the other Finance Documents and the discharge of all other obligations secured thereby.

“Vessel” means the motor vessel, “[—]” of approximately [—] tons gross and [—] tons net, registered in the name of the Owner in the Hong Kong Shipping Registry with Official Number HK-[—] and includes any interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired and also any and all additions, improvements and replacements hereafter made in or to such vessel or any part thereof or in or to her equipment and appurtenances aforesaid.

1.3	Trust

All rights, benefits and interests granted to or conferred upon the Agent under this Deed shall be held by the Agent on trust for the benefit of the Finance Parties from time to time. The trust constituted by this Clause shall come into existence on the date of this Deed and shall last for so long as any part of the Secured Obligations remains unpaid or the performance of any obligation under the Loan Agreement or the Finance Documents or this Deed has not been performed in full.

1.4	Clause headings and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.5	In this Deed, unless the context otherwise requires:

(a)	references to Clauses are to be construed as references to clauses of this Deed;

(b)	references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended, supplemented or novated from time to time in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent and the Owner;

(c)	words importing the plural shall include the singular and vice versa; and

(d)	references to a “person” shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof; and

(e)	references to the “Obligors” and “Obligor” shall include their respective successors.

1.6	This Deed shall be read together with the Loan Agreement and in the event of any conflict between the provisions of the Loan Agreement and the provisions of this Deed, the terms and conditions of the Loan Agreement shall prevail to the extent it does not affect the legality, validity or enforceability of this Deed.

2.	REPRESENTATIONS AND WARRANTIES

2.1	The Owner hereby makes and gives the following representations and warranties for the benefit of the Agent as of the date hereof:-

(a)	(i) it is the sole, absolute, legal and beneficial owner of the Vessel except where the Vessel is sold in accordance with the terms of the Loan Agreement and (ii) the Vessel is unencumbered save for the Mortgage, this Deed or any lien arising by operation of law or in the ordinary course of business without the prior written consent of the Agent on behalf of the Lenders;

(b)	the Owner has not assigned, charged, pledged or otherwise encumbered any part of the Mortgaged Property or any of its rights or benefits thereunder or in respect thereof except as contemplated hereby or under the Mortgage or any lien arising by operation of law or in the ordinary course of business without the prior written consent of the Agent on behalf of the Lenders; and

(c)	the representations and warranties contained in clause 16 (Representations) (other than the ones set out in clauses 16.7 (No insolvency) and 16.13 (c) (Financial condition)) of the Loan Agreement shall apply to this Deed as if they were expressly incorporated herein and will be true and correct with respect of the facts and circumstances existing at the date of this Deed and are hereby repeated and restated as if set out in full herein.

2.2	The representations and warranties of the Owner set out in Clause 2.1 shall survive the execution of this Deed and shall be deemed to be repeated on the first day of each Interest Period, with respect to the facts and circumstances existing at each such time as if made at each such time.

3.	ASSIGNMENT AND APPLICATION OF FUNDS

3.1	By way of security for payment of the Secured Obligations and to secure the Obligors’ performance and observance of and the compliance with the covenants, terms and conditions in the Loan Agreement, the Mortgage and the other Finance Documents to which any of the Obligors is a party, the Owner as legal and beneficial owner hereby mortgages and charges to and in favour of the Agent for the benefit of the Finance Parties all its rights, title and interest in and to the Mortgaged Property and all its benefits and interests present and future therein and without prejudice to the generality of the foregoing the Owner hereby assigns and agrees to assign all Requisition Compensation.

3.2	Upon payment and discharge in full to the satisfaction of the Agent and the other Finance Parties of the Secured Obligations, the Agent shall, at the request and cost of the Owner, release and discharge the Mortgaged Property to the Owner and re-assign any Requisition Compensation to the Owner or as it may direct.

3.3	All moneys received by the Agent in respect of Requisition Compensation shall be held by it on behalf of and for the benefit of the Finance Parties upon trust in the first place to pay or make good the Expenses and the balance shall be applied in the manner specified in clause 28 (Payment Mechanics) of the Loan Agreement.

4.	COVENANTS TO PAY AND PERFORM

For the consideration aforesaid the Owner hereby covenants with the Agent for the benefit of the Finance Parties as follows:

(a)	The Owner will duly and punctually pay the full amount of all moneys comprising the Secured Obligations as and when the same shall become due and payable in accordance with the terms of the Loan Agreement, this Deed and the other Finance Documents to which the Owner is a party.

(b)	The Owner will duly and punctually keep, perform and observe the covenants and provisions of the Loan Agreement, this Deed and the other Finance Documents to which the Owner is a party.

5.	CONTINUING SECURITY

5.1	It is declared and agreed that:

(a)	the security created by the Mortgage and this Deed shall be held by the Agent as a continuing security for the payment of the Secured Obligations and the performance and observance of and compliance with all of the covenants, terms and conditions in the Loan Agreement and the Finance Documents to which the Owner is a party and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured (or by any settlement of accounts between the Owner or any other person who may be liable to the Agent in respect of the Secured Obligations or any part thereof and the Agent);

(b)	the security so created shall be in addition to, and shall not in any way prejudice or affect and may be enforced by the Agent without prior recourse to the security created by any of the Finance Documents or by any deposit of documents, or any guarantee, lien, bill, note, mortgage or other security now or hereafter held by the Agent or any right or remedy of the Agent thereunder and shall not in any way be prejudiced or affected thereby or by the invalidity or unenforceability thereof, or by the Agent releasing, modifying or refraining from perfecting or enforcing any of the same, or granting time or indulgence or compounding with any person liable;

(c)	all the rights, remedies and powers vested in the Agent hereunder shall be an addition to and not a limitation of any and every other right, power or remedy vested in the Agent under the Loan Agreement, this Deed, the other Finance Documents or at law and that all the powers so vested in the Agent may be exercised from time to time and as often as the Agent may deem expedient;

(d)	the Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and/or this Deed or to make any claim or take any action to collect any moneys or to enforce any rights or benefits to the Agent or to which the Agent may at any time be entitled under the Mortgage and/or this Deed;

(e)	the Owner shall remain liable to perform all the obligations assumed by it in relation to the Mortgaged Property and the Agent shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Owner to perform its obligations in respect thereof; and

(f)	notwithstanding that this Deed is expressed to be supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

5.2	Protective Provisions

(a)	As a separate and independent stipulation, the Owner agrees that if any purported obligation or liability of any other Obligor is not or ceases to be valid and enforceable against any other Obligor on any ground whatsoever whether known or not known to the Agent or the other Finance Parties (including, without limitation, any irregular exercise or lack of capacity or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of any other Obligor or any legal or other limitation), the Owner shall nevertheless be liable to the Agent and the other Finance Parties in respect of that purported obligation or liability as if the same were valid and enforceable and the Owner were the principal debtor in respect thereof. The Owner hereby agrees to guarantee the performance of the other Obligor of its part of the Secured Obligations and to keep the Agent and the other Finance Parties fully indemnified on demand against all damages, losses, costs and expenses arising from or in connection with any failure of any other Obligor to perform or discharge (or, to perform or discharge properly) any such purported obligation or liability.

(b)	The Owner warrants that it has not taken or received, and undertakes that until all the Secured Obligations have been paid unconditionally and indefeasibly or discharged in full it will not take or receive any security from the any other person liable in respect of its obligations under this Deed.

(c)	Neither the liabilities of the Owner under this Deed nor the validity or enforceability of this Deed shall be prejudiced, affected or discharged by:-

(i)	the granting of any time or indulgence to the Owner, any of the Obligors or any other person;

(ii)	any variation or modification of the Loan Agreement, any of the Finance Documents or any other documents referred to therein or related thereto;

(iii)	the invalidity or unenforceability of any obligation or liability of any party under the Loan Agreement, any of the Finance Documents or any other documents referred to therein or related thereto;

(iv)	any invalidity or irregularity in the execution of the Loan Agreement, any of the Finance Documents or any other documents referred to therein or relating thereto;

(v)	any lack of capacity or deficiency in the powers of the Owner, any of the Obligors or any other person to enter into or perform any of its obligations under the Loan Agreement or any of the Finance Documents to which it is party or any other documents referred to therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Owner, any of the Obligors or such other person;

(vi)	the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Owner or any of the Obligors or any other person;

(vii)	any other Finance Document, Security Interest, guarantee or other security or right or remedy being or becoming held by or available to the Agent, any other Finance Party or by any other person or by any of the same being or becoming wholly or partly void, voidable or unenforceable or impaired or by the Agent or any other Finance Party at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy the Agent or any other Finance Party may now or hereafter have from or against the Owner or any other person.

(viii)	any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Owner, any of the Obligors or any other person or any compromise, arrangement or settlement with any of the same; or

(ix)	any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Deed or the liability of the Owner hereunder.

6.	COVENANTS

The Owner further covenants with the Agent for the benefit of the Finance Parties and undertakes at all times throughout the Security Period (except as the Agent may otherwise permit):

(a)	Insurance and Vessel covenants

The provisions of clauses 17 (Information Undertakings), 19 (Corporate Undertakings) and 20 (Vessel Undertakings) of the Loan Agreement shall apply to this Deed as if set out in full in this Deed with references therein to the Borrower or Obligor changed to references to the Owner and with any other necessary modifications and the Owner shall comply with the provisions of those clauses as so modified.

(b)	Further Assurance

Upon demand by the Agent and at the sole cost of the Owner, to make such action and to execute and deliver to the Agent such instruments, deeds and documents as the Agent shall request in order to perfect the security and status of the Mortgage and this Deed as a lien upon the Vessel and upon like terms to do all acts, matters and things in relation to the registration of such instruments, deeds and documents as the Agent shall require and where the Vessel is (or is to be) sold in exercise of any power contained in this Deed, to execute, forthwith upon request by the Agent, such form of conveyance of the Vessel as the Agent may require.

7.	POWERS OF AGENT

7.1	The Agent shall, without prejudice to their other rights, powers and remedies hereunder, be entitled (but not bound) at any time, and as often as may be necessary or desirable to take any action as it may think fit for the purpose of protecting or maintaining the security created by this Deed and all Expenses attributable thereto shall be payable by the Owner on demand (but in any event within five (5) Business Days of receipt of such demand in writing).

7.2	Without prejudice to the provisions of Clause 7.1 and the generality of the powers and remedies vested in the Agent by virtue of the provisions herein contained:

(a)	if at any time the Owner does not comply with the provisions of Clause 6, the Agent shall become forthwith entitled (but not bound) to effect and thereafter to maintain all such Insurances upon the Vessel as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, to require the Vessel (at the Owner’s risk) to remain in, or to proceed to and remain in a port designated by the Agent until such provisions are fully complied with;

(b)	if the Owner fails to comply with any of the provisions of Clause 6, the Agent shall be entitled (but not bound) to arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary;

(c)	if the Owner fails to comply with any of the provisions of Clause 6, the Agent shall be entitled (but not bound) to pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or to take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Vessel in order to procure the compliance with such provisions;

(d)	if the Owner or its managers fail to pay funds required to meet the day-to-day operating expenses of the Vessel, the Agent shall be entitled (but not bound) to pay such expenses and if such managers shall be unable substantially to perform their duties as such the Agent shall be entitled (but not bound) to appoint new managers on behalf of the Owner as it deems necessary or desirable

AND the Expenses attributable to the exercise by the Agent of any such powers shall be repayable on demand as provided in Clause 7.1.

7.3	The Owner covenants and undertakes with the Agent to do or permit to be done each and every act or thing which the Agent may from time to time require to be done for the purpose of enforcing the Agent’s rights under this Deed and to allow its name to be used as and when required by the Agent for that purpose.

8.	ATTORNEY

8.1	By way of security, the Owner hereby irrevocably appoints the Agent and any Receiver, jointly and also severally, to be its attorney for and in the name and on behalf of the Owner, and as the act and deed or otherwise of the Owner:-

(a)	to sell the Vessel or any share or interest therein in accordance with and subject to the terms set out in Clause 10.1(e); and

(b)	to execute, seal and deliver and otherwise perfect and do all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the rights, powers or remedies conferred by the Loan Agreement, this Deed or any of the other Finance Documents to which the Owner is a party, or which may be deemed proper in or in connection with all or any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney and the Owner ratifies and confirms, and agrees to ratify and confirm, any deed, assurance, agreement, instrument, act or thing which the Agent or any Receiver, as the case may be, may execute or do pursuant thereto

PROVIDED ALWAYS that such power shall not be exercisable by or on behalf of the Agent or any Receiver, as the case may be, until the happening of any Event of Non-compliance which is continuing.

8.2	The exercise of such power by or on behalf of the Agent or any Receiver, as the case may be, shall not put any person dealing with the Agent or any Receiver, as the case may be upon any enquiry as to whether any Default or Event of Non-compliance has happened, nor shall such person be in any way affected by notice that no such event has happened, and the exercise by the Agent or any Receiver, as the case may be, of such power shall be conclusive evidence of its or his right to exercise the same.

9.	FURTHER UNDERTAKINGS

The Owner hereby further undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the opinion of the Agent may be necessary or desirable for the purpose of more effectually mortgaging and charging the Mortgaged Property or perfecting the security constituted or intended to be constituted by this Deed or contemplated by the Loan Agreement.

10.	POWERS OF AGENT ON EVENT OF NON-COMPLIANCE

10.1	Upon the occurrence of any of the Events of Non-compliance and whilst it is continuing, the Agent shall become forthwith entitled by notice given to the Borrowers as provided in clause 21.2 (Default) of the Loan Agreement to declare the Secured Obligations to be due and payable or in accordance with such notice whereupon it shall become so due and payable and (whether or not the Agent shall have given any such notice) it shall as and when it may see fit, be entitled to put into force and exercise all or any of the rights, powers and remedies possessed by it as Agent of the Mortgaged Property or otherwise (whether at law, by virtue of this Deed or otherwise) and in particular (without limiting the generality of foregoing):

(a)	To take possession of the Vessel whether actually or constructively and/or otherwise to take control of the Vessel whenever the Vessel may be and cause the Owner or any other person in possession of the Vessel forthwith upon demand to surrender the Vessel to the Agent without legal process, and the Agent shall not be under any duty to render accounts to the Owner during the time when the Vessel is in the possession of the Agent and the Owner hereby waives its rights in respect thereof;

(b)	To require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Agent or to such adjusters and/or brokers and/or other insurers as the Agent may nominate;

(c)	To collect, recover, compromise and give a good discharge for all claims forming part of the, or arising in relation to the Vessel and/or the Mortgaged Property, and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Agent in its absolute discretion think fit, and to permit any brokers or others through whom collection or recovery is effected to charge the usual brokerage therefore;

(d)	To take over, commence, defend, discharge, compound, release or compromise claims or proceedings in respect of the Vessel or any part thereof or any other part of the Mortgaged Property which have given or may give rise to any charge or lien or other claim on the Vessel or any part thereof or any other part of the Mortgaged Property or which are or may be enforceable by proceedings against the Vessel or any part thereof or any other part of the Mortgaged Property;

(e)

To sell the Vessel or any share or interest therein with or without prior notice to the Owner, and with or without the benefit of any charterparty, and free from any claim by the Owner (whether in admiralty, in equity, at law or by statute) by public auction (on the understanding that the Owner shall have the right to attend such public auction) or private contract, at such place and upon such terms as the Agent (acting on the instructions of the Majority Lenders) may determine, with power to postpone any such sale, and without being answerable for any loss occasioned by such sale or resulting from postponement thereof and with power, where the Agent purchases the Vessel, to make payment of the sale price by making an equivalent reduction in the amount of the Secured Obligations in the manner referred to in Clause 11.1;

(f)	To charter and employ the Vessel upon any terms and for any period which the Agent may think fit;

(g)	To manage, insure, maintain and repair the Vessel, and to lay up or in any other manner whatsoever deal with the Vessel in such manner, upon any terms and for any period which the Agent may think fit, in all respects as if the Agent were the owner of the Vessel and without the Agent being responsible for any loss thereby incurred;

(h)	To recover from the Owner on demand all Expenses incurred or paid by the Agent in connection with the exercise of the powers (or any of them) referred to in this Clause 10.1;

(i)	To apply to any authority in any country where the Vessel may be located for an attachment or enforcement order relating thereto;

(j)	To exercise all the rights and remedies in foreclosure and otherwise given to the Agent by the provisions of all applicable laws of Hong Kong and all applicable laws of any other jurisdiction; and

(k)	to enter into any transaction or arrangement of any kind to protect the enforceability and validity of the Security Interest over the Vessel and the Mortgaged Property.

10.2	At any time after the occurrence of an Event of Non-compliance and while it is continuing, and notice thereof has been given to the Borrowers as provided in clause 21.2 (Default) of the Loan Agreement, the Agent shall be entitled (but not bound) by writing under the hand of any director or officer of the Agent to appoint any person or persons to be a receiver and/or manager (or joint receivers and/or managers) of the Vessel (with power to authorize any joint receiver and/or manager to exercise any power independently of any other joint receiver and/or manager) and may from time to time fix his remuneration, and may remove any receiver and/or manager so appointed and appoint another in his place. Any receiver and/or manager so appointed shall be the agent of the Owner and the Owner shall be solely responsible for his acts or defaults and for his remuneration, and such receiver and/or manager so appointed shall have all powers conferred by law or otherwise and, in addition, power on behalf of and at the cost of the Owner (notwithstanding any liquidation of the Owner) to do or omit to do anything which the Owner could do or omit to do in relation to the Vessel and in particular (but without prejudice to the generality of the foregoing) any such receiver and/or manager may exercise all the powers and discretions conferred on the Agent by the Mortgage and this Deed.

10.3	Any Receiver shall be entitled to remuneration for services at a rate to be determined by the Agent from time to time.

10.4	Neither of the Agent nor any Receiver shall be liable as mortgagee in possession in respect of the Vessel to account or be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which the mortgagee in possession may be liable as such.

10.5	Upon any sale of the Vessel or any share or interest therein by the Agent or any Receiver pursuant to Clause 10.1(e), the purchaser shall not be bound to see or enquire whether the Agent’s or the Receiver’s power of sale has arisen in the manner provided in this Deed and the sale shall be deemed to be within the power of the Agent and the receipt of the Agent or any Receiver for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor and the sale shall operate to divest the Owner of all right, title and interest of any nature whatsoever in the Vessel and to bar any such interest of the Owner, and all persons claiming through or under the Owner.

10.6	No failure or delay on the part of the Agent to exercise any right, power or remedy vested in it under the Loan Agreement, this Deed or any of the other Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any right, power or remedy nor the discontinuance, abandonment or adverse determination of any proceedings taken by the Agent to enforce any right, power or remedy preclude any other or further exercise thereof or proceedings to enforce the same or the exercise of any other right, power or remedy, nor shall the giving by the Agent of any consent to any act which by the terms of this Deed requires such consent prejudice the right of the Agent to give or withhold consent to the doing of any other similar act. The remedies provided in the Loan Agreement, this Deed and other Finance Documents are cumulative and are not exclusive of any remedies provided by law.

10.7	The Agent shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by the Loan Agreement or this Deed (including the power vested in it by virtue of Clause 8) or any of the other Finance Documents in such manner, upon such terms, and to such persons as the Agent in its absolute discretion may think fit.

10.8	The Agent shall be entitled to do all acts and things incidental or conducive to the exercise of any of the rights, powers or remedies possessed by it as the Agent of the Vessel (whether at law, under this Deed or otherwise) and in particular (but without prejudice to the generality of the foregoing) upon becoming entitled to exercise any of its powers under Clause 10.1, the Agent shall be entitled to discharge any cargo on board the Vessel (whether the same shall belong to the Owner or any other person) and to enter into such other arrangements respecting the Vessel, her insurances, management, maintenance, repair, classification and employment in all respects as if the Agent were the owner of the Vessel, but without being responsible for any loss incurred as a result of the Agent doing or omitting to do any such acts or things as aforesaid.

10.9	The Agent shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and this Deed, or to make any claim or to take any action to collect any moneys hereby assigned or to enforce any rights and benefits hereby assigned to the Agent or to which the Agent may at any time be entitled under the Mortgage and this Deed.

11.	APPLICATION OF MONEYS

11.1	All moneys received by the Agent or any Receiver in respect of sale of the Vessel or any share or interest therein or in respect of the employment of the Vessel pursuant to the provisions of Clause 10.1(e) and 10.1(f) or otherwise pursuant to the provisions of this Deed and all moneys received and retained by the Agent or any Receiver in respect of the Mortgaged Property pursuant to this Deed shall be held by it upon trust in the first place to pay or make good the Expenses and the balance shall be applied by the Agent in the manner specified in clause 28 (Payment Mechanics) of the Loan Agreement.

11.2	In the event that the balance referred to in Clause 11.1 is insufficient to pay in full the whole of the Secured Obligations, the Agent shall be entitled to collect the shortfall from the Owner or any other person proven liable therefor.

12.	COSTS AND INDEMNITIES

12.1	The Owner shall pay to the Agent on demand (but in any event within five (5) Business Days of receipt of such demand in writing) all expenses or liabilities of whatsoever nature (including, without limitation, legal fees, fees of insurance advisers, out-of-pocket expenses, stamp duties, registration fees and other duties or charges) together with any value added tax or similar tax payable in respect thereof, incurred by the Agent in connection with the exercise or enforcement of, or preservation of any rights under, the Loan Agreement, the Mortgage, this Deed and the other Finance Documents or otherwise in respect of the Secured Obligations and the security therefor, or in connection with the preparation, completion, execution or registration of the Mortgage and this Deed.

12.2	The Owner hereby agrees and undertakes to indemnify the Agent against all losses, actions, claims, expenses, demands, obligations and liabilities whatsoever and whensoever arising which may now or hereafter be incurred by the Agent or by any manager, agent, officer or employee for whose liability, act or omission the Agent of any other Finance Parties may be answerable in respect of, in relation to, or in connection with anything done or omitted in the exercise or purported exercise of the powers contained in the Mortgage and this Deed or otherwise in connection therewith or with the Vessel or any other part of the Mortgaged Property or otherwise howsoever in relation to or in connection with any of the matters dealt with in the Loan Agreement, the Mortgage, this Deed and the other Finance Documents.

12.3	The Owner hereby agrees and undertakes to indemnify the Agent on demand against all losses, actions, claims, expenses, demands, obligations and liabilities sustained or occurred as a result of or in connection with any Environmental Claim being made against the Agent or otherwise howsoever arising out of any Environmental Incident.

13.	NOTICES

The provisions of clause 29 (Notices) of the Loan Agreement shall apply mutatis mutandis in respect of any certificate, notice, demand or other communication given or made under this Deed.

14.	GOVERNING LAW AND JURISDICTION

14.1	This Deed is governed by, and shall be construed in accordance with, Hong Kong law.

14.2	For the benefit of the Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Deed may be brought in the Hong Kong courts which shall have jurisdiction to settle any disputes arising out of or in connection with this Deed. The Owner irrevocably and unconditionally submits to the jurisdiction of the Hong Kong courts. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Owner in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

15.	MISCELLANEOUS

15.1	If any provisions in this Deed be or becomes invalid or unenforceable under any applicable law the provisions thereof shall in all other respects remain in full force and effect and the provision in question shall be ineffective to the extent (but only to the extent) of its disconformity with the requirement of the applicable law and if it is competent to the parties to waive any requirements which would otherwise operate as aforesaid those requirements are hereby waived to the extent permitted by such law to the end that this Deed shall be valid, binding and enforceable in accordance with its terms.

15.2	This Deed may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

15.3	Notwithstanding any discharge, release or settlement from time to time between the Agent and the Owner, if any security, disposition or payment granted or made to the Agent in respect of the Secured Obligations by the Owner or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Agent shall be entitled hereafter to enforce this Deed as if no such discharge, release or settlement had occurred.

15.4	The Agent may place and keep any monies received under this Deed, before or after the insolvency of the Owner, to the credit of a suspense account in order to preserve the rights of the Agent and the other Finance Parties to sue or prove for the whole amount in respect of claims against the Owner or any other person.

15.5	Notwithstanding anything herein to the contrary, it is intended that nothing herein shall waive the preferred status of the Mortgage and of this Deed and that, if any provision or portion hereof shall be construed to waive the preferred status of the Mortgage or this Deed, then such provision or portion to such extent shall be void and of no effect.

15.6	The Agent and the Finance Parties may assign all or any part of their rights and benefits under this Deed. The Owner shall not assign any of its rights or transfer any of its obligations hereunder.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed the day and year first above written.

SIGNATURE PAGE

THE OWNER

SIGNED, SEALED and DELIVERED	)
as a deed by	)
)
duly appointed attorney-in-fact	)
for and on behalf of	)
[—]	)
in the presence of:-)

THE AGENT

SIGNED by	)
)
)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Exhibit B

GENERAL ASSIGNMENT

of

EARNINGS AND INSURANCES

dated [—]

between

[—]

as assignor

and

ABN AMRO BANK N.V.

as assignee

www.svw.no

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (the “Assignment”) is made on [—] between:

(1)	[—] of 80 Broad Street, Monrovia, Liberia as assignor (the “Assignor”), and

(2)	ABN AMRO BANK N.V. of Daalsesingel 71,3511 SW Utrecht, the Netherlands and its successors and assigns as assignee (on behalf of the Lenders and the Swap Banks) (the “Assignee”).

WHEREAS:

(A)	By a post-delivery term loan facility agreement dated [—] (as amended and supplemented from time to time, the “Loan Agreement”) and made between inter alia (i) the companies listed in Schedule 1 therein (including the Assignor) as borrowers (the “Borrowers”) (ii) Knightsbridge Shipping Limited as guarantor (the “Guarantor”), (iii) the lenders listed in schedule 2 therein as lenders (the “Lenders”), (iv) the swap banks listed in schedule 2 therein as swap banks, (v) ABN AMRO Bank N.V., Oslo branch, Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA, as mandated lead arrangers and (vi) the Assignee as agent, the Lenders have agreed to make available to the Borrowers a term loan facility of up to USD 425,000,000 for the purposes set out therein.

(B)	Pursuant to certain Hedging Agreements (as defined in the Loan Agreement) entered or to be entered between an Obligor and the Swap Banks (as defined in the Loan Agreement), that Obligor may hedge parts of the exposure to interest fluctuations under the Loan Agreement.

(C)	The Assignee acts as security agent and shall receive, hold, administer and enforce this Assignment on behalf of and for the benefit of the Lenders and the Swap Banks.

(D)	The Assignor is the owner of the vessel “[—]” (the “Vessel”).

(E)	The execution and delivery of this Assignment as security for the Obligors’ obligations under the Loan Agreement and the Hedging Agreements is one of the conditions precedent to the availability of the Loans (as defined in the Loan Agreement) under the Loan Agreement.

Capitalised words and expressions defined in the Loan Agreement and not otherwise defined herein shall have the same meanings when used herein. In case of conflict between the provisions of this Assignment and the provisions of the Loan Agreement, the terms and conditions of the Loan Agreement shall prevail to the extent it does not affect the legality, validity or enforceability of this Assignment.

NOW THEREFORE the following assignments are hereby granted and the further provisions are hereby agreed:

1	ASSIGNMENT

1.1	Assignment

By way of security for all sums of money owing from time to time by the Obligors to any of the Finance Parties under the Finance Documents, the Assignor hereby assigns and pledges and agrees to assign and pledge to the Assignee absolutely all its right, title and interest in:

(a)	all hire and other claims for moneys (whether payable upon contract, requisition or otherwise, including, but not limited to all income under any charter party (or other contract of employment)), net salvage and towage remuneration, detention moneys, damages, compensations and any other earnings and payments in respect of the Vessel or the use thereof and any other moneys and claims for money due and to become due to the Assignor in connection with the Vessel (all of the above hereinafter together called the “Earnings”), subject only to such exceptions as are agreed herein or which the Assignee may grant from time to time; and

(b)	all policies and contracts of insurance and all entries in clubs and associations, which have been or are from time to time taken out or arranged in respect of the Vessel, its earnings, disbursements and otherwise in connection with the Vessel and all the benefits thereof, including claims of whatsoever nature and returns of premiums (all of the above together called the “Insurances”).

1.2	Notice and acknowledgement

(a)	The Assignor undertakes to give notice of this Assignment:

(i)	to any charterers or any other legal entity liable for payment of Earnings substantially in the form as set out in Attachment 1 hereto; and

(ii)	to each of the relevant brokers, insurers, underwriters, clubs, associations or other third party from which any Insurances are or may become payable in the form set out in Attachment 3 hereto and the Assignor shall procure that all documents in respect of the Insurances shall contain a Notice of Assignment and Loss Payable Clause as contained in Attachment 3 hereto or with such other form and content as the Assignee shall approve in writing.

(b)	The Assignor will use reasonable commercial efforts to procure that any recipient of such notices acknowledges receipt of such notice in the relevant form as set out in Attachments 2 and 4 hereto or such other form and content as the Assignee may approve in writing.

(c)	The Assignor further agrees to execute and deliver such other documents and take such further actions, including, but not limited to the filing and registration of this Assignment or any notice or form in relation hereto as the Assignee shall require as appropriate in order for the Assignee to obtain the full benefit and protection of the assignments agreed herein.

2	FURTHER PROVISIONS - INSURANCES

2.1	Deposit of Insurance policies

The Assignor shall procure that all instruments of the Insurances are deposited with its brokers and that such brokers shall (if so required by the Assignee) furnish the Assignee with pro forma copies thereof and a letter or letters of undertaking in form and substance acceptable to the Assignee confirming the Insurances and the interest of the Assignee thereunder.

2.2	Sums receivable in respect of the Insurances

(a)	All sums receivable in respect of the Insurances shall be paid and distributed in accordance with the terms of the Loss Payable Clause set forth in Attachment 3 hereto and all sums paid to the Assignee shall be applied as provided for in the Loan Agreement.

(b)

The Assignee shall as long as no Default has occurred and is continuing upon the Assignor’s presentation of satisfactory documentation (i) of payment of all repairs related to the relevant casualty or (ii) that the insurance proceeds will be paid directly to a repairer for the purpose of repairing such casualty, forward the insurance proceeds received by it to the Assignor or such repairer. If a Default has occurred and is continuing all sums paid to the Assignee shall be applied as provided in the Loan Agreement.

3	FURTHER PROVISIONS – EARNINGS

3.1	Transfer of Earnings

The Assignor shall procure that all the Earnings are paid directly to its Earnings Account.

3.2	Default

Upon a Default, the Assignee has the right to instruct any charterer, or any other party liable to pay any or all of the Earnings, to pay such moneys to such account and with such bank as the Assignee may from time to time direct.

4	FURTHER PROVISIONS - GENERAL

4.1	No further assignment or pledge

The Assignor warrants that it has not assigned, mortgaged, charged, pledged or otherwise disposed of all or any of the Earnings or the Insurances to anyone other than the Assignee and the Assignor covenants that it will not hereafter assign, mortgage, charge, pledge or otherwise dispose of the same to anyone other than the Assignee.

4.2	Obligations under the Insurances and contracts of employment

The Assignor shall remain liable and covenants to perform all the obligations to be performed by it in respect of the Insurances, any contract of employment of the Vessel or otherwise relative to the Vessel. The Assignee shall have no obligation of any kind in the event of any failure by the Assignor to perform its obligations thereunder.

4.3	Other Security Documents

The security created by this Assignment shall be in addition to the security created by the other Security Documents and shall not in any way be prejudiced or affected by the other Security Documents or prejudice or affect the other Security Documents.

4.4	Continuing security

This Assignment is a continuing assignment and shall extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

4.5	Waiver of defences

The obligations of the Assignor including this Assignment shall not be affected by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non- presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	the provisions of sections 62 (1), 63, 65, 66, 67, 70, 71, 72, 73 and 74 of the Norwegian Financial Agreements Act.

4.6	Deferral of Assignor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Assignee otherwise directs, the Assignor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to claim any contribution from any Obligor under the Finance Documents; and/or

(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

4.7	Appointment of attorney

The Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due and to endorse any cheque or other instrument or order in connection therewith and to file any claims or take any action or institute any proceedings which to the Assignee may seem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned, provided, however, that such power of attorney shall not be exercisable by or on behalf of the Assignee unless and until a Default has been declared under Clause 21.2 (Default) of the Loan Agreement and as long as such Default is continuing.

4.8	Nature of payment

The Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may be entitled at any time hereunder.

4.9	Reassignment

The Assignee undertakes that, upon payment to the Assignee of all moneys due and to become due from the Borrowers pursuant to the Finance Documents, the Assignee will reassign the balance of the property assigned under this Assignment to the Assignor as it shall direct, such assignment to be in the form as shown in Attachments 5 and 6 hereto.

5	FINANCIAL AGREEMENTS ACT

(a)	For the purpose of fulfilling the requirements of the Norwegian Financial Agreements Act section 61, the Assignor’s maximum liability secured by this Assignment is USD 510,000,000.

(b)	The Assignor is in addition liable for interest and costs in accordance with the Loan Agreement

6	NOTICES

All communications under this Assignment shall be addressed according to Clause 29 (Notices) of the Loan Agreement.

7	LAW AND JURISDICTION

7.1	Governing law

This Assignment is governed by Norwegian law.

7.2	Jurisdiction

Oslo District Court (Oslo tingrett) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment, but this shall not prevent the Assignee from taking proceedings against the Assignor in any other courts with jurisdiction including without limitation any jurisdiction where the Vessel may be found and the Assignor irrevocably submits to the jurisdiction of each such court. To the extent allowed by law, the Assignee may take concurrent proceedings in any number of jurisdictions.

IN WITNESS WHEREOF this Assignment has been duly executed the day and year first above written.

THE ASSIGNOR:

[—]

By:

Name:

Title:

THE ASSIGNEE:

ABN AMRO BANK N.V.

By:

Name:

Title:

Attachment 1

NOTICE OF ASSIGNMENT

To:	[—]

Date:	[—]

Dear Sirs,

RE: - Charter agreement dated [—]

1.	We, [—], give notice that by an assignment in writing dated [—] (the “Assignment”) we have as part of the financing of the vessel “[—]” (the “Vessel”) irrevocably assigned and pledged as security to ABN AMRO BANK N.V. of Daalsesingel 71, 3511 SW Utrecht, the Netherlands as assignee and agent (the “Assignee”) all our right, title and interest in all hire and other claims for moneys (whether payable upon contract, requisition or otherwise, including, but not limited to all income under any charterparty or other contract of employment), net salvage and towage remuneration, detention moneys, damages and any other earnings and payments in respect of the Vessel or the use thereof and any other moneys and claims for moneys due and to become due to the Assignor in connection with the Vessel or otherwise (all of the above hereinafter together called the “Earnings”).

2.	In accordance with the Assignment and as requested by the Assignee, we hereby irrevocably authorise and instruct you to pay all the Earnings payable by you directly to account no. [—] with the Assignee as account bank.

3.	It should be understood that these instructions cannot be revoked or varied by us without the consent of the Assignee and that the Assignee may at any time instruct you to pay the Earnings directly to the Assignee or its order.

4.	To confirm your agreement that you will make all payments as instructed above, we would ask you to acknowledge receipt of this letter by signing the enclosed acknowledgement and delivering it at your first convenience to the Assignee at its address given above with a copy to us.

For and on behalf of:

[—]

By:
Name:
Title:

Attachment 2

ACKNOWLEDGEMENT

To:	ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA8550)

Daalsesingel 71

3511 SW Utrecht

The Netherlands

Email: salima.chaouaou@nl.abnamro.com;

yvonne.souw-portier@nl.abnamro.com;

iwan.rahimbaks@nl.abnamro.com; and

jessie.chau@nl.abnamro.com

Date:	[—]

Dear Sirs,

RE: - Charter agreement dated [—] (the “Charter Agreement”)

We acknowledge receipt of the Notice of Assignment dated [—]. In accordance with the instructions given to us by [—] (the “Assignor”) which cannot be revoked or varied without your consent, we acknowledge that its right, title and interest in the Earnings (as defined in the Notice of Assignment) have been assigned by the Assignor to you and that you therefore have the right to make a demand on us for any payment under the Charter Agreement when such demand can properly be made. We hereby undertake to pay to you, or as you may direct, all amounts which you may properly demand from us from time to time under the Charter Agreement or otherwise.

Until further instructions are given by you we will pay any Earnings we owe the Assignor directly to the account with you set out in the Notice of Assignment.

Yours faithfully,

[—]

By
Name:
Title:

C.C.:	Advokatfirmaet Simonsen Vogt Wiig AS

Att.: Halvor Klingenberg

E-mail: hkl@svw.no

Attachment 3

NOTICE OF ASSIGNMENT

AND LOSS PAYABLE CLAUSE

(for endorsement to the policy)

Dear Sirs,

RE:	“[—]” (the “Vessel”)

1.	Notice of Assignment

We, [—], the owner of the Vessel, give notice that by an assignment in writing dated the date hereof, we have assigned as security to ABN AMRO BANK N.V. of Daalsesingel 71, 3511 SW Utrecht, the Netherlands as assignee and agent (the “Assignee”), all our rights, title and interest in all insurances and entries relating to the Vessel. This includes the insurances constituted by the policy or entry whereon this notice is endorsed.

2.	Loss Payable Clause

The Assignee has requested us to instruct you irrevocably to pay all and any sums receivable in respect of the insurances you have effected on or in relation to the Vessel as follows:

(A)	Any sum payable in respect of a Total Loss and any sum payable in respect of a major casualty, that is to say any casualty in respect whereof the claim or the aggregate of the claims exceeds USD 3,000,000 (united states dollar three million) or the equivalent in any other currency, shall be paid directly to the Assignee; and

(B)	any other sum payable in respect of the insurances in respect of the Vessel shall be paid to the Assignor unless and until you have received written notice from the Assignee to the contrary.

For the purpose of this clause “Total Loss” shall mean (a) an actual, constructive or compromised total loss of the Vessel, (b) a requisition for title or other compulsory acquisition of the Vessel otherwise than requisition for hire or (c) a capture, seizure, arrest, confiscation or detention of the Vessel by any government, unless the Vessel be released from such capture, seizure, arrest, confiscation or detention within one month after the occurrence thereof.

3.	Notice of Cancellation

The Assignee shall be advised:

(A)	if the insurers cancel or give notice of cancellation of the policy or entry whereon this notice is endorsed at least 14 days (7 days in case of war risk) before such cancellation is to take effect;

(B)	of any alteration in or termination or expiry of the policy whereon this notice is endorsed at least 14 days before any such alteration, termination or expiry is to take effect;

(C)	of any default in the payment of any premium or failure to renew the insurances constituted by the policy whereon this notice is endorsed at least 14 days prior to the date of renewal thereof;

(D)	of any act or omission or of any other event of which the insurers have knowledge and which might invalidate or render unenforceable in whole or in part the insurances constituted by the policy whereon this notice is endorsed.

4.	Notices

The Assignee has instructed us to ask you to copy all future communication related to the insurances to the Assignee in pdf to: [—]

Oslo, [—]

For and on behalf of:

[—]

By:

Name:

Title:

Attachment 4

ACKNOWLEDGEMENT

To:	ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA8550)

Daalsesingel 71

3511 SW Utrecht

The Netherlands

Email: salima.chaouaou@nl.abnamro.com;

yvonne.souw-portier@nl.abnamro.com;

iwan.rahimbaks@nl.abnamro.com; and

jessie.chau@nl.abnamro.com

Date:	[—]

Dear Sirs,

RE: “[—]” (the “Vessel”)

We acknowledge receipt of the notice of assignment dated [—] (the “Notice of Assignment”) from [—] (the “Owner”) relating to the insurances for the Vessel.

We confirm that our payments due to the Owner under the insurance policies taken out for the Vessel shall be made in accordance with the instructions set out in the Notice of Assignment, including the Loss Payable Clause set out therein, and payment due to the Owner will be made to such account as from time to time instructed by ABN AMRO BANK N.V., which bank has been duly noted by ourselves as the assignee under an assignment of insurances related to the Vessel.

Yours faithfully,
[—]

By
Name:
Title:

C.C.:	Advokatfirmaet Simonsen Vogt Wiig AS

Att.: Halvor Klingenberg

E-mail: hkl@svw.no

Attachment 5

NOTICE OF REASSIGNMENT

To: [insert name of charterer/payor]

Date: [—]

Dear Sirs,

RE: “[—]” (the “Vessel”)

With reference to your acknowledgement of the notice of assignment dated [—], (the “Notice”) from [—] (the “Owner”) in connection with the [identify charterparty / employment contract / claim] between yourselves and the Owner concerning the Vessel we hereby give you notice that we have reassigned all the Earnings (as defined in the Notice) to the Owner and that any payment instructions from ourselves in this respect are hereby withdrawn.

Yours faithfully,
ABN AMRO BANK N.V.

By
Name:
Title:

Attachment 6

NOTICE OF REASSIGNMENT

To: [insert name of insurers, underwriters, clubs or associations]

Date: [—]

Dear Sirs,

RE: “[—]” (the “Vessel”)

With reference to the notice of assignment dated [—] (the “Notice”) from [—] (the “Owner”) in connection with the [identify the relevant Insurances] on the Vessel, we hereby give you notice that we have reassigned to the Owner all the rights, title and interest in all insurances and entries relating to the Vessel and that any payment instructions pursuant to the Notice are hereby withdrawn.

Yours faithfully,
ABN AMRO BANK N.V.

By
Name:
Title:

Exhibit C

Dated [—]

[—]

as Owner

and

ABN AMRO BANK N.V.

as Agent

CHARTERPARTY ASSIGNMENT

relating to m.v. [—]

Index

Clause		Page

1	Definitions and Interpretation	1
2	Covenant to Pay and Perform	3
3	Assignment	3
4	Representations and Warranties	5
5	Covenants	6
6	Protection of Security	7
7	Enforceability and Agent’s Powers	7
8	Application of Moneys	10
9	Further Assurances	10
10	Power of Attorney	11
11	Incorporation of Facility Agreement Provisions	12
12	Transfer by the Agent	12
13	Supplemental	12
14	Law and Jurisdiction	13

Execution

Execution Page		14

Appendices

Appendix I Part I Notice of Assignment to Charterer

Part II Charterer’s acknowledgement

Part III Notice of Assignment to Charter Guarantor

Part IV Charter Guarantor’s acknowledgement

THIS DEED is made on [—]

PARTIES

(1)	[—] a corporation incorporated in [—] whose registered office is at [—] (the “Owner”).

(2)	ABN AMRO Bank N.V., acting through its offices at Daalsesingel 71, 3511 SW Utrecht, the Netherlands (the “Agent”, which expression includes its successors and assigns).

BACKGROUND

(A)	By the Facility Agreement, it was agreed that the Lenders would make available to the Borrowers a senior secured post delivery term loan facility of US$425,000,000.

(B)	It is a condition precedent to delivery under the Facility Agreement that the Owner executes and delivers, inter alia, this Deed and grants the Security set out herein as security for its obligations and any other Obligors towards the Finance Parties.

(C)	This Deed supplements the Facility Agreement and is the Assignment of Contract relating to the Ship referred to in it.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Facility Agreement shall have the same meanings when used in this Deed unless the context otherwise requires.

1.2	Definitions

In this Deed, unless the contrary intention appears:

“Assigned Contracts” means:

(a)	the Charter; and

(b)	any Charter Guarantee.

“Assigned Property” means all rights and interests of every kind which the Owner now or at any later time has to, in or in connection with each of the Assigned Contracts or in relation to any matter arising out of or in connection with any Assigned Contract, including, but without in any way limiting the generality of the preceding words:

(a)	all rights and interests relating to any amount of any kind payable under the terms of any Assigned Contract;

(b)	all rights to have the Charterer take the Ship on charter pursuant to the Charter or to withdraw the Ship from the Charterer;

(c)	all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to any Assigned Contract or to any matter arising out of or in connection with an Assigned Contract; and

(d)	all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to any Assigned Contract or to any matter arising out of or in connection with an Assigned Contract.

“Charter” means the time charterparty dated [—] between the Owner and the Charterer in respect of the Ship.

“Charterer” means [—], whose registered office is at [—].

“Charter Guarantee” means any guarantee which may be made between the Owner and the Charter Guarantor in respect of the Charterer’s obligations under the Charter.

“Charter Guarantor” means any entity that provides a Charter Guarantee.

“Facility Agreement” means the facility agreement dated [—] 2015 and made between (i) the Borrowers (including the Owner), (ii) Knightsbridge Shipping Limited as guarantor, (iii) ABN AMRO Bank N.V., Oslo Branch, Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, (iv) the Lenders and (v) the Agent, as referred to in Recital (A).

“Hedging Agreement” means any interest rate swap agreement based on an ISDA master agreement with schedule and confirmations made or to be made between a Swap Bank and the Owner in order to hedge the Borrowers’ exposure to interest fluctuation under the Facility Agreement and which shall be secured under the terms of this Agreement.

“Receiver” means any receiver and/or manager (or joint receivers and/or managers) appointed under Clause 7.3 (Right to appoint Receiver).

“Security Interest” means:

(a)	a mortgage, a charge (whether fixed or floating), a pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of the plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A, but paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Secured Liabilities” means all liabilities which the Owner or any other Obligor has, at the date of this Deed or at any later time or times, to the Agent or any other Finance Party or the Swap Bank (if applicable) under or in connection with any Finance Document or any Hedging Agreement (if applicable) or any judgment relating to any Finance Document or any Hedging Agreement; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Security Period” means the period commencing on the date of this Deed and ending on the date on which the Agent notifies the Owner, the Guarantor, the Lenders and the Swap Bank that:

(a)	all amounts which have become due for payment by the Owner or the Guarantor under the Facility Agreement, any Hedging Agreement or any other Finance Document have been paid; and

(b)	no amount is owing or has accrued (without yet having become due for payment) under the Facility Agreement, any Hedging Agreement or any other Finance Document.

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“Ship” means the vessel “[—]” documented in the name of the Owner under the laws and flag of [—] under IMO Number [—] and includes any share or interest in that vessel and its engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 of the Facility Agreement applies, with any necessary modifications, to this Deed.

1.4	Inconsistency between Facility Agreement provisions and this Deed

This Deed shall be read together with the other Finance Documents, but in case of any conflict between the Facility Agreement and this Deed, the provisions of the Facility Agreement shall prevail to the extent that it does not affect the legality, validity or enforceability of this Deed.

2	COVENANT TO PAY AND PERFORM

2.1	Covenant to pay and perform

The Owner covenants with the Agent:

(a)	duly and punctually to pay the Secured Liabilities to the Agent; and

(b)	to observe and perform all its other obligations to the Agent and each of the other Finance Parties or any of them under the Finance Documents.

Provided that every payment which the Owner makes in accordance with the Facility Agreement, any Hedging Agreement or any other Finance Document shall pro tanto satisfy the Owner’s liabilities under Clause 2.1(a).

3	ASSIGNMENT

3.1	General

Each of the Security Interests created by this Deed is a continuing security for the due and punctual payment by the Owner of the Secured Liabilities and the observation and performance by the Owner of all its obligations under Clause 2.1(b).

3.2	Assignment

The Owner, with full title guarantee, assigns to the Agent absolutely, subject to a proviso for re-assignment on redemption, all rights and interests which now or at any later time it has to, in or in connection with, the Assigned Property provided that, until the occurrence of a Default the Owner shall be entitled, subject to the other provisions of this Deed and the other Finance Documents, to exercise its rights under the Assigned Contracts and to receive all moneys paid under the Assigned Contracts. Each Security Interest created in respect of any of the Assigned Property by this Clause 3.2 (Assignment) is a separate and independent Security Interest and if any one of them is a floating charge, that shall not result in any of the others being a floating charge.

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3.3	Continuing security

This Deed shall remain in force until the end of the Security Period as a continuing security and, in particular:

(a)	the Security Interests created by Clause 3.2 (Assignment) shall not be satisfied by any intermediate payment or satisfaction of the Secured Liabilities;

(b)	the Security Interests created by Clause 3.2 (Assignment), and the rights of the Agent under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Agent;

(c)	no failure or delay by or on behalf of the Agent to enforce or exercise a Security Interest created by Clause 3.2 (Assignment) or a right of the Agent under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a Security Interest or such a right or with such a Security Interest being a fixed security shall preclude or estop the Agent (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security; and

(d)	this Deed shall be additional to, and shall not in any way impair or be impaired by:

(i)	any other Security Interest whether in relation to property of the Owner or that of a third party; or

(ii)	any other right of recourse as against the Owner or any third party,

which the Agent or any other Finance Party now or subsequently has in respect of any of the Secured Liabilities.

3.4	No obligations imposed on Agent

The Owner shall remain liable to perform all obligations connected with the Assigned Property and the Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with the Assigned Property.

3.5	Notice of assignment

Immediately after the execution of the Charter and following a written request by the Agent (acting on the instructions of the Majority Lenders)1, the Owner shall give to the Charterer and, if applicable, to the Charter Guarantor notice of the assignments contained in Clause 3.2 in the forms set out in Appendix 1 and shall use reasonable commercial efforts to obtain from them signed acknowledgements in the forms set out in that Appendix (or such other form as may be agreed between the Owner and the Agent). Failure to obtain such acknowledgements shall not constitute a breach by the Owner of its obligations hereunder.

3.6	Negative pledge; disposal of assets

The Owner shall not sell, create any Security Interest not exclusively securing the Secured Liabilities over or otherwise dispose of any Assigned Property or any right relating to any Assigned Property except as permitted by the Facility Agreement and the other Finance Documents.

[1]	WFW note: the additional requirement follows the language in clause 15.1(c) from the draft Facility Agreement of 2 December 2014. As a matter of English law, service of the notice to the relevant third party is required for the purposes of perfecting the assignment (customarily, notice is served on the same day as the assignment to avoid any questions regarding the ranking of the assignment). It should therefore be considered that the requirement for serving notice should be absolute (i.e. immediately after entry into the charter and the related assignment) and not subject to Majority Lenders consent.

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3.7	Qualifying floating charge

If any charge created by this Deed is a floating charge, paragraph 14 of Schedule B1 of the Insolvency Act 1986 shall apply to it.

3.8	Release of security

At the end of the Security Period, the Agent will, at the request and cost of the Owner, reassign (without any warranty, representation, covenant or other recourse) to the Owner such rights as the Agent then has to, or in connection with, the Assigned Property.

3.9	No obligations imposed on Agent

The Owner shall remain liable to perform all of its obligations in respect of the Assigned Property and none of the Finance Parties shall be under any obligation of any kind whatsoever in respect thereof.

4	REPRESENTATIONS AND WARRANTIES

4.1	General

The Owner represents and warrants to the Agent as follows.

4.2	Repetition of Facility Agreement representations and warranties

The representations and warranties in clause 16 of the Facility Agreement remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.

4.3	Title to Assigned Property

The Owner is the sole legal and beneficial owner of all rights and interests which the Assigned Contracts creates in favour of the Owner.

4.4	No restrictions on right to assign

The Owner has the right, without requiring the concurrence, consent or authority of any other person, to create, in respect of all the Assigned Property, the Security Interests which Clause 3 (Assignment) purports to create.

4.5	No third party Security Interests

No third party has any Security Interest or any other right, interest or claim over, in or in relation to any Assigned Contract.

4.6	Validity and completeness of Assigned Contracts

(a)	The copy of the Assigned Contracts delivered to the Agent in connection with this Deed are true and complete copy, and there does not exist any addendum, supplemental agreement or other document of any kind which has the effect of varying the terms of any Assigned Contract or of excluding, restricting or qualifying any right or interest which an Assigned Contract creates in favour of the Owner; and

(b)	Each Assigned Contract is in full force and is binding on and enforceable against each of the parties to it, and no event has occurred or matter arisen as a result of which any party to an Assigned Contract is, may be or may later become entitled to rescind or terminate any Assigned Contract or to refuse or suspend performance of its obligations thereunder, or to raise any set-off or other defence in respect of such obligations.

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4.7	Delivery and acceptance of Ship under Assigned Contracts.

The Ship has been, or shall on its due date be (as the case may be), delivered to, and accepted by, the Charterer and complies with all requirements of and relating to the Charter.

5	COVENANTS

5.1	General

The Owner shall comply with the following provisions of this Clause 5 (Covenants) at all times during the Security Period except as the Agent may otherwise permit.

5.2	Performance of obligations under Assigned Contracts

The Owner shall:

(a)	observe and perform all its obligations and meet all its liabilities under or in connection with each Assigned Contract to which it is a party;

(b)	use all reasonable endeavours to ensure performance and observance by the other parties of their respective obligations and liabilities under each Assigned Contract to which it is a party; and

(c)	take any action, or refrain from taking any action, which the Agent may specify in connection with any material breach, or possible future material breach, of an Assigned Contract to which it is a party by it or any other party or with any other material matter which arises or may later arise out of or in connection with an Assigned Contract to which it is a party.

5.3	Payment of monies received under Assigned Contracts.

After the occurrence of a Default the Owner shall forthwith, upon receipt by it (or by any person acting on its behalf), pay over or transfer to the Agent (or as the Agent may direct) any moneys or other property which the Owner (or any person acting on its behalf) may receive or recover in connection with any Assigned Contract to which it is a party and all property which may, directly or indirectly, represent, accrue on or be derived from any such moneys or property.

5.4	Action to protect validity of Assigned Contracts

The Owner shall:

(a)	use its reasonable endeavours to ensure that all interests and rights conferred by the Charter remain valid and enforceable in all respects and retain the priority which they were intended to have; and

(b)	without prejudice to its obligations under paragraph (a), take any action which the Agent may reasonably specify with a view to ensuring or protecting the validity, enforceability and/or priority of any such interest or right.

5.5	Action to enforce Assigned Contracts

After the occurrence of a Default, the Owner shall:

(a)	take any action which the Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Assigned Property including (without limitation), if required by the Agent, the termination of the Charter or the withdrawal of the Ship from the Charter; and

(b)	in the absence of any such direction, not take any such action.

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5.6	Termination of, and proceedings relating to, Assigned Contracts

Without limiting its generality, Clause 5.5 (Action to enforce) applies to:

(a)	the termination of the any Assigned Contract or the withdrawal of the Ship from the Charterer; and

(b)	the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Assigned Property or to any matter arising out of or in connection with any Assigned Property.

5.7	Provision of original copies of Assigned Contracts

The Owner shall forthwith upon the Agent’s request deliver to the Agent originals of any Assigned Contract to which it is a party.

5.8	Provision of information relating to Assigned Contracts

The Owner shall as soon as practicable:

(a)	inform the Agent if any breach of any Assigned Contract to which it is a party occurs or a serious risk of such a breach arises and of any other event or matter affecting an Assigned Contract to which it is a party which is material to the Agent;

(b)	provide the Agent, promptly after service, with copies of all material notices served on or by it under or in connection with any Assigned Contract;

(c)	provide the Agent with any information which it reasonably requests about any Assigned Property or any matter relating to or affecting any Assigned Property; and

(d)	generally provide the Agent and its officers and representatives with full and prompt co-operation and assistance relating to any Assigned Property.

5.9	No action to jeopardise security

The Owner shall not do or fail to do or cause or permit another person to do or omit to do anything which is liable to jeopardise the effectiveness or priority, in relation to any Assigned Property, of any Security Interest created by this Deed.

6	PROTECTION OF SECURITY

6.1	Agent’s right to protect or maintain security

The Agent may take any action which it may think fit for the purpose of protecting or maintaining the security created by this Deed or for any similar or related purpose.

7	ENFORCEABILITY AND AGENT’S POWERS

7.1	Right to enforce security

If a Default has occurred and once notice has been served in accordance with clause 21.2 of the Facility Agreement but without the necessity for the Agent to serve any further notice or take any other action nor for any court order in any jurisdiction to the effect that a Default has occurred or that the security constituted by this Deed has become enforceable:

(a)	the security constituted by this Deed shall immediately become enforceable for all purposes; and

(b)	the Agent shall (subject only to any of the express restrictions or conditions contained in any of the following provisions of this Clause 7 (Enforceability and Agent’s Powers) be entitled then or at any later time or times to exercise the powers set out in Clauses 7.2 (Right to take possession, exercise rights etc.) and 7.3 (Right to appoint Receiver) and in any other Finance Document.

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7.2	Right to take possession, exercise rights etc.

If the security constituted by this Deed has become enforceable, the Agent shall be entitled then or at any later time or times:

(a)	to exercise the powers possessed by it as assignee of the Assigned Property conferred by the law of any country or territory in which the Assigned Property is physically present or deemed to be sited the courts of which have or claim any jurisdiction in respect of the Owner, the Ship or any item of Assigned Property;

(b)	to exercise any right forming part of the Assigned Property, including any right to terminate the an Assigned Contract or to withdraw the Ship from the Charterer;

(c)	to collect and require payment of any amount payable under or the right to which is assigned or charged by, any Assigned Contract or which otherwise forms part of the Assigned Property and to take possession of any other Assigned Property;

(d)	to vary the terms of any Assigned Contract, to enter into any arrangement of any kind connected with an Assigned Contract, to replace, assign, novate or terminate any Assigned Contract and to release any person liable under any Assigned Contract and/or any Security Interest relating to any person’s obligations or liabilities under the an Assigned Contract;

(e)	to sell, assign, novate, mortgage, exchange, invest or in any other way deal with any Assigned Property in any manner and for any consideration (including shares, notes or other securities);

(f)	to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under any Assigned Contract;

(g)	to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganisation of any person having a liability under any Assigned Contract;

(h)	to enter into all kinds of transactions for the purpose of hedging risks which have arisen or which the Agent considers may arise in respect of any Assigned Property out of movements in exchange rates, interest rates or other risks of any kind;

(i)	to employ the services of any lawyers, ship-brokers or other experts or advisers of any type or description, whether or not similar to the foregoing;

(j)	to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with any Assigned Contract or for any other purpose;

(k)	to take over or commence or defend (if necessary using the name of the Owner) any claims or legal or arbitration proceedings relating to, or affecting, any Assigned Property which the Agent may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(l)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Assigned Property which the Agent may think fit.

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7.3	Right to appoint Receiver

If the security constituted by this Deed has become enforceable, the Agent may appoint a receiver and/or manager (or joint receivers and/or managers) of the Assigned Property, and the following shall apply:

(a)	the Agent may exercise any of the powers conferred by this Deed while a Receiver is in office and is acting;

(b)	an appointment of a Receiver shall be by deed or, at the Agent’s option, by a document signed by any of its officers; and an appointment in respect of some only of the Assigned Property may later be extended to all or any part of the remaining Assigned Property;

(c)	the remuneration of a Receiver shall be fixed by the Agent;

(d)	to the fullest extent permitted by law, a Receiver shall be the Owner’s agent, and the Owner shall be responsible, to the exclusion of any liability on the part of the Agent and the other Finance Parties, for his remuneration and for his contracts, acts and defaults;

(e)	a Receiver shall have all the powers conferred by Clause 7.2 (Right to take possession, exercise rights etc.) as if the reference to the Agent in Clause 7.2 (Right to take possession, exercise rights etc.) were a reference to the Receiver, and all the powers conferred on a Receiver by the Law of Property Act 1925;

(f)	the Owner irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers;

(g)	a Receiver may delegate to any person or persons any of the powers (including the discretions) conferred on him by, or pursuant to, this Deed and may do so on terms authorising successive sub-delegations;

(h)	in the case of joint Receivers any of the powers (including the discretions) conferred by this Deed or by the general law (including the Insolvency Act 1986) may be exercised by any one or more of them, unless their appointment specifically states the contrary;

(i)	the Agent may remove a Receiver, with or without appointing another Receiver; such a removal may be effected by a document signed by any of the Agent’s officers;

(j)	the Agent may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

(k)	a Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Agent.

7.4	Administrator

The Agent shall have full power to appoint an administrator of the Owner or, at the option of the Agent, to apply to court for an administration order in respect of the Owner, when or at any time after, the security created by this Deed has become enforceable and a notice has been served under clause 21.2 of the Facility Agreement.

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7.5	Law of Property Act 1925 not applicable

The Owner hereby waives the entitlement conferred by section 93 of the Law of Property Act 1925 and agrees that section 103 of that Act shall not apply to the security created by this Deed.

7.6	No liability of Agent or Receiver

Neither the Agent nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it or him under this Deed or to preserve, exercise or enforce any right forming part of, or relating to, any Assigned Property.

7.7	No requirement to commence proceedings

The Agent will not need to commence any proceedings under, or enforce any Security Interest created by, the Facility Agreement, any other Finance Document or any Hedging Agreement (if applicable) before commencing proceedings under, or enforcing any Security Interest created by, this Deed.

7.8	Suspense account

The Agent may, for the purpose of claiming or proving in a bankruptcy of the Owner or any other Finance Party, place any sum received or recovered under or by virtue of this Deed or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Owner’s obligations under the Finance Documents and any Hedging Agreement (if applicable).

8	APPLICATION OF MONEYS

8.1	General

All sums received by the Agent or by a Receiver in respect of any Assigned Property shall be held by the Agent or the Receiver upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Agent or any Receiver in or in connection with the exercise of their respective powers and to apply the balance to discharge the Secured Liabilities in accordance with the provisions of the Facility Agreement.

9	FURTHER ASSURANCES

9.1	Owner’s obligation to execute further documents etc.

The Owner shall:

(a)	execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Owner, specify for any of the purposes described in Clause 9.2 (Purposes of further assurances) or for any similar or related purpose.

9.2	Purposes of further assurances

The purposes referred to in Clause 9.1 (Owner’s obligation to execute further documents etc.) are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Agent intended should be created by or pursuant to this Deed;

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(b)	to create a specific mortgage or assignment of any particular Assigned Property or otherwise to vest in the Agent the title to any particular Assigned Property;

(c)	to protect the priority, or increase the effectiveness, in any jurisdiction of any Security Interest which is created, or which the Agent intended should be created, by or pursuant to this Deed or any other Finance Document;

(d)	to enable or assist the Agent or a Receiver to sell or otherwise deal with any Assigned Property, to transfer title to, or grant any interest or right relating to, any Assigned Property or to exercise any power which is referred to in Clause 7.1 (Right to enforce security) or which is conferred by any Finance Document; and

(e)	to enable or assist the Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any Assigned Property in any country or under the law of any country.

9.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Owner under Clause 9.1 (Owner’s obligation to execute further documents etc.), and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its, any other Finance Party’s or a Receiver’s interests.

9.4	Obligation to comply with notice

The Owner shall comply with a notice under Clause 9.1 (Owner’s obligation to execute further documents etc.) by the date specified in the notice.

10	POWER OF ATTORNEY

10.1	Appointment

For the purpose of securing the Agent’s interest in the Assigned Property and the due and punctual performance of its obligations to the Agent under this Deed and every other Finance Document, the Owner irrevocably and by way of security appoints the Agent its attorney, on behalf of the Owner and in its name or otherwise, but only if a Default has occurred, to execute or sign any document and do any act or thing which the Owner is obliged to do under this Deed.

10.2	Ratification of actions of attorney

For the avoidance of doubt and without limiting the generality of Clause 10.1 (Appointment), it is confirmed that it authorises the Agent to execute on behalf of the Owner a document ratifying by the Owner any transaction or action which the Agent and/or a Receiver has purported to enter into or to take and which the Agent considers was or might have been outside his powers or otherwise invalid.

10.3	Delegation

The Agent may sub-delegate to any person or persons (including a Receiver and persons designated by him) all or any of the powers (including the discretions) conferred on the Agent by Clauses 10.1 (Appointment) and/or 10.2 (Ratification of actions of attorney), and may do so on terms authorising successive sub-delegations.

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11	INCORPORATION OF FACILITY AGREEMENT PROVISIONS

11.1	Incorporation of specific provisions

The following provisions of the Facility Agreement apply to this Deed as if they were expressly incorporated therein with any necessary modifications:

clause 11 (tax gross-up and Indemnities);

clause 28.6 (no set-off by the obligors);

clause 29 (notices);

clause 31 (partial invalidity); and

clause 33 (remedies and waivers).

11.2	Incorporation of general provisions

Clause 11.1 (Incorporation of specific provisions) is without prejudice to the application to this Deed of any provision of the Facility Agreement which, by its terms, applies or relates to the Finance Documents generally.

12	TRANSFER BY THE AGENT

The Agent may transfer its rights under or in connection with this Deed to the same extent as it may transfer its rights under the Facility Agreement and the other Finance Documents.

13	SUPPLEMENTAL

13.1	No restriction on other rights

Nothing in this Deed shall be taken to exclude or restrict any power, right or remedy which the Agent or any other Finance Party may at any time have under:

(a)	any other Finance Document; or

(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner, the Ship or any Assigned Property.

13.2	Exercise of other rights

The Agent may exercise any right under this Deed before it or any other Finance Party has exercised any right referred to in Clause 13.1(a) or (b) above.

13.3	Settlement or discharge conditional

Any settlement or discharge under this Deed between the Agent or any other Finance Party and the Owner shall be conditional upon no security or payment to the Agent or any other Finance Party by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

13.4	Severability of provisions

If any provision of this Deed is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Deed or the provisions of any other Finance Document.

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13.5	Third party rights

A person (other than a Finance Party) who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

14	LAW AND JURISDICTION

14.1	English law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

14.2	Exclusive English jurisdiction

Subject to Clause 14.3 (Choice of forum for the exclusive benefit of the Agent), the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Deed.

14.3	Choice of forum for the exclusive benefit of the Agent

Clause 14.2 (Exclusive English jurisdiction) is for the exclusive benefit of the Agent, which reserves the rights:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Deed in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Owner shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Deed.

14.4	Process agent

The Owner irrevocably appoints Frontline Corporate Services Ltd at its registered office for the time being, presently at 15 Sloane Square, London SW1W 8ER, United Kingdom to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed.

14.5	Finance Parties’ rights unaffected

Nothing in this Clause 14 (Law and Jurisdiction) shall exclude or limit any right which any Finance Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

14.6	Meaning of “proceedings”

In this Clause 14 (Law and Jurisdiction), “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

This deed has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a deed.

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EXECUTION PAGE

OWNER

EXECUTED and DELIVERED	)
as a deed	)
by [—]	)
acting by	)
such execution being witnessed by:	)

AGENT

EXECUTED and DELIVERED	)
as a deed	)
by ABN AMRO Bank N.V.	)
acting by	)
such execution being witnessed by:	)

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APPENDIX I

PART I

NOTICE OF ASSIGNMENT TO CHARTERER

To:	[Name and address of Charterer]

[—]

Dear Sirs

m.v. “[—]”

Please note that, by a Charterparty Assignment dated [—], we have assigned to ABN AMRO Bank N.V., acting through its offices at P.O Box 2059 3500 GB Utrecht, The Netherlands (the “Assignee”) absolutely all interests and rights which now or at any later time we have under, in or in connection with a time charter dated [—] and made between ourselves and yourselves in respect of m.v. “[—]”, as from time to time varied, supplemented or replaced.

We request you to issue to the Assignee a letter in the attached form.

We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

A copy of this letter is being sent to the Assignee.

Yours faithfully

for and on behalf of
[—]

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PART II

CHARTERER’S ACKNOWLEDGEMENT

To:	ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA 8550)

P.O. Box 2059

3500 GB Utrecht

The Netherlands

and its successors and assigns

[—]

Dear Sirs

[—] (the “Company”) and m.v. “[—]”

We refer to a letter from the Company dated [—] regarding an assignment to you relating to a time charter dated [—] to [Charterer] as from time to time varied, supplemented or replaced are referred to below as the “Contract”.

1	We confirm that we have no notice of any assignment of, or charge over, the Contract or any sums payable thereunder.

2	We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

3	We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Company which has the effect of varying the terms of the Contract or of excluding, restricting or qualifying any right or interest which the Contract creates in favour of the Company.

4	We acknowledge that all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Company’s assignment to you) the Company would now or at any later time have under or in connection with the Contract is vested in you absolutely and shall be exercisable and enforceable by you.

5	Without in any way limiting the generality of paragraph 4 above, we confirm that you shall be fully entitled in your name and/or (at your option) in the name of the Company to commence any proceedings or arbitration relating to the Contract or any matter arising out of or in connection with the Contract or to take over and conduct any such proceedings or arbitration which may have been commenced by the Company.

6	We agree that you shall not have or incur any liability to us in connection with the Contract and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Contract.

7	We agree that without your specific written consent:

(a)	the Contract cannot be varied;

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(b)	no interest which arises under or in connection with the Contract and which is assigned to you can be released, waived, lost, suspended or subordinated; and

(c)	no breach by us of the Contract can be waived.

8	We shall pay to you or as you may from time to time direct any sums which become payable by us under or in connection with the Contract; and we acknowledge that any payment to, or receipt issued by, the Company will not be a good discharge.

9	We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defence or equity which we might have as against the Company.

10	Any person, including yourself, for whom you hold on trust the rights under the Contract may set off any amount due from us under or in respect of the Contract against any balance on any current, deposit or other account which we have with that person, and for that purpose may break a deposit and/or convert a balance into US Dollars.

11	Reference in this letter to yourselves includes references to your successors and assigns.

Yours faithfully

for and on behalf of
[Name of Charterer]

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PART III

NOTICE OF ASSIGNMENT TO CHARTER GUARANTOR

To:	[Name and address of Charter

Guarantor]

[—]

Dear Sirs

m.v. “[—]”

Please note that, by a Charterparty Assignment dated [—], we have assigned to ABN AMRO BANK N.V., acting through its offices at P.O. Box 2059 3500 GB Utrecht, The Netherlands (the “Assignee”) absolutely all interests and rights which now or at any later time we have under, in or in connection with a guarantee dated [—] and given by you to ourselves in connection with a time charter dated [—] and entered into by us with [Charterer] in respect of m.v. “[—]”, as that guarantee may from time to time be varied, supplemented or replaced (the “Contract”).

We request you to issue to the Assignee a letter in the attached form.

We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of your letter to the Assignee; and you are irrevocably instructed to disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of that letter.

A copy of this letter is being sent to the Assignee.

Yours faithfully

for and on behalf of
[—]

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PART IV

CHARTER GUARANTOR’S ACKNOWLEDGEMENT

To:	ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA 8550)

P.O. Box 2059

3500 GB Utrecht

The Netherlands

and its successors and assigns

[—]

Dear Sirs

[—] (the “Company”) and m.v. “[—]”

We refer to a letter from the Company dated [—] regarding an assignment to you of a guarantee dated [—] issued by us in respect of a time charter entered into by the Company with [Charterer] in respect of m.v. “[—]”, which guarantee as from time to time varied, supplemented or replaced is referred to below as the “Contract”.

1	We confirm that we have no notice of any assignment of, or charge over, the Contract or any sums payable thereunder.

2	We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

3	We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Company which has the effect of varying the terms of the Contract or of excluding, restricting or qualifying any right or interest which the Contract creates in favour of the Company.

4	We acknowledge that all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Company’s assignment to you) the Company would now or at any later time have under or in connection with the Contract is vested in you absolutely and shall be exercisable and enforceable by you.

5	Without in any way limiting the generality of paragraph 4 above, we confirm that you shall be fully entitled in your name and/or (at your option) in the name of the Company:

(a)	to sign and serve any demand under the Contract; and

(b)	to commence any proceedings or arbitration relating to the Contract or any matter arising out of or in connection with the Contract or to take over and conduct any such proceedings or arbitration which may have been commenced by the Company.

6	We agree that you shall not have or incur any liability to us in connection with the Contract and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Contract.

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7	We agree that without your specific written consent:

(a)	the Contract cannot be varied;

(b)	no interest which arises under or in connection with the Contract and which is assigned to you can be released, waived, lost, suspended or subordinated; and

(c)	no breach by us of the Contract can be waived;

and, we shall not rescind or terminate the Contract or treating ourselves as discharged or from relieved further performance of any of our obligations under the Contract unless we have given you [14] days prior written notice and you have not presented written proposals to us to remedy the situation to our reasonable satisfaction.

8	We shall pay to you or as you may from time to time direct any sums which become payable by us under or in connection with the Contract; and we acknowledge that any payment to, or receipt issued by, the Company will not be a good discharge.

9	We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defence or equity which we might have as against the Company.

10	Any person, including yourself, for whom you hold on trust the rights under the Contract may set off any amount due from us under or in respect of the Contract against any balance on any current, deposit or other account which we have with that person, and for that purpose may break a deposit and/or convert the balance into US Dollars.

11	Reference in this letter to yourselves includes references to your successors and assigns.

Yours faithfully

for and on behalf of
[Name of Charter Guarantor]

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Exhibit D

DEED OF DISCLOSED PLEDGE

OVER RECEIVABLES

(BANK ACCOUNTS)

in connection with a USD 425,000,000 Senior Secured Post Delivery Term Loan Facility Agreement for Front Scape Inc, Front Swift Inc, KTL Finsbury Inc, KTL Fulham Inc, KTL Barnet Inc, KTL Bexley Inc, Front Shanghai Inc and Front Savannah Inc as borrowers and Knightsbridge Shipping Limited as guarantor

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	3
2.	PARALLEL DEBT	5
3.	AGREEMENT, CREATION AND REGISTRATION OF PLEDGE	8
4.	REPRESENTATIONS AND WARRANTIES	9
5.	UNDERTAKINGS	9
6.	NOTIFICATION TO THE BANK	10
7.	AUTHORITY TO COLLECT	10
8.	IMMEDIATE FORECLOSURE	11
9.	APPLICATION OF PROCEEDS	11
10.	CANCELLATION	12
11.	LIABILITY	12
12.	POWER OF ATTORNEY	12
13.	MISCELLANEOUS	12
14.	GOVERNING LAW AND JURISDICTION	15
SCHEDULE 1 LIST OF PLEDGORS		20
SCHEDULE 2 BANK AND CONTACT DETAILS		21

THIS DEED is dated […] January 2015 and made between:

1.	THE COMPANIES LISTED IN SCHEDULE 1 hereto as pledgors (the “Pledgors”, and each: a “Pledgor”);

2.	ABN AMRO BANK N.V., in its capacity as security agent of the other Finance Parties, as pledgee (the “Pledgee”); and

3.	ABN AMRO BANK N.V., as Bank (the “Bank”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions Facilities Agreement

Unless otherwise defined in this deed, words and expressions defined in the Facilities Agreement have the same meanings when used in this deed.

1.2.	Definitions

Capitalised terms used in this deed have the following meanings:

“Account”	each account of a Pledgor listed in Schedule 2 as “Earnings Account” and each other account held or to be held by the Pledgors or any one or more of them with the Bank.

“Bank”	ABN AMRO Bank N.V.

“Clause”	a clause in this deed.

“Collateral”	in relation to a Pledgor: all Receivables of that Pledgor owing by the Bank, including Receivables which are or will be reflected from time to time in the balance of any Account.

“Enforcement Event”	the occurrence of a Default which has resulted in a default (verzuim) within the meaning of section 3:248 NCC with respect to the payment of the Secured Obligations.

“Facilities Agreement”	the USD 425,000,000 senior secured post delivery term loan facility agreement dated […] January 2015, between the Pledgors as borrowers, Knightsbridge Shipping Limited as guarantor, the financial institutions listed in schedule 2 thereto (amongst which the Pledgee) as lenders and swap banks, ABN AMRO Bank N.V., Oslo Branch,

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Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, and the Pledgee as agent.

“NCC”	the Netherlands Civil Code (Nederlands Burgerlijk Wetboek).

“Party”	a party to this deed.

“Parallel Debt”	has the meaning given thereto in Clause 2 (Parallel debt) under (a).

“Receivables”	in relation to a Pledgor: all present and future rights of that Pledgor as creditor in relation to the Bank for the payment of an amount (including rights to (re)payment of principal, payment of interest, payment of other amounts and rights of recourse or subrogation in relation to the rights of the Bank) under or in connection with any agreement or other legal relationship with the Bank.

“Schedule”	a schedule to this deed.

“Secured Obligations”	all payment obligations (whether present or future, actual or contingent): (i) by each Pledgor to the Pledgee under or in connection with its Parallel Debt, and (ii) by each Obligor under the Finance Documents (other than in connection with any Pledgor’s obligations referred to under (i)) but only to the extent such payment obligations are due to the Pledgee itself.

1.3.	Construction

(a)	A reference to any “Collateral” is a reference to that Collateral in whole or in part and includes all rights attached to such Collateral, including dependent rights and ancillary rights.

(b)	A reference to the “Pledgee” is also a reference to any successor or assignee of the Pledgee and a reference to a “Pledgor” is also a reference to any successor or assignee of that Pledgor.

(c)	A reference to an authority to “collect” any Collateral is a reference to the collection of monetary payment obligations (to the extent the Collateral consists of rights to receive payment of an amount) and to the collection of other obligations (to the extent the Collateral consists of rights other than rights to receive payment of an amount). A reference to an authority to “collect” Collateral is also a reference to a right or authority to demand, by legal proceedings or otherwise, payment by the Bank of that Collateral.

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(d)	A reference to a “right of pledge” is, unless the context requires otherwise, a reference to a right of pledge purported to be created under this deed over each individual asset falling within the scope of the definition of Collateral.

(e)	A reference to a “default” with respect to the payment of the Secured Obligations is a reference to any non-payment of the Secured Obligations when due, without any reminder letter or notice of default being required.

(f)	An Event of Non-Compliance is “continuing” if it has not been remedied or waived by the Finance Party authorised to do so.

(g)	Words denoting the singular shall include the plural and vice versa.

(h)	In case of conflict between the provisions of this deed and the provisions of the Facilities Agreement, the terms and conditions of the Facilities Agreement shall prevail to the extent this does not affect the legality, validity or enforceability of this deed.

(i)	English language words used in this deed intend to describe Netherlands legal concepts only and the consequences of the use of those words in English law or any other foreign law are to be disregarded.

2.	PARALLEL DEBT

(a)	In this Clause 2 (Parallel Debt):

“Corresponding Obligations” means any obligation of an Obligor to pay an amount to the Agent, the Lenders or any other Finance Party (or any one of them), whether for principal, interest, costs, any overdraft or otherwise and whether present or future under or in connection with the Finance Documents other than any obligation arising under or in connection with the Parallel Debt.

“Parallel Debt” means the payment undertaking of each Pledgor to the Pledgee in this Clause 2 (Parallel Debt) under (b) below.

(b)	Each Pledgor hereby irrevocably and unconditionally undertakes to pay to the Pledgee amounts equal to the amounts payable by it or any Obligor in respect of its or such Obligor’s Corresponding Obligations as they may exist from time to time, which undertaking the Pledgee hereby accepts.

5

(c)	A Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligation and will become due and payable as and when the Corresponding Obligation to which it corresponds becomes due and payable. A default (verzuim) within the meaning of section 3:248 of the NCC with respect to Corresponding Obligations shall also constitute a default (verzuim) within the meaning of section 3:248 of the NCC with respect to the Parallel Debt without any notice being required.

(d)	Each of the Parties to this deed hereby acknowledges that:

(i)	a Parallel Debt constitutes an undertaking, obligation and liability of the relevant Pledgor to the Pledgee which is separate and independent from, and without prejudice to, the Corresponding Obligation to which it corresponds; and

(ii)	each Parallel Debt represents the Pledgee’s own separate and independent claim to receive payment of such Parallel Debt from the relevant Pledgor.

(e)	Each of the Parties to this deed and the Pledgee, on behalf of itself and on behalf of each Finance Party hereby confirms and accepts that:

(i)	to the extent the Pledgee irrevocably receives any amount in payment or recovery of the Parallel Debt from a Pledgor, the Pledgee shall distribute such amount among the Finance Parties as if such amount were received by the Pledgee in payment or recovery of the Corresponding Obligation to which the Parallel Debt corresponds; and

(ii)	upon irrevocable receipt by a Finance Party of any amount on a distribution under this Clause 2 (Parallel Debt) sub (e) in respect of a payment or recovery on a Parallel Debt, the Corresponding Obligations to which such Parallel Debt corresponds shall be reduced by the same amount as if the amount were received by the Pledgee and the Finance Parties as a payment of the Corresponding Obligations to which such Parallel Debt corresponds.

(f)	The Pledgors and the Pledgee, on behalf of each each Finance Party (other than the Pledgee) acknowledges that, other than as explicitly provided for in this Clause 2 (Parallel Debt):

(i)	the right of the Pledgee to demand payment of a Parallel Debt shall not in any way limit or affect the rights of the other Finance Parties to demand payment of the Corresponding Obligations; and

(ii)	a Parallel Debt shall not be limited or affected in any way by the Corresponding Obligations to which that Parallel Debt corresponds.

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(g)	Each Pledgor hereby waives any right it may have to discharge its Parallel Debt by means of any set-off, counterclaim or similar defence (other than in accordance with the terms of the relevant Finance Document) and no Corresponding Obligation shall be discharged by a discharge of the corresponding Parallel Debt if such discharge of the Parallel Debt is effected by virtue of any set-off, counterclaim or similar defence invoked by the relevant Pledgor vis-à-vis the Pledgee other than in accordance with the terms of the Finance Documents.

(h)	The total amount due by each Pledgor as the Parallel Debt under Clause 2 (Parallel Debt) sub (a) shall be decreased to the extent that any Obligor shall have irrevocably paid any amounts to the Finance Parties or any of them to reduce such Obligor’s outstanding Corresponding Obligations or any Finance Parties otherwise receives any amount in payment of such Corresponding Obligations in accordance with the relevant Finance Documents.

(i)	For the purpose of this Clause 2 (Parallel Debt) the Pledgee acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Finance Party.

(j)	Each Pledgor hereby confirms and agrees that if the Pledgee would transfer the Parallel Debt to a successor security agent (the “New Security Agent”) in accordance with the terms of the relevant Finance Documents:

(i)	claims of the New Security Agent arising after the date of such transfer shall be secured by the right of pledge;

(ii)	Collateral acquired by that Pledgor after the date of such transfer shall be subject to the right of pledge (and such Pledgor agrees and confirms that any right of pledge created by that Pledgor in advance shall be deemed to have been created also for the benefit of such New Security Agent); and

(iii)	any power of attorney or waiver granted to the Pledgee under this deed must be deemed to have been created also for the benefit of and to such New Security Agent and can be enforced against that Pledgor by the New Security Agent.

(k)	If an Event of Non-Compliance has occurred and is continuing or, if in the reasonable opinion of the Pledgee, such Event of Non-Compliance is imminent, each Pledgor shall create any other Security as the Pledgee may request at its reasonable discretion, taking into account the costs and the benefits, over all or substantially all of its assets to secure the obligations of the Obligors under the Finance Documents.

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3.	AGREEMENT AND CREATION OF PLEDGE

3.1.	Agreement to pledge Collateral

As security for the payment when due of the Secured Obligations, each Pledgor agrees with the Pledgee to grant to the Pledgee a right of (where applicable: third party) pledge over its Collateral.

3.2.	Creation of pledge over Collateral

As security for the payment when due of the Secured Obligations, each Pledgor, as the case may be in advance, hereby grants to the Pledgee a right of (where applicable: third party) pledge over its Collateral. The Pledgee, as the case may be in advance, hereby accepts these rights of pledge.

3.3.	Security intent

(a)	Each Pledgor confirms and agrees that any right of pledge created hereunder is intended to extend from time to time to any (however fundamental) of the following or any combination thereof;

(i)	variation, amendment, modification, novation, restatement, increase, extension or addition of or to any of the Finance Documents or to any agreement or document (under whatever name) including without limitation by way of increase, reduction, alteration of the purpose or other amendment of the facilities made available under it, addition of new facilities, any rescheduling of indebtedness incurred thereunder;

(ii)	accession or retirement of the parties to any of the Finance Documents;

(iii)	extension of any commitment (or its maturity or availability) or any redenomination of a commitment into another currency under any Finance Document;

(iv)	any deferral or redenomination of any amount owing under any Finance Document;

(v)	any facility, tranche or amount made available under any of the Finance Documents in any currency or currencies after the date of this deed for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility, tranche or amount might be made available from time to time (an “Incremental Facility”); and/or

(vi)	any increase in any margin, fee or commission or any other amount owing or accruing under any Finance Document or any fees, costs and/or expenses associated with any of the foregoing; and

8

(b)	Each Pledgor confirms and agrees that any right of pledge so created is intended not to be affected by any amendment, novation, supplement, extension or restatement of any Finance Document or any combination of the foregoing (and including by way of an Incremental Facility).

4.	REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants to the Pledgee that:

(a)	it has full title to the Collateral to the extent acquired prior to the moment of this representation and it has full power to dispose of and encumber that Collateral;

(b)	except as permitted under the Finance Documents, the Collateral is not subject to any limited right or other encumbrance except for those created by the terms and conditions usually applicable when opening a bank account, and no offer has been made or agreement entered into to transfer or encumber, whether or not in advance, the Collateral (except for those created by the terms and conditions usually applicable when opening a bank account) and no attachment has been levied on the Collateral;

(c)	the Collateral is freely transferable and may be made subject to the rights of pledge;

(d)	it does not hold any account numbers with any bank other than its respective Account;

(e)	the execution and performance of this deed does not violate any agreement or other legal relationship to which it is a party; and

(f)	no corporate action nor any other steps have been taken or legal proceedings have been instituted or threatened against it for the entering into a (provisional) suspension of payments or for bankruptcy or for the appointment of a receiver or similar officer of it or of any or all of its assets.

5.	UNDERTAKINGS

5.1.	Information

At the Pledgee’s first reasonable request and in such form as the Pledgee may designate, each Pledgor must provide all information, evidence and documents relating to the Collateral which the Pledgee may deem necessary to exercise its rights under this deed.

9

5.2.	Disposal and negative pledge

No Pledgor shall without the prior written consent of the Pledgee:

(a)	sell, transfer or otherwise dispose of its Collateral in whole or in part and whether or not in advance;

(b)	create or permit to subsist whether or not in advance any limited right or other encumbrance on its Collateral or permit to subsist any attachment over its Collateral; or

(c)	other than in the ordinary course of business and on arms length terms vary the term or extend, release, determine, rescind or grant time for payment in respect of its Collateral if that variation, extension, release, determination, rescission or granting of time for payment in respect of its Collateral would have a material adverse effect on the rights of pledge, other than as expressly permitted or envisaged under this deed.

5.3.	Further assurances

Upon the Pledgee’s first request, each Pledgor shall at its own expense execute any further encumbrances and assurances in favour of, or for the benefit of, the Pledgee and perform all acts as the Pledgee may reasonably deem necessary to create, perfect or protect the rights of pledge purported to be created or to exercise or have the full benefit of its rights under or in connection with this deed (including the right to enforce these rights).

6.	NOTIFICATION TO THE BANK

By signing this deed the Bank acknowledges and confirms that it has received notice of the creation of the rights of pledge over the Collateral under this deed.

7.	AUTHORITY TO COLLECT

7.1.	Collection by Pledgee

The Pledgee is authorised to collect the Collateral and to enter into compromises, settlements and other agreements with the Bank, to grant discharge in respect of the Collateral and to exercise all other rights of any Pledgor in connection with its Collateral (including calling in the Collateral).

7.2.	Collection by Pledgor

The Pledgee hereby authorises each Pledgor to collect its Collateral and to enter into compromises, settlements and other agreements with the Bank, to grant discharge in

10

respect of its Collateral and to exercise all of its other rights in connection with the Collateral (including calling in its Collateral), in each case to the extent these rights are exercised in the ordinary course of business. The Pledgee may revoke this authorisation upon the occurrence of an Event of Non-Compliance which is continuing. Upon such revocation the relevant Pledgor cannot derive any further rights from section 3:246(4) NCC and the Pledgee may inform the Bank of that revocation and that further payments must be made into a bank account designated by the Pledgee.

8.	IMMEDIATE FORECLOSURE

(a)	Upon the occurrence of an Enforcement Event the Pledgee may, without any further notice of default or other notice being required, sell the Collateral in accordance with applicable law and have recourse against any Collateral collected pursuant to Clause 7.1 (Collection by Pledgee).

(b)	No Pledgor shall be entitled to file a request with an interim provisions judge to request that its Collateral be sold in a deviating manner as provided for in section 3:251 NCC.

(c)	The Pledgee shall not be obliged to give notice of an intended sale as provided for in section 3:249 NCC, and the Pledgee shall not be obliged to give the notice following the sale as provided for in section 3:252 NCC.

(d)	Each Pledgor hereby irrevocably and unconditionally waives any right it may have under sections 3:233, 3:234, 6:139 and 6:154 NCC which waiver is hereby accepted by the Pledgee.

(e)	The Pledgee is not obliged to first foreclose on any other security right created under or in connection with the Finance Documents.

9.	APPLICATION OF PROCEEDS

(a)	The Pledgee will apply the proceeds from the sale of or the collection of and recourse against any Collateral towards satisfaction of the Secured Obligations in accordance with the relevant provisions of the Finance Documents, subject to mandatory provisions of Netherlands law, and notwithstanding any rights or other encumbrances created by the terms and conditions usually applicable when opening a bank account (“Other Rights and Encumbrances”).

(b)	Notwithstanding any Other Rights and Encumbrances and the terms and conditions thereof, the Bank agrees to pass any amounts received by it by collection of the Collateral pursuant to enforcement of such Other Rights and Encumbrances, or by any other form of appropriation by the Bank of amounts standing to the credit of the Account, to the Agent for application by the Agent in accordance with the terms of the Facilities Agreement.

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10.	CANCELLATION

The Pledgee is entitled to cancel any right of pledge under this deed in whole or in part by notice in writing to any Pledgor within the meaning of section 3:81(2)(d) NCC.

11.	LIABILITY

The Pledgee is not liable to any Pledgor for any loss or damage arising from any exercise of, or failure to exercise, its rights under this deed, except for gross negligence or wilful misconduct of the Pledgee.

12.	POWER OF ATTORNEY

(a)	Each Pledgor grants to the Pledgee an irrevocable power of attorney with the power of substitution to perform all acts, including acts of disposition (beschikkingshandelingen) on behalf of that Pledgor which in the sole opinion of the Pledgee are necessary in order to (i) create or perfect the rights of pledge and/or (ii) to have the full benefit of those rights (including performing any of such Pledgor’s obligations under this deed and exercising any of such Pledgor’s rights to and in connection with the Collateral).

(b)	The Pledgee may act as counterparty of any Pledgor even in the event of a conflict of interest.

(c)	Each Pledgor hereby waives its rights under section 3:68 NCC which waiver is hereby accepted by the Pledgee.

13.	NO RECOURSE, NO SUBROGATION

(a)	None of the Pledgors shall, whether individually or jointly with any other Pledgor:

(i)	subrogate (subrogeren) in any rights in connection with any enforcement in respect of the rights of pledge granted under or in connection with this deed; and

(ii)	have any right of recourse (regres) against any Obligor in connection with any enforcement of the rights of pledge or any other rights under or in connection with this deed,

until all Secured Obligations have been irrevocably (re)paid in full and unless the Agent otherwise directs.

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(b)	To the extent the provisions of Clause 13 (No recourse, no subrogation) under (a) above are not effective under Dutch law, each Pledgor hereby irrevocably and unconditionally waives (doet afstand van), to the extent necessary in advance (bij voorbaat), any and all rights of recourse (regres) to which it is or may become entitled and any and all rights in which it is or may be subrogated (gesubrogeerd), in each case as a result of any enforcement of the rights of pledge or any other rights under or in connection with this deed as long as not all Secured Obligations have been irrevocably (re)paid in full and unless the Agent otherwise directs, which waivers are hereby accepted by each of the other Pledgors and the Pledgee.

(c)	The waivers by the Pledgors set out in Clause 13 (No recourse, no subrogation) under (b) above constitute irrevocable third party stipulations for nil consideration (derdenbeding om niet) within the meaning of article 6:253 paragraph 4 of the NCC for the benefit of each other Obligor.

(d)	To the extent the waivers set out in Clause 13 (No recourse, no subrogation) under (b) above are not enforceable in whole or in part, any and all rights of recourse (regres) to which any Pledgor is or may become entitled, whether individually or jointly with any other Pledgor, and any and all rights in which the Pledgor is or may be subrogated (gesubrogeerd), whether individually or jointly with any other Pledgor, in each case as a result of any enforcement of the rights of pledge or any other rights under or in connection with this deed are hereby pledged to the Pledgee by way of a disclosed pledge governed by the terms of this deed, which rights of pledge are hereby accepted by the Pledgee. Each Pledgor hereby notifies each other Pledgor of the rights of pledge created by it under this Clause 13 (No recourse, no subrogation) under (d) and shall forthwith notify the Obligors which are not a party to this deed of these rights of pledge by sending a notification (mededeling) to them. Each Pledgor (a “Notified Pledgor”) hereby acknowledges and confirms receipt of the notifications of the other Pledgors in relation to the rights of pledge created by those Pledgors over:

(i)	any and all rights of recourse (regres) against the Notified Pledgor to which such Pledgors are or may become entitled; and

(ii)	any and all rights against the Notified Pledgor in which such Pledgors are or may be subrogated (gesubrogeerd),

under and pursuant to this deed.

(e)	To the extent the waivers set out in Clause 13 (No recourse, no subrogation) under (b) above are not enforceable in whole or in part and the rights of pledge

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referred to in Clause 13 (No recourse, no subrogation) under (d) above cannot be validly created, any and all rights of recourse (regres) to which the Pledgors or any one or more of them are or may become entitled and any and all rights in which the Pledgors or any one or more of them are or may be subrogated (gesubrogeerd), in each case as a result of any enforcement of the rights of pledge or any other rights under or in connection with this deed are hereby subordinated (achtergesteld) to the Secured Obligations, both in and outside bankruptcy (faillissement).

(f)	Each Pledgor ( a “Consenting Pledgor”) hereby agrees that any recourse claims of any other Pledgor against the Consenting Pledgor are subordinated to all present and future claims under the Secured Obligations against the Consenting Pledgor.

14.	MISCELLANEOUS

14.1.	No rescission, nullification or suspension

To the extent permitted by law, each Pledgor hereby waives any right it may have at any time:

(a)	under sections 6:228 or 6:265 NCC or any other ground (under any applicable law) to rescind or nullify, or demand in legal proceedings the rescission or nullification of this deed; and

(b)	under sections 6:52, 6:262 or 6:263 NCC or any other ground (under any applicable law) to suspend any obligation under or in connection with this deed.

14.2.	Transfer of rights and obligations

(a)	No Pledgor may transfer any of its rights or obligations or its contractual relationship under or in connection with this deed without the prior written consent of the Pledgee.

(b)	The Pledgee may transfer its rights and obligations under or in connection with this deed by an assignment, assumption of debt or transfer of contractual relationship. Each Pledgor in advance irrevocably consents to and provides its cooperation with any such assumption of debt and/or transfer of contractual relationship, as the case may be.

(c)	Upon a transfer by the Pledgee of any rights in respect of the Secured Obligations the transferee will become entitled to the rights of pledge or to a corresponding undivided part thereof, as the case may be.

(d)	The Pledgee is entitled to provide any transferee or proposed transferee with any information concerning any Pledgor and/or such Pledgor’s Collateral.

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14.3.	Notices

Any communication to be made under or in connection with this deed shall be made in accordance with the Facilities Agreement.

14.4.	Records and calculations of the Pledgee

The books and records maintained by the Pledgee and any calculation or determination by the Pledgee of the existence and the amount of the Secured Obligations, are prima facie evidence (dwingend bewijs) of the existence and the amounts of the Secured Obligations and other matters to which they relate.

14.5.	Partial invalidity

If, at any time, any provision of this deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14.6.	Amendments

This deed may only be amended by a written agreement.

14.7.	No implied waiver and no forfeiture

(a)	Any waiver under this deed must be given by written notice to that effect.

(b)	Where the Pledgee does not exercise any right under or in connection with this deed (which includes the granting by the Pledgee to any Pledgor of an extension of time in which to perform its obligations under any of these provisions), this is not deemed to constitute a waiver of that right and does not lead to forfeiture of that right of the Pledgee under this deed.

(c)	The rights of the Pledgee under this deed are not deemed to constitute a waiver of any other right the Pledgee may have under Netherlands law or any other applicable law. In case of a conflict of the rights of the Pledgee under this deed and the rights of the Pledgee under Netherlands law or any other applicable law, the provisions of this deed will apply.

14.8.	Confirmation of Awareness of Scope of Secured Obligations

Each Pledgor confirms that it has taken note of the content of the Facilities Agreement and the other Finance Documents and that it is aware of the scope of the Secured Obligations and the provisions relating to the payment thereof.

15.	GOVERNING LAW AND JURISDICTION

(a)	This deed and any contractual and non-contractual claims arising out of, pursuant to or in connection with this deed are governed by the laws of the Netherlands.

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(b)	If a Party incorporated under the laws of the Netherlands is represented by an attorney in connection with the signing and/or execution of this deed or any other deed, agreement or document referred to in this deed or made pursuant to this deed, it is hereby expressly acknowledged and accepted by each other Party that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his authority shall be governed by the laws of the Netherlands.

(c)	The courts of Rotterdam, the Netherlands have exclusive jurisdiction to settle any dispute arising from or in connection with this deed (including a dispute regarding the existence, validity or termination of this deed).

This deed has been entered into on the date stated at the beginning of this deed and may be signed in any number of counterparts and by way of exchange of pdf or facsimile copies of signed signature pages, all of which taken together shall constitute one and the same deed.

- signature pages follow -

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SIGNATURES

THE PLEDGORS

Front Scape Inc

By:	By:
Title:	Title:

Front Swift Inc

By:	By:
Title:	Title:

KTL Finsbury Inc

By:	By:
Title:	Title:

KTL Fulham Inc

By:	By:
Title:	Title:

KTL Barnet Inc

By:	By:
Title:	Title:

17

KTL Bexley Inc

By:	By:
Title:	Title:

Front Atlantic Inc

By:	By:
Title:	Title:

Front Baltic Inc

By:	By:
Title:	Title:

Front Caribbean Inc

By:	By:
Title:	Title:

Front Mediterranean Inc

By:	By:
Title:	Title:

18

Front Shanghai Inc

By:	By:
Title:	Title:

Front Savannah Inc

By:	By:
Title:	Title:

Front Cirrius Inc

By:	By:
Title:	Title:

Front Cumulus Inc

By:	By:
Title:	Title:

THE PLEDGEE

ABN AMRO Bank N.V.

By:	By:
Title:	Title:

THE BANK

ABN AMRO Bank N.V.

By:	By:
Title:	Title:

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SCHEDULE 1

LIST OF PLEDGORS

1.	Front Scape Inc

2.	Front Swift Inc

3.	KTL Finsbury Inc

4.	KTL Fulham Inc

5.	KTL Barnet Inc

6.	KTL Bexley Inc

7.	Front Atlantic Inc

8.	Front Baltic Inc

9.	Front Caribbean Inc

10.	Front Mediterranean Inc

11.	Front Shanghai Inc

12.	Front Savannah Inc

13.	Front Cirrius Inc

14.	Front Cumulus Inc

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SCHEDULE 2

BANK AND CONTACT DETAILS

Account holder	Bank	Earnings Account	Contact details for notification
Front Scape Inc	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

Front Swift Inc	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

KTL Finsbury Inc	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

KTL Fulham Inc	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

	ABN AMRO Bank N.V.		Address	: [—]
			Fax number	: [—]
			Attn.	: [—]

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KTL Barnet Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

KTL Bexley Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Atlantic Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Baltic Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Caribbean Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

22

Front Mediterranean Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Shanghai Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Savannah Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Cirrius Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

Front Cumulus Inc	ABN AMRO Bank N.V.	Address	: [—]
		Fax number	: [—]
		Attn.	: [—]

23

ABN AMRO Bank N.V.	Address	: [—]
	Fax number	: [—]
	Attn.	: [—]

24

Exhibit E

Dated [—]

[—]

as Assignor

and

ABN AMRO BANK N.V.

as Agent

HEDGING AGREEMENT ASSIGNMENT

relating to a Facility Agreement

dated [—] 2015

Index

Clause		Page

1	Definitions and Interpretation	1
2	Covenant to Pay and Perform	3
3	Assignment	3
4	Undertakings	4
5	Preservation and Release of Security	6
6	Enforceability and Agent’s Powers	6
7	Receiver	9
8	Protection of Third Parties	10
9	Application of Moneys	10
10	Further Assurance	10
11	Power of Attorney	11
12	Incorporation of Facility Agreement Provisions	12
13	Supplemental	12
14	Changes to the Parties	13
15	Governing Law	13
16	Enforcement	13
17	Counterparts	13
18	Protective Provisions	14

Schedules

Schedule 1 Notice of Assignment		16
Schedule 2 Acknowledgment		17

Execution

Execution Page		19

Exhibit E

THIS DEED is made on [—]

PARTIES

(1)	[—] a corporation incorporated in [—] [—] (the “Assignor”).

(2)	ABN AMRO Bank N.V. acting through its office at Daalsesingel 71, 3511 SW Utrecht, the Netherlands (the “Agent”).

BACKGROUND

(A)	By the Facility Agreement, it was agreed that the Lenders would make available to the Borrowers a senior secured post delivery term loan facility of US$425,000,000.

(B)	[By the Facility Agreement, the Assignor has guaranteed all the liabilities of the Borrower under the Finance Documents.][1]

(C)	By the Facility Agreement it was agreed that the Agent would hold the security created pursuant to the Facility Agreement for and on behalf of the Finance Parties.

(D)	It is a condition, under the Facility Agreement, to the execution by the Assignor of a Hedging Agreement that the Assignor enters into this Deed as security for the Secured Liabilities.

(E)	This Deed supplements the Facility Agreement and is the Hedging Agreement Assignment relating to the Assignor referred to in the Facility Agreement.

OPERATIVE PROVISIONS

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

“Delegate” means any delegate, agent, attorney, co-trustee or other person appointed by the Agent.

“Facility Agreement” means the facility agreement dated [—] 2015 and made between (i) the Borrowers, (ii) Knightsbridge Shipping Limited as guarantor, (iii) ABN AMRO Bank N.V., Oslo Branch, Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, (iv) the Lenders and (v) the Agent, as referred to in Recital (A).

“Hedging Agreement” means any interest rate swap agreement based on an ISDA master agreement with schedule and confirmations made or to be made between a Swap Bank and the Assignor in order to hedge the Borrowers’ exposure to interest fluctuation under the Facility Agreement and which shall be secured under the terms of this Agreement.

“Party” means a party to this Deed.

“Permitted Security” means the Security Interest contemplated by clause 15.1 of the Facility Agreement.

“Receiver” means any receiver and/or manager (or joint receivers and/or managers) appointed under Clause 6.4 (Right to appoint Receiver).

[1]	To be included only if the assignment is entered into by the guarantor.

“Related Rights” means, in relation to a Hedging Agreement, all rights and interests of every kind which the Assignor now or at any later time has to, in or in connection with that Hedging Agreement or in relation to any matter arising out of or in connection with that Hedging Agreement, including, without limitation:

(a)	all rights and interests relating to any amount of any kind payable under the terms of that Hedging Agreement;

(b)	all rights to commence, conduct, defend, compromise or abandon any legal or arbitration proceedings relating to that Hedging Agreement or to any matter arising out of or in connection with that Hedging Agreement; and

(c)	all rights to damages, interest, costs or other sums payable under any judgment or order of any court, or any arbitration award, relating to that Hedging Agreement or to any matter arising out of or in connection with that Hedging Agreement.

“Secured Assets” means the assets of the Assignor assigned by the Assignor under this Deed.

“Secured Liabilities” means all liabilities which the Assignor or any other Obligor has, at the date of this Deed or at any later time or times, to the Agent or any other Finance Party under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

“Security Interest” means:

(a)	a mortgage, a charge (whether fixed or floating), a pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of the plaintiff under an action in rem; and

(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A, but paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

“Security Period” means the period commencing on the date of this Deed and ending on the date on which the Agent notifies the Borrowers, the Assignor, the Lenders and the Swap Banks that:

(a)	all amounts which have become due for payment by the Borrowers or the Assignor under the Facility Agreement or any other Finance Document have been paid; and

(b)	no amount is owing or has accrued (without yet having become due for payment) under the Facility Agreement or any other Finance Document.

1.2	Defined expressions

Defined expressions in the Facility Agreement shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

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1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

1.4	Inconsistency between Facility Agreement provisions and this Deed

This Deed shall be read together with the Facility Agreement, but in case of any conflict between the Facility Agreement and this Deed, unless expressly provided to the contrary in this Deed, the provisions of the Facility Agreement shall prevail, to the extent that it does not affect the legality, validity or enforceability of this Deed.

1.5	Third party rights

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

2	COVENANT TO PAY AND PERFORM

2.1	Covenant to pay

The Assignor shall duly and punctually pay and discharge the Secured Liabilities in the manner provided for in the Finance Documents.

2.2	Covenant to perform

The Assignor covenants with the Agent to observe and perform all its obligations under the Finance Documents, other than those referred to in Clause 2.1 (Covenant to pay), to the Agent and the other Finance Parties or any of them under the Finance Documents.

3	ASSIGNMENT

3.1	General

Each Security Interest created by this Deed is a continuing security for the due and punctual payment and discharge by the Assignor of the Secured Liabilities under Clause 2.1 (Covenant to pay) and the observation and performance by the Assignor of all its obligations under Clause 2.2 (Covenant to perform).

3.2	Assignment

(a)	The Assignor, with full title guarantee, assigns to the Agent absolutely (subject to a proviso for re-assignment on redemption), all rights and interests of every kind which now or at any later time it has to, in or in connection with each Hedging Agreement and its Related Rights.

(b)	Each Security Interest created in respect of any of the items of the Secured Assets by paragraph (a) above is a separate and independent Security Interest and if any one of them is construed and categorised as a floating charge, that construction and categorisation will not result in the others being so construed or categorised.

3.3	Continuing and additional security

(a)	This Deed shall remain in force until the end of the Security Period as a continuing security and, in particular:

(i)	the Security Interest created by Clause 3 (Assignment) will extend to the ultimate balance of all sums payable by the Assignor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part;

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(ii)	the Security Interest created by Clause 3 (Assignment), and the rights of the Agent under this Deed, are only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Agent;

(iii)	no failure or delay by or on behalf of the Agent to enforce or exercise a Security Interest created by Clause 3 (Assignment) or a right of the Agent under this Deed, and no act, course of conduct, acquiescence or failure to act (or to prevent the Assignor from taking certain action) which is inconsistent with such a Security Interest or such a right or with such a Security Interest being a fixed security shall preclude or estop the Agent (either permanently or temporarily) from enforcing or exercising it or result in a Security Interest expressed to be a fixed security taking effect as a floating security.

(b)	This Deed is in addition to and is not in any way prejudiced by, and shall not prejudice any guarantee or other Security Interest or any other right of recourse now or subsequently held by any Finance Party or any right of set-off or netting or rights to combine accounts in connection with the Finance Documents.

3.4	Notice of assignment

(a)	In the case of a Hedging Agreement entered into on or before the date of this Deed, immediately after the execution of this Deed, and otherwise upon the written request of the Agent from time to time, the Assignor shall give to each counterparty to a Hedging Agreement a notice in substantially the form set out in Schedule 1 (Notice of Assignment).

(b)	The Assignor shall use reasonable commercial efforts to ensure that, in the case of a Hedging Agreement entered into on or before the date of this Deed, the Agent receives, by no later than the first Drawdown Date, and otherwise, within such timescale as the Agent shall specify, a signed acknowledgment from the relevant counterparty in substantially the form set out in Schedule 2 (Acknowledgment) (or such other form as may be agreed between the Assignor and the Agent). Failure to obtain such acknowledgement shall not constitute a breach by the Assignor of its obligations hereunder

4	UNDERTAKINGS

4.1	General

The undertakings in this Clause 4 (Undertakings) remain in force throughout the Security Period except as the Agent may otherwise permit.

4.2	Performance of obligations under Hedging Agreements

The Assignor shall:

(a)	observe and perform all its obligations and meet all its liabilities under or in connection with each Hedging Agreement; and

(b)	use its reasonable endeavours to ensure performance and observance by the other parties of their obligations and liabilities under the Hedging Agreements.

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4.3	Payment of moneys received under Secured Assets

After the occurrence of a Default, the Assignor shall ensure that all amounts due to it by any counterparty to a Hedging Agreement under or in connection with a Secured Asset are paid to such account as the Agent may specify in writing from time to time.

4.4	Action to protect validity of Secured Assets

The Assignor shall take any action which the Agent may specify with a view to ensuring or protecting the validity, enforceability and/or priority of any interest or right of each Secured Asset.

4.5	Action to enforce Secured Assets

After the occurrence of a Default, the Assignor shall:

(a)	take any action which the Agent may direct for the purpose of enforcing (through legal process, arbitration or otherwise) any right which is part of, or which relates to, the Secured Assets; and

(b)	in the absence of any such direction, not take any such action.

4.6	Termination of, and proceedings relating to, Secured Assets

Without limiting its generality, Clause 4.5 (Action to enforce Secured Assets) applies to:

(a)	the termination of any Hedging Agreement; and

(b)	the commencement of, or any other action relating to, any legal proceedings or arbitration relating to any Secured Asset or to any matter arising out of or in connection with any Secured Asset.

4.7	Co-operation and assistance relating to Secured Assets

The Assignor shall forthwith provide the Agent and its officers and representatives with full and prompt co-operation and assistance relating to any Secured Asset.

4.8	Provision of originals

The Assignor shall forthwith upon the Agent’s request deliver to the Agent an original of any Hedging Agreement.

4.9	Negative pledge

(a)	The Assignor shall not create or permit to subsist any Security Interest over any of the Secured Assets.

(b)	Paragraph (a) does not apply to any Permitted Security.

(c)	This Clause 4.9 (Negative pledge) is in addition to, and shall not be limited by, any provision of the Facility Agreement.

4.10	Disposals

The Assignor shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, transfer or otherwise dispose of the whole or any part of the Secured Assets.

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4.11	Protection of Finance Party interests

The Assignor shall not enter into any transaction, or do anything, which is contrary to, or which may adversely affect, the rights of the Agent under this Deed or any Finance Party’s interest in those rights.

5	PRESERVATION AND RELEASE OF SECURITY

5.1	Agent’s right to protect or maintain security

The Agent may, but shall not be obliged to, take any action which it may think fit for the purpose of protecting or maintaining the Security Interest created or intended to be created by this Deed or for any similar or related purpose.

5.2	No obligations imposed on Agent

The Assignor shall remain liable to perform all obligations connected with the Secured Assets and the Agent shall not, in any circumstances, have or incur any obligation of any kind in connection with any Secured Assets.

5.3	New accounts

Upon:

(a)	a Finance Party receiving notice (either actual or otherwise) of any subsequent Security Interest affecting the Secured Assets or the proceeds of sale of the Secured Assets; or

(b)	the presentation of a petition or the passing of a resolution in relation to the winding up of the Assignor,

any Finance Party may open a new account in the name of the Assignor with that Finance Party (whether or not it permits any existing account to continue) and if that Finance Party does not open such new account, it shall nevertheless be treated as if it had done so when the relevant event occurred and no moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the Secured Liabilities or the amount recoverable by the Finance Party under any Finance Document to which the Assignor is a party.

5.4	Release of Security

At the end of the Security Period, the Agent shall, at the request and cost of the Assignor, reassign (without any warranty, representation, covenant or other recourse) to the Assignor such rights as the Agent then has to, or in connection with, the Secured Assets.

6	ENFORCEABILITY AND AGENT’S POWERS

6.1	Right to enforce security

If a Default has occurred and once notice has been served in accordance with clause 21.2 of the Facility Agreement but without the necessity for the Agent to serve any further notice or take any other action or for any court order in any jurisdiction to the effect that a Default has occurred or that security constituted by this Deed has become enforceable:

(a)	the Security Interest constituted by this Deed shall immediately become enforceable for all purposes; and

(b)	the Agent shall (subject only to any of the express restrictions or conditions contained in this Deed) be entitled then or at any later time or times to exercise all powers in this Deed and in any other Finance Document.

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6.2	Right to take possession, exercise rights etc

If the Security Interest constituted by this Deed has become enforceable, the Agent shall be entitled then or at any later time or times:

(a)	to exercise the powers possessed by it as assignee of any of the Secured Assets conferred by English law (being the governing law of this Deed) and by the law of any country or territory in which any Secured Asset is physically present or deemed to be sited, the courts of which have or claim any jurisdiction in respect of the Assignor or any Secured Asset;

(b)	to exercise any right forming part of the Secured Assets, including any right to terminate a Hedging Agreement;

(c)	to collect and require payment of any amount payable under, or the right to which is assigned or charged by, any Secured Asset or which otherwise forms part of the Secured Assets, and to take possession of any other Secured Asset;

(d)	to vary the terms of any Hedging Agreement, to enter into any arrangement of any kind connected with a Secured Asset, to replace, novate or terminate any Hedging Agreement and to release any person liable under any Hedging Agreement;

(e)	to sell, mortgage, exchange, invest or in any other way deal with any Secured Assets in any manner and for any consideration (including shares, notes or other securities);

(f)	to petition or apply for, or prove or claim in, any winding up, administration, bankruptcy or similar procedure in respect of any person having any liability under any Secured Asset;

(g)	to vote for or against and participate in, any composition, voluntary arrangement, scheme of arrangement or reorganisation of any person having a liability under any Secured Asset;

(h)	to employ the services of any lawyers or other experts or advisers of any type or description, whether or not similar to the foregoing;

(i)	to appoint all kinds of agents, whether to enforce or exercise any right under or in connection with any Secured Asset or for any other purpose;

(j)	to take over or commence or defend (if necessary using the name of the Assignor) any claims or proceedings relating to, or affecting, any Secured Asset which the Agent may think fit and to abandon, release or settle in any way any such claims or proceedings; and

(k)	generally, to enter into any transaction or arrangement of any kind and to do anything in relation to any Secured Asset which the Agent may think fit.

6.3	Possession

If the Agent, any Receiver or any Delegate goes into possession of any Secured Asset it may go out of possession of that Secured Asset at any time.

6.4	Right to appoint Receiver

If the Security Interest constituted by this Deed has become enforceable, the Agent may appoint a Receiver and/or manager (or joint Receivers and/or managers) of any and all Secured Assets, and the provisions of Clause 7 (Receiver) shall apply.

6.5	Effect of moratorium

To the extent that such action is prohibited under the Insolvency Act 1986 or otherwise at law, the Agent shall not be entitled to exercise its rights under Clause 6.4 (Right to appoint

7

Receiver) solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under schedule A1 to the Insolvency Act 1986 except with the leave of the court.

6.6	Law of Property Act 1925 not applicable

The Assignor:

(a)	waives the entitlement conferred by section 93 of the Law of Property Act 1925; and

(b)	agrees that section 103 of that Act shall not apply to the Security Interest created by this Deed.

6.7	No liability of Agent or Receiver

(a)	None of the Agent, any Receiver or any Delegate shall be obliged to:

(i)	check the nature or sufficiency of any payment received by it or him under this Deed; or

(ii)	preserve, exercise or enforce any right forming part of, or relating to, the Secured Assets.

(b)	In addition to, and without limiting, any exclusion or limitation of liability of any Finance Party under any Finance Document, none of the Agent, any Receiver or any Delegate shall have any liability to any Obligor:

(i)	for any loss caused by an exercise of, or failure to exercise, rights under or enforcement of, or failure to enforce any Security Interest created by this Deed;

(ii)	as mortgagee in possession or otherwise, to account for any income or principal amount which might have been produced or realised from any asset forming part of or subject to any Security Interest created by this Deed; or

(iii)	as mortgagee in possession or otherwise, for any reduction in the value of any asset forming part of or subject to any Security Interest created by this Deed.

6.8	No requirement to commence proceedings

Neither the Agent nor any other Finance Party will need to commence any proceedings under, or enforce any Security Interest created by, the Facility Agreement or any other Finance Document before commencing proceedings under, or enforcing any Security Interest created by, this Deed.

6.9	Prior Security

(a)	At any time after the Security Interest created by this Deed has become enforceable, the Agent may:

(i)	redeem any prior Security Interest over all or any part of the Secured Assets;

(ii)	procure the transfer of that Security Interest to itself; and/or

(iii)	settle the accounts of any prior mortgagee, chargee or encumbrancer and any accounts so settled will be, in the absence of manifest error, conclusive and binding on the Assignor.

(b)	The Assignor shall pay to the Agent immediately upon demand the costs and expenses incurred by the Agent in connection with any such redemption, settlement and/or transfer including the payment of any principal or interest.

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7	RECEIVER

7.1	Appointment of Receiver

(a)	An appointment of a Receiver shall be by deed or, at the Agent’s option, by a document signed by any of its officers.

(b)	An appointment in respect of some only of the Secured Assets may later be extended to all or any part of the remaining Secured Assets.

7.2	Relationship with Agent

(a)	The Agent may exercise any of the powers conferred by this Deed while a Receiver is in office and is acting.

(b)	To the fullest extent permitted by law, a Receiver shall be the Assignor’s agent, and the Assignor shall be responsible, to the exclusion of any liability on the part of the Agent and the other Finance Parties, for his remuneration and for his contracts, acts and defaults.

7.3	Powers of Receiver

(a)	A Receiver shall have all the powers conferred by Clause 6.2 (Right to take possession, exercise rights etc) as if references to the Agent in Clause 6.2 (Right to take possession, exercise rights etc) were references to the Receiver, and all the powers conferred on a Receiver by the Law of Property Act 1925.

(b)	In the case of joint Receivers, any of the powers (including the discretions) conferred by this Deed or by the general law (including the Insolvency Act 1986) may be exercised by any one or more of them, unless their appointment specifically states the contrary.

7.4	Receiver as Assignor’s attorney

The Assignor irrevocably and by way of security appoints every Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers.

7.5	Delegation

A Receiver may delegate to any person or persons any of the powers (including the discretions) conferred on him by, or pursuant to, this Deed and may do so on terms authorising successive sub-delegations.

7.6	Removal and replacement

(a)	The Agent may remove a Receiver, with or without appointing another Receiver; such a removal may be effected by a document signed by any of the Agent’s officers.

(b)	The Agent may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office.

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7.7	Remuneration and expenses

(a)	The remuneration of a Receiver shall be fixed by the Agent and the maximum rate specified in Section 109(6) of the Law of Property Act 1925 will not apply.

(b)	A Receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Agent.

8	PROTECTION OF THIRD PARTIES

No person dealing with the Agent, any other Finance Party or any Delegate shall be concerned to enquire:

(a)	whether the rights conferred by or pursuant to any Finance Document are exercisable or have been properly exercised;

(b)	whether any Secured Liabilities remain owing;

(c)	whether any laws, directions, restrictions, consents and/or, regulations affecting the rights of the Agent or any Finance Party have been obtained or complied with; or

(d)	as to the application of any monies received by the Agent.

9	APPLICATION OF MONEYS

All sums received by the Agent or by a Receiver under this Deed or in connection with the realisation or enforcement of any Security Interest created by this Deed over all or any part of any Secured Asset shall be held by the Agent or the Receiver upon trust:

(i)	first, to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Agent or any Receiver or Delegate in or in connection with the exercise of their respective powers under the Finance Documents; and

(ii)	secondly, to pay the balance over to the Facility Agent for application in accordance with clause 28 (payment mechanics) of the Facility Agreement.

10	FURTHER ASSURANCE

(a)	The Assignor shall promptly, and in any event within the time period specified by the Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Agent may specify (and in such form as the Agent may require in favour of the Agent or its nominee(s)):

(i)	to create, perfect, vest in favour of the Agent or protect the priority of the Security Interests or any right or any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security Interest over all or any of the assets which are, or are intended to be, the subject of the security pursuant to the Finance Documents) or for the exercise of any rights, powers and remedies of the Agent, any Receiver or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Agent or confer on the Finance Parties Security Interests over any property and assets of the Assignor located in any jurisdiction equivalent or similar to the Security Interests intended to be conferred by or pursuant to the Finance Documents;

10

(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the security pursuant to the Finance Documents or to exercise any power specified in any Finance Document in respect of which the Security Interest has become enforceable; and/or

(iv)	to enable or assist the Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the property subject to the Security Interest.

(b)	The Assignor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)	At the same time as the Assignor delivers to the Agent any document executed under this Clause 10 (further assurance) it shall deliver to the Agent reasonable evidence that its execution of such document has been duly authorised by it.

11	POWER OF ATTORNEY

11.1	Appointment

The Assignor, by way of security for the performance of its obligations under this Deed, irrevocably appoints (with full power of substitution) the Agent, as its attorney-in-fact, but only if a Default has occurred:

(a)	to do all acts and execute or sign all documents which the Assignor itself can do and execute in relation to the Secured Assets including, without limitation, all acts and documents necessary to realise and dispose of the Secured Assets by such means and on such terms as the Agent may determine; and

(b)	to do all acts and things and execute or sign all documents which the Assignor is obliged to do, execute or sign under this Deed and which it has failed so to do, execute or sign immediately upon the Agent’s first written demand.

11.2	General power of attorney

The power of attorney constituted by Clause 11.1 (Appointment) shall be a general power of attorney.

11.3	Ratification of actions of attorney

The Assignor ratifies and confirms, and agrees to ratify and confirm, any act, deed or document which the Agent (or any Delegate or substitute) does or executes pursuant to its terms.

11.4	Conclusiveness of exercise

The exercise of the power of attorney constituted by Clause 11.1 (Appointment) shall not put any person dealing with the Agent (or any Delegate or substitute) on enquiry whether, by its terms, the power of attorney is exercisable and the exercise by the Agent (or any Delegate or substitute) of its powers shall, as between the Agent (or any Delegate or substitute) and any third party, be conclusive evidence of the Agent’s right (or the right of any Delegate or substitute) to exercise the same.

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11.5	Delegation

The Agent may delegate to any person or persons (including a Receiver and persons designated by him) all or any of the powers and discretions conferred on the Agent by Clause 11 (Power of Attorney) and may do so on terms authorising successive subdelegations.

11.6	Duration

The power of attorney constituted by Clause 11.1 (Appointment) shall be granted for the duration of the Security Period.

12	INCORPORATION OF FACILITY AGREEMENT PROVISIONS

12.1	Incorporation of specific provisions

The following provisions of the Facility Agreement apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications:

clause 11 (tax gross-up and Indemnities);

clause 28.6 (no set-off by the obligors);

clause 29 (notices);

clause 31 (partial invalidity); and

clause 33 (remedies and waivers).

12.2	Incorporation of general provisions

Clause 12.1 (Incorporation of specific provisions) is without prejudice to the application to this Deed of any provision of the Facility Agreement which, by its terms, applies or relates to the Finance Documents generally or this Deed specifically.

13	SUPPLEMENTAL

13.1	No restriction on other rights

Nothing in this Deed shall be taken to exclude or restrict any power, right or remedy which the Agent or any other Finance Party may at any time have under:

(a)	any other Finance Document; or

(b)	the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Assignor or any Secured Assets.

13.2	Exercise of other rights

The Agent may exercise any right under this Deed before it or any other Finance Party has exercised any right referred to in paragraphs (a) or (b) of Clause 13.1 (No restriction on other rights).

13.3	Settlement or discharge conditional

Any settlement or discharge under this Deed between the Agent or any other Finance Party and the Assignor shall be conditional upon no security or payment to the Agent or any other Finance Party by the Assignor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

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14	CHANGES TO THE PARTIES

14.1	Assignor

The Assignor may not assign any of its rights or transfer any of its rights or obligations under this Deed.

14.2	Agent

The Agent may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

under this Deed in accordance with the provisions of the Facility Agreement.

15	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

16	ENFORCEMENT

16.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a “Dispute”).

(b)	The Assignor accepts that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.

16.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Assignor:

(i)	irrevocably appoints Frontline Corporate Services Ltd of 15 Sloane Square, London SW1W 8ER, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii)	agrees that failure by a process agent to notify the Assignor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Assignor must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

17	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

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18	[PROTECTIVE PROVISIONS[2]

18.1	Waiver of defences

The obligations of the Assignor under this Deed and the Security Interests created by this Deed will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 18.1 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Deed or the Security created or intended to be created by this Deed (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

18.2	Deferral of Assignor’s rights

All rights which the Assignor at any time has (whether in respect of this Deed or any other transaction) against the Company, any other Obligor or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Finance Documents and until the end of the Security Period and unless the Agent otherwise directs, the Assignor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Deed:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any guarantor of, any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

[2]	Clause 18 to be included only if the assignment is entered into by the Guarantor,

14

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Assignor has given a guarantee, undertaking or indemnity under or in connection with this Deed;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

18.3	Turnover

If the Assignor receives any benefit, payment or distribution in relation to any of the rights referred to in Clause 18.2 (Deferral of Assignor’s rights) it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with clause 28 (Payment mechanics) of the Facility Agreement.

18.4	Immediate recourse

The Assignor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Security Interest) before claiming or commencing proceedings under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.5	Appropriations

Until the Secured Liabilities have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Assignor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Assignor or on account of the Assignor’s liability under this Deed.]

This Deed has been executed as a deed and delivered on the date stated at the beginning of this Deed.

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SCHEDULE 1

NOTICE OF ASSIGNMENT

To:	[—]

[—]

Dear Sirs

The hedging agreement dated [•] made between (i) ourselves and (ii) [—] (the “Swap Bank”) (as from time to time varied, supplemented or replaced the “Hedging Agreement”)

We, [—][—], GIVE NOTICE that by a security assignment dated [—], made in favour of ABN AMRO Bank N.V., P.O. Box 2059, 3500 GB, Utrecht, The Netherlands, (the “Assignee”) acting as agent and security agent for and on behalf of itself and certain other banks and financial institutions, we have assigned absolutely to the Assignee all interests and rights which now or at any later time we have under, in or in connection with the Hedging Agreement.

We request you to issue to the Assignee a letter in the attached form (the “Acknowledgment”).

We irrevocably and unconditionally instruct you to:

1	pay all amounts due to us by you under or in connection with the Hedging Agreement are paid into [specify details of the account] or such other account as the Assignee may specify in writing from time to time; and

2	disregard any instruction or communication which you or the Assignee consider to be inconsistent with the terms of the Acknowledgment.

We irrevocably undertake not to give any instructions or send any communications which would be in any way inconsistent with the terms of the Acknowledgement and the instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Assignee together give you notice in writing revoking them.

A copy of this letter is being sent to the Assignee.

Yours faithfully

[—]
By:
Name:
Title:

16

SCHEDULE 2

ACKNOWLEDGMENT

To:	[—]

and its successors and assigns

[—]

Dear Sirs

The hedging agreement dated [—] made between (i) [—] (the “Assignor”), and (ii) [—] (the “Swap Bank”) (as from time to time varied, supplemented or replaced the “Hedging Agreement”)

We refer to a letter from the Assignor dated [—] regarding an assignment to you relating to the Hedging Agreement.

1	We confirm that we have no notice of any assignment of, or charge over, the Hedging Agreement or any sums payable under it.

2	We shall pay all amounts due by us under or in connection with the Hedging Agreement into [specify details of the account] or such other account as the Assignee may specify in writing from time to time and we acknowledge that any payment to, or receipt issued by, the Assignor will not be a good discharge.

3	We shall, as soon as reasonably practicable, notify you if at any later time such an assignment or charge is expressly notified to us in writing.

4	We confirm that no addendum, supplemental agreement or other document of any kind has been signed or issued by or on behalf of ourselves or the Assignor which has the effect of varying the terms of the Hedging Agreement or of excluding, restricting or qualifying any right or interest which the Hedging Agreement creates in favour of the Assignor.

5	We acknowledge that all rights, powers, authorities, discretions and remedies (including any right, power, authority or discretion to make a determination or give an opinion) which (apart from the Assignor’s assignment to you) the Assignor would now or at any later time have under or in connection with the Hedging Agreement shall be exercisable and enforceable only by you.

6	Without in any way limiting the generality of paragraph 4 above, we confirm that you shall be fully entitled in your name and/or (at your option) in the name of the Assignor to commence any proceedings or arbitration relating to the Hedging Agreement or any matter arising out of or in connection with the Hedging Agreement or to take over and conduct any such proceedings or arbitration which may have been commenced by the Assignor.

7	We agree that you shall not have or incur any liability to us in connection with the Hedging Agreement and/or any sum which may be paid to you or otherwise recovered by you under or in connection with the Hedging Agreement.

8	We agree that without your specific written consent:

(a)	the Hedging Agreement cannot be varied;

17

(b)	no interest which arises under or in connection with the Hedging Agreement and which is assigned to you can be released, waived, lost, suspended or subordinated; and

(c)	no breach by us of the Hedging Agreement can be waived.

9	We shall pay such sums free of any set-off, cross-claim or other deduction and without regard to any defence or equity which we might have as against the Assignor.

10	We will comply with the terms of any written notice, statement or instructions in any way relating or purporting to relate to the Hedging Agreement which any Assignor is entitled to give to us under or in respect of the Hedging Agreement and which we receive at any time and from time to time from you without any reference to or further authority from any Assignor and without any inquiry by us as to the justification for such notice, statement or instructions or the validity of them.

11	Reference in this letter to yourselves includes references to your successors and assigns.

This letter and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

Yours faithfully

[—]
By:
Name:
Title:

18

EXECUTION PAGE

ASSIGNOR

EXECUTED and DELIVERED	)
as a deed	)
by [—]
acting by	)
such execution being witnessed by:	)

AGENT

EXECUTED and DELIVERED	)
as a deed	)
by ABN AMRO Bank N.V.	)
acting by	)
such execution being witnessed by:	)

19

Exhibit F

KNIGHTSBRIDGE SHIPPING LIMITED

as Chargor

-and-

ABN AMRO BANK N.V.

in its capacity as Security Agent

as Chargee

Charge over Shares

dated              2015

in respect of those companies

the names of which are set out in Schedule 1 hereto

Thistle House

4 Burnaby Street

Hamilton HM 11

Bermuda

CHARGE OVER SHARES

This Charge Over Shares is made by way of deed on          —, 2015

BETWEEN

(1)	KNIGHTSBRIDGE SHIPPING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (the “Chargor”); and

(2)	ABN AMRO BANK N.V. acting in its capacity as Security Agent (the “Chargee”).

RECITALS

WHEREAS:

A.	By a senior secured post delivery term loan facility agreement dated [—] 2015 made between the companies listed in Schedule 1 thereto (the “Borrowers”), as joint and several borrowers, the Chargor, as guarantor, the lenders listed in Schedule 2 thereto, as lenders (herein, together with their respective successors and assigns, each, individually, a “Lender” and, collectively, the “Lenders”), ABN AMRO Bank N.V., Oslo Branch, Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers, and the Chargee, as agent, (the “Facility Agreement”), the Lenders agreed to provide to the Borrowers Loans on the terms and conditions set out therein.

B.	Each of the Borrowers is a wholly owned subsidiary of the Chargor and is authorised to issue [500] shares of common stock without par value, all of which have been issued and are fully paid up, legally and beneficially owned by and registered in the name of the Chargor.

C.	As security for the obligations of the Obligors under the Finance Documents (as defined below), and as a condition precedent to the Facility Agreement, the Chargor has agreed to charge, inter alia, its interest in all [500] issued and outstanding shares of each of the Borrowers, representing 100% of the shares legally and beneficially owned by the Chargor in the Borrowers, in favour of the Chargee.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Chargor and the Chargee agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Charge, capitalised terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Facility Agreement and:

“Additional Shares” means all future shares issued by each of the Borrowers to the Chargor forming part of the Charged Property (as defined below).

“Applicable Law” means, with respect to any person, property, transaction or event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law (collectively the “Law”) in any jurisdiction relating or applicable to such person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part) by any person having jurisdiction over it, or charged with its administration or interpretation.

“Business Day” has the meaning ascribed thereto in the Facility Agreement.

“Charge” means this Charge over Shares.

“Charged Property” means [500] shares of common stock in each of the Borrowers, representing 100% of the issued and outstanding shares of each of the Borrowers as described in Recital B and all other shares issued in future by each of the Borrowers to the Chargor during the Security Period (collectively, (i) and (ii) being the “Charged Shares”) and all the dividends or other distributions, interest and other moneys paid or payable after the date hereof in connection wherewith and all interests in and all rights accruing at any time to or in respect of all or any of the Charged Shares and all and any other property that may at any time be received or receivable by or otherwise distributed to the Chargor in respect of or in substitution for, or in addition to, or in exchange for, or on account of, any of the foregoing, including, without limitation, any shares resulting from the division, consolidation, change, conversion or reclassification of any of the Charged Shares, the reorganisation, merger or amalgamation of any of the Borrowers with any other body corporate, or the occurrence of any event which results in the substitution or exchange of any of the Charged Shares;

“Charged Shares” has the meaning ascribed thereto in the definition of the Charged Property.

“Collateral Rights” means all rights, powers and remedies of the Chargee provided by this Charge or by law.

“Companies Act” means the Companies Act 1981.

“Conveyancing Act” means the Conveyancing Act 1983.

“Default” has the meaning ascribed thereto in the Facility Agreement.

“Finance Documents” has the meaning ascribed thereto in the Facility Agreement and includes, for the avoidance of doubt, this Charge;

“Finance Party” has the meaning ascribed thereto in the Facility Agreement.

“Obligor” has the meaning ascribed thereto in the Facility Agreement.

“Receiver” means any person or persons appointed to be a receiver or receivers of the Charged Property pursuant to Clause 10.1(d) hereof;

“Secured Obligations” means the all present and future obligations and liabilities, at any time due, owing or expressed to the owing or incurred or agreed to be incurred by any Obligor to any Finance Party under the Finance Documents or any of them, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity;

“Security” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease involving substantially the same economic effect as any of the foregoing) and filing of any financing statement, registration, recordation or other filing with respect thereto by or under authority of the party granting such Security under the Applicable Law of any jurisdiction.

“Security Period” means the period beginning on the date of this deed and ending on the date on which all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Chargee.

“Subsidiary” has the meaning ascribed thereto in the Companies Act.

1.2	In this Charge:

(a)	unless a contrary indication appears, a reference to:

(i)	any agreement, deed or other document is a reference to such agreement, deed or other document as amended or novated; and

(ii)	a “Clause” is a reference to a Clause of this Charge;

(b)	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

(c)	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

(d)	references to persons shall include individuals, companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated or a government or any political subdivision or agency thereof;

(e)	references to assets include property, rights and assets of every description;

(f)	references to any document are to be construed as references to such document as amended or supplemented from time to time; and

(g)	Clause and Schedule headings are for ease of reference only.

1.3	It is intended by the parties to this Charge that this document will take effect as a deed.

2.	COVENANTS

The Chargor hereby covenants with the Chargee:

2.1	on demand of the Chargee to discharge the Secured Obligations and pay to the Chargee, when due and payable, the Secured Obligations;

2.2	to pay interest on any such amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys comprising the Secured Obligations from the date on which the relevant amount, interest, expense, claim, liability, loss, cost, duty, fee, charge or other money is due to be paid or discharged until the date on which payment or discharge is made, at the rate set out in the Clause 7 of the Facility Agreement; and

2.3	that the Chargor will, on demand of the Chargee and at the expense of the Chargor, execute and deliver to the Chargee or to such person or persons as the Chargee may nominate such additional charge or charges of the Charged Property (or any part thereof) for the purpose of further securing the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Chargee may reasonably require.

3.	SECURITY

3.1	In consideration of the Finance Parties agreeing, at the request of the Chargor, to make funding available to the Borrowers pursuant to the Finance Documents and as a continuing security for the Secured Obligations, the Chargor as legal and beneficial owner hereby assigns and agrees to assign to the Chargee all benefits present and future, actual and contingent accruing in respect of the Charged Property and all the Chargor’s right, title and interest to and in the Charged Property, including (without limitation) all voting and other consensual powers pertaining to the Charged Shares, and hereby charges and agrees to charge in favour of the Chargee all of its interest in the Charged Property by way of a fixed charge.

3.2	The Chargor shall, on or before the date of this Charge, deposit (or procure there to be deposited) with the Chargee:

(a)	all certificates and other documents of title to the Charged Shares in existence;

(b)	share transfer forms in the form set out in Schedule 2 (undated and executed in blank by or on behalf of the Chargor) in respect of the Charged Shares in existence;

(c)	a certified copy of the register of shareholders of each of the Borrowers;

(d)	an executed irrevocable proxy from the Chargor relating to the Charged Shares in existence in favour of the Chargee, in the form set out in Schedule 3; and

(e)	executed, but undated, resignations and dated letters of authority to date the same from each director and officer of each of the Borrowers, in the form set out in Schedule 4.

3.3	The Chargor agrees that, at the Chargee’s request, it shall immediately give to any person specified by the Chargee an irrevocable direction (in a form approved by the Chargee) to deliver to the Chargee, or its nominee, any share certificate held or received by that person in respect of shares which are included in the Charged Property.

3.4	Upon the issuance of any Additional Shares in any of the Borrowers, the Chargor shall forthwith deliver to the Chargee the items referred to in Clauses 3.2 (a) and (b), mutatis mutandis.

3.5	The Chargor will procure that there shall be no increase or reduction in the authorised or issued shares of any of the Borrowers and no appointment of any further directors or officers of any of the Borrowers, in each case without the prior consent in writing of the Chargee.

3.6	The Chargor will deliver, or cause to be delivered, to the Chargee immediately upon (subject to clause 3.5) the appointment of any further director or officer of any of the Borrowers an undated, signed letter of resignation and dated authority to date the same from such further director or officer, in the form set out in Schedule 4.

3.7	The Chargor shall remain liable to perform all obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof, or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof, and the Chargor agrees to indemnify the Chargee for any liability it may incur in relation to the Charged Property accordingly.

4.	VOTING RIGHTS AND DIVIDENDS

4.1	Prior to the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargor shall be entitled to:

(a)	receive all dividends, interest and other monies arising from the Charged Property; and

(b)	exercise all voting rights in relation to the Charged Property, provided that the Chargor shall not exercise such voting rights in any manner, or otherwise permit or agree to any variation of the rights attaching to or conferred by all or any part of the Charged Property where, in the opinion of the Chargee, it would prejudice the value of, or the ability of the Chargee to realise, the security created by this Charge.

4.2	Upon the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargee may, at its discretion, (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

(a)	exercise (or refrain from exercising) any voting rights in respect of the Charged Property;

(b)	apply all dividends, interest and other monies arising from the Charged Property as though they were the proceeds of sale under this Charge;

(c)	transfer the Charged Property into the name of such nominee(s) of the Chargee as it shall require; and

(d)	exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Property to concur or participate in:

(i)	the reconstruction, amalgamation, sale or other disposal of any of the Borrowers or any of their respective assets or undertakings (including the exchange, conversion or reissue of any shares or securities as a consequence thereof),

(ii)	the release, modification or variation of any rights or liabilities attaching to such shares, and

(iii)	the exercise, renunciation or assignment of any right to subscribe for any shares,

(e)	in each case in the manner and on the terms the Chargee, in its absolute discretion, thinks fit, and the proceeds of any such action shall form part of the Charged Property.

4.3	Whether before or after the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargee shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable, or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property, or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise, on or in respect of any of the Charged Property.

5.	CHARGOR’S REPRESENTATIONS AND UNDERTAKINGS

5.1	Except with the Chargee’s prior written consent, the Chargor undertakes that it shall not during the Security Period:

(a)	sell, transfer, assign or otherwise dispose of all or any part of its interest in the Charged Property; or

(b)	create, grant or permit to exist any Security (other than that created by this Charge) over, or any restriction on the ability to transfer or realise, all or any part of the Charged Property or any of its interest therein.

5.2	The Chargor represents and warrants to the Chargee that:

(a)	the authorised shares of each of the Borrowers consists of the shares described in Recital B, all of which are registered in its name, and it is the sole legal and beneficial owner of the Charged Property free from any Security, except as created by this Charge, and any options or rights of pre-emption;

(b)	it has not sold or disposed of the benefit of all or any of its rights, title and interest in the Charged Property;

(c)	it has full power and authority to enable it to enter into, comply with the provisions of, and perform its obligations under this Charge;

(d)	this Charge constitutes its legal, valid and binding obligations enforceable against the Chargor in accordance with its terms;

(e)	all necessary consents, licences, approvals and authorisations to enable it to enter into this Charge have been obtained and all such authorisations are, and will remain, in full force and effect;

(f)	the entering into and performance by the Chargor of this Charge does not violate any law or regulation of any governmental or official authority or any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets; and

(g)	the Chargor has taken all corporate and other action required to approve its execution, delivery and performance of this Charge.

5.3	The Chargor represents to the Chargee that the Charged Shares are fully paid and undertakes to pay any future amounts due, all calls or other payments due, and discharge all other obligations, in respect of any part of the Charged Property. Upon the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargee may (but is not obliged to) make such payments or discharge such obligations on behalf of the Chargor and any sums so paid by the Chargee shall be reimbursed by the Chargor on demand and, pending such reimbursement, shall constitute part of the Secured Obligations.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

(a)	the Security created by this Charge shall be held by the Chargee as a continuing Security for the payment and discharge of the Secured Obligations and the Security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

(b)	the Security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security granted in connection with the Finance Documents;

(c)	the Chargee shall not be bound to enforce any other Security before enforcing the Security created by this Charge;

(d)	no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

(e)	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2	Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Chargor or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

6.3	The rights of the Chargee under this Charge and the Security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other person:

(a)	any time or waiver granted to or composition with any of the Borrowers, the Chargor or any other person;

(b)	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Borrowers, the Chargor or any other person;

(c)	any legal limitation, disability, incapacity or other circumstances relating to any of the Borrowers, the Chargor or any other person;

(d)	any amendment or supplement to the Facility Agreement, the other Finance Documents or any other document or Security;

(e)	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of any of the Borrowers, the Chargor or any other person; or

(f)	the unenforceability, invalidity or frustration of any obligations of any of the Borrowers, the Chargor or any other person under the Facility Agreement, the other Finance Documents or any other document or Security.

6.4	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the Security constituted by, this Charge or by virtue of any relationship between or transaction involving the Chargor and any of the Borrowers (whether such relationship or transaction shall constitute the Chargor a creditor of any such Borrower, a guarantor of the obligations of any such Borrower or a party subrogated to the rights of others against any such Borrower or otherwise howsoever, whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

(a)	exercise any rights of subrogation in relation to any rights, Security or moneys held or received or receivable by the Chargee or any person;

(b)	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, Security or agreement;

(c)	exercise any right of set-off or counterclaim against any such co-surety;

(d)	receive, claim or have the benefit of any payment, distribution, Security or indemnity from the Chargor or any such co-surety; or

(e)	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Chargee.

6.5	The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount equal to any such set-off), distribution or benefit of such Security, indemnity or claim in fact received by it.

6.6	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

7.	FURTHER ASSURANCE

7.1	The Chargor shall promptly, on demand and at its own expense, execute all documents (including transfers) and do all things to assist with such acts (including the delivery, transfer, assignment or payment of all or part of the Charged Property to the Chargee or its nominee(s)) that the Chargee may, in its absolute discretion, specify for the purpose of:

(a)	exercising, preserving or protecting the Collateral Rights;

(b)	securing, perfecting, protecting or ensuring the priority of its Security over or title to all or any part of the Charged Property created, or intended to be created hereby; or;

(c)	ensuring that the Security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargee.

7.2	At any time after the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargor shall upon demand from the Chargee:

(a)	procure the transfer of the Charged Property into the name of the Chargee or its nominee(s), agents or such purchasers as it shall direct; and

(b)	execute all documents and do all other things that the Chargee may require to facilitate the appropriation or realisation of the Charged Property or any part thereof.

7.3	The Chargor shall provide such assurances and do all acts and things the Receiver may in his absolute discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder or any of them and the Chargor hereby irrevocably appoints the Receiver to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder or any of them.

8.	INDEMNITY

8.1	The Chargor will indemnify and hold harmless the Chargee, the Receiver and each agent or attorney appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Chargee, the Receiver or such agent or attorney in connection with the Finance Documents.

8.2	If, under any Applicable Law, and whether pursuant to a judgment being made or registered against the Chargor or the insolvency or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or falls to be satisfied in a currency (the “Payment Currency”) other than the currency in which such payment is due under or in connection with this Charge (the “Contractual Currency”), then to the extent that the amount of such payment actually received by the Chargee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor shall indemnify and hold harmless the Chargee against the amount of such shortfall. For the purposes of this Clause 8.2, “rate of exchange” means the rate at which the Chargee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.

9.	POWER OF ATTORNEY

9.1	The Chargor, by way of security and in order to secure more fully the performance of its obligations hereunder, and until the Secured Obligations are paid or discharged in full to the satisfaction of the Chargee, hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney:

(a)	to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in the Chargee or its nominees or in any purchaser; and

(b)	to give effectual discharges for payments; and

(c)	to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of the Charged Property and to agree accounts and make allowances and give time or other indulgence to any surety or other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the Charged Property, and all such deeds, instruments, acts and things which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

9.2	The power conferred by Clause 9.1 of this Charge shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do.

9.3	In relation to the power conferred by Clause 9.1 of this Charge, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

10.	POWER OF SALE AND ENFORCEMENT OF SECURITY

10.1	Upon the declaration of a Default under Clause 21.2 of the Facility Agreement, the Chargee shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Property (at the times, in the manner and on the terms it thinks fit). The Chargee shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations.

10.2	The power of sale or other disposal in Clause 10.1 shall operate as a variation and extension of the statutory power of sale under Section 30 of the Conveyancing Act. The Chargor hereby waives the entitlement conferred by Section 29 of the Conveyancing Act (to the extent applicable) and agrees that Section 31(2) of that Act (to the extent applicable) shall not apply to the Security created by this Charge or to any exercise by the Chargee of its right to consolidate mortgages or its power of sale. For the purpose of all powers conferred by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.

10.3	The Chargee shall be entitled to exercise each and every of its Collateral Rights to the fullest extent except where such exercise shall be prohibited by Bermuda law. If there is any ambiguity or conflict between the powers contained in the Conveyancing Act and those contained in this Charge, the provisions of this Charge shall (so far as the Law allows) prevail.

10.4	A certificate in writing by an officer or agent of the Chargee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Property.

10.5	Upon any sale by the Chargee of the Charged Property or any part thereof, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.6	Upon the declaration of a Default under Clause 21.2 of the Facility Agreement, the Security hereby constituted shall become immediately enforceable and the power of sale and other powers specified in Section 30 of the Conveyancing Act (applied in respect of personal property in the same matter as real property, mutatis mutandis) as varied or amended by this Charge shall be immediately exercisable upon and at any time thereafter; and without prejudice to the generality of the foregoing, the Chargee may (without further notice to the Chargor):

(a)	solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Chargee may think fit; and/or

(b)	receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 10.7, as additional Security charged under and subject to the terms of this Charge and any such dividends, interest or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

(c)	sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

(d)	appoint by instrument any person or persons to be a receiver or receivers of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another or others in his stead; and/or

(e)	remove the then existing directors and officers of any of the Borrowers (with or without cause) by dating and presenting the undated, signed letters of resignation delivered pursuant to this Charge; and/or

(f)	complete any undated blank share transfers of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

10.7	All moneys received by the Chargee pursuant to this Charge shall be held by it upon trust in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever as may have been paid or incurred by the Chargee in exercising any of the powers specified or otherwise referred to in this Charge and the balance shall be applied in the manner set out in clause 28.5 of the Facility Agreement.

10.8	The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

10.9	Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of fraud or dishonesty.

10.10	The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee in possession might be liable.

10.11	In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver shall have the following powers:

(a)	to take possession of, collect and get in all or any part of the Charged Property;

(b)	in the name of the Chargor or in his own name, to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(c)	to carry on or concur in carrying on the business of the Chargor in such manner as he sees fit and with the consent of the Chargee to raise money from the Chargee or others on the security of all or any part of the Charged Property;

(d)	to sell, call in, collect and convert into money or let the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit and with liberty also to give effectual receipts for the purchase money or the proceeds thereof and to do all other acts and things for completing any sale, calling in, collection and conversion which the Receiver may think fit and without thereby becoming liable as a mortgagee in possession;

(e)	to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the use, improvement, or realisation of the whole or any part of the Charged Property;

(f)	to borrow or raise money on such terms as he shall think fit for the use, improvement, or realisation of the whole or any part of the Charged Property;

(g)	to make any arrangement or compromise which he shall think expedient;

(h)	to make and effect all repairs, improvements and insurances, and to enter into such bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit and make all payments needed to effect, maintain or satisfy such obligations or liabilities;

(i)	to appoint, employ, engage, dismiss or vary the terms of employment or engagement of managers, officers, accountants, attorneys and agents at such salaries as he may determine;

(j)	to do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor; and

(k)	all of the powers conferred by the Conveyancing Act on a receiver appointed under that statute.

10.12	Every Receiver shall, so far as responsibility for his acts is concerned, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee.

10.13	Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

11.	EXPENSES

11.1	The provisions of Clause 14 of the Facility Agreement shall apply hereto as if set out in their entirety herein, mutatis mutandis.

11.2	The Chargor shall pay promptly all stamp, documentary and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

12.	EFFECTIVENESS OF COLLATERAL

12.1	The collateral constituted by this Charge and the Collateral Rights shall be cumulative, in addition to and independent of every other Security which the Chargee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior Security held by the Chargee over the whole or any part of the Charged Property shall merge into the collateral constituted by this Charge.

12.2	This Charge shall remain in full force and effect as a continuing arrangement until the Secured Obligations are paid in full and discharged to the satisfaction of the Chargee.

12.3	Upon payment in full of the Secured Obligations by the Chargor to the satisfaction of the Chargee, the Chargee on the written request of the Chargor shall at the expense of the Chargor provide written confirmation of such fact and promptly execute all other documentation reasonably requested by the Chargor to evidence such payment and discharge.

12.4	No failure to exercise, nor any delay in exercising, on the part of the Chargee, any Collateral Right shall operate as a waiver, nor shall any single or partial exercise of a Collateral Right prevent any further or other exercise of that or any other Collateral Right.

12.5	If, at any time, any provision of this Charge is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.6	None of the Chargee, its nominee(s) or any Receiver appointed pursuant to this Charge shall be liable by reason of:

(a)	taking any action permitted by this Charge; or

(b)	any neglect or default in connection with the Charged Property; or

(c)	the taking possession or realisation of all or any part of the Charged Property, except in the case of gross negligence or wilful default upon its part.

13.	NOTICES

13.1	The provisions of Clause 29 of the Facility Agreement shall apply hereto as if set out in their entirety herein, mutatis mutandis.

14.	SUCCESSORS, ASSIGNS AND DELEGATION

14.1	This Charge shall remain in effect despite any amalgamation or merger (however effected) relating to the Chargee and references to the Chargee shall include any assignee or successor in title of the Chargee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Chargee under this Charge or to which, under such laws, those rights and obligations have been transferred.

14.2	This Charge shall be binding upon and shall inure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

14.3	The Chargor may not assign or transfer all or any part of their rights and/or obligations under this Charge.

14.4	The Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee without the consent of the Chargor. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

14.5	The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

15.	RELEASE OF SECURITY

Upon payment in full and discharge by the Chargor of the Secured Obligations to the satisfaction of the Chargee and following a written request therefor from the Chargor, the Chargee shall, subject to being indemnified to its reasonable satisfaction for the costs and expenses incurred by the Chargee in connection therewith, release the Security constituted by this Charge. In connection therewith, the Chargee shall execute and deliver to the Chargor all documents that the Chargor shall reasonably request to evidence such release.

16.	COUNTERPARTS

This Charge may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner will promptly forward to the other party an original of the signed copy of this Charge which was so faxed.

17.	GOVERNING LAW AND JURISDICTION

This Charge shall be governed by, and construed in accordance with, the laws of Bermuda. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by Law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction. The taking of proceedings with respect to this Charge in any jurisdiction shall not preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

18.	MISCELLANEOUS

18.1	The Chargee is formally authorised to carry out any formalities including, without limitation, any notification or registration, deemed necessary by the Chargee to preserve the Chargee’s rights under this Charge. Failure by the Chargee to do so shall not result in any liability to the Chargee. All costs incurred by the Chargee in connection with this Charge or the exercise by the Chargee of any right hereunder shall be for the account of the Chargor and be reimbursed by the Chargor on receipt of a written request from the Chargee.

18.2	If any of the clauses, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

18.3	This Charge (together with any documents referred to herein) constitutes the whole agreement between the parties hereto relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the parties hereto.

18.4	In case of conflict between the provisions of the Facility Agreement and the provisions of this Charge, the terms and conditions of the Facility Agreement shall prevail to the extent it does not affect the legality, validity or enforceability hereof.

IN WITNESS WHEREOF this Deed has been executed and delivered as a deed by the Chargor and the Chargee on the date first specified above.

EXECUTED as a DEED by for and on behalf of KNIGHTSBRIDGE SHIPPING LIMITED in the presence of

WITNESS	Name:
Witness Name:	Title:

Witness Address:

EXECUTED as a DEED by for and on behalf of ABN AMRO BANK N.V., as Security Agent, in the presence of

WITNESS	Name:
Witness Name:	Title:

Witness Address:

SCHEDULE 1

THE BORROWERS

SCHEDULE 2

SHARE TRANSFER FORM

FULL NAME AND ADDRESS OF TRANSFEROR:	KNIGHTSBRIDGE SHIPPING LIMITED Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda

FULL NAME AND ADDRESS OF TRANSFEREE:

FULL NAME OF COMPANY:	— (the “Company”) [address]

NUMBER AND FULL
DESCRIPTION OF SHARES:	— Shares without par value represented by stock certificate # , standing in the name of the Transferor on the books of the Company

CONSIDERATION: Ten United States Dollars (US$10.00) and other good and valuable consideration

Duly signed this      day of              by or on behalf of:

The Transferor:	In the presence of:
KNIGHTSBRIDGE SHIPPING LIMITED

By:

Name:	Witness (signature)
Title:
Witness Name (print)

Witness Address (print)

SCHEDULE 3

IRREVOCABLE PROXY

WHEREAS:

(A)	Knightsbridge Shipping Limited (the “Chargor”) and ABN AMRO Bank N.V., as Security Agent, (the “Chargee”) have entered into a Charge over Shares (the “Charge”) dated —, 2015.

(B)	Pursuant to the Charge, the Chargor has granted a charge in favour of the Chargee over — shares of — (the “Company”) registered in the name of the Chargor, represented by the Company’s share certificate no. — (the “Shares”).

(C)	In furtherance of clause 3.2(d) of the Charge, this proxy constitutes an irrevocable proxy and is granted with an interest, namely that arising under the Charge.

NOW THIS DEED witnesses as follows:

1.	The Chargor hereby constitutes and appoints the Chargee, acting through its duly authorised officers, to be proxy to vote the Shares on its behalf at any meeting of the shareholders of the Company and any adjournments thereof and, on its behalf, to waive notice of any such meeting and execute any unanimous written resolution of the shareholders of the Company.

2.	The Chargor hereby declares that this proxy shall be irrevocable until such time as it has been released from its Secured Obligations (as defined in the Charge) and that it constitutes a power coupled with an interest.

IN WITNESS whereof the Chargor has executed this irrevocable proxy as a deed this      day of —, 20—.

EXECUTED as a DEED by for and on behalf of Knightsbridge Shipping Limited in the presence of

WITNESS	Name:

Witness Name:	Title:

Witness Address:

SCHEDULE 4

LETTER OF RESIGNATION AND RELEASE

To:	— (the “Company”)

And To:	[company secretary]

Date:

Dear Sirs,

I, [name of director] hereby resign from my position as Director [and other office] of the Company with effect from the date of this letter.

I confirm that I have no claims of rights of action against the Company for compensation for loss of office.

[Name of director / secretary]

AUTHORITY TO DATE LETTER OF RESIGNATION

To:	[bank]

Dear Sirs

I, [name of director/ secretary] a [specify office] of — hereby authorise any officer or agent of ABN AMRO Bank N.V., as Security Agent, (the “Chargee”) acting pursuant to the provisions of the Charge over Shares dated as              of —, 2015, between Knightsbridge Shipping Limited, as Chargor, and the Chargee (the “Charge Over Shares”), to date and submit the attached letter of resignation on my behalf. This letter is being executed pursuant to the Charge over Shares for the purpose of protecting and securing the interests of the Chargee under the Charge over Shares and the authority given herein shall be irrevocable until the Chargor has paid and discharged, to the satisfaction of the Chargee, the Secured Obligations as defined in the Charge over Shares.

Yours faithfully,

[director/ secretary]

             —, 20—

Exhibit G

ASSIGNMENT

of

SHAREHOLDER’S LOANS

dated [—]

between

KNIGHTSBRIDGE SHIPPING LIMITED

as assignor

and

ABN AMRO BANK N.V.

as assignee

www.svw.no

ASSIGNMENT OF SHAREHOLDER’S LOANS

THIS ASSIGNMENT OF SHAREHOLDER’S LOANS (the “Assignment”) is made on [—] between:

(1)	KNIGHTSBRIDGE SHIPPING LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM08, Bermuda (including its successors and assigns) (the “Assignor”), and

(2)	ABN AMRO BANK N.V. of Daalsesingel 71, 3511 SW Utrecht, the Netherlands and its successors and assigns as assignee (on behalf of the Lenders and the Swap Banks) (the “Assignee”).

WHEREAS:

(A)	By a post-delivery term loan facility agreement dated [—] (as amended and supplemented from time to time, the “Loan Agreement”) and made between inter alia (i) the companies listed in Schedule 1 therein as borrowers (the “Borrowers”) (ii) the Assignor as guarantor, (iii) the lenders listed in schedule 2 therein as lenders (the “Lenders”), (iv) the swap banks listed in schedule 2 therein as swap banks, (v) ABN AMRO Bank N.V., Oslo branch, Commonwealth Bank of Australia, Danske Bank A/S, DNB Bank ASA, ING Bank N.V. and Nordea Bank Norge ASA as mandated lead arrangers and (vi) the Assignee as agent, the Lenders have agreed to make available to the Borrowers a term loan facility of up to USD 425,000,000 for the purposes set out therein.

(B)	Pursuant to certain Hedging Agreements (as defined in the Loan Agreement) entered or to be entered between an Obligor and the Swap Banks (as defined in the Loan Agreement), that Obligor may hedge parts of the exposure to interest fluctuations under the Loan Agreement.

(C)	The Assignee acts as security agent and shall receive, hold, administer and enforce this Assignment on behalf of and for the benefit of the Lenders and the Swap Banks.

(D)	The Assignor is the owner of the whole of the issued share capital of each of the Borrowers.

(E)	Pursuant to certain intra-group loan agreements (the “Intra-Group Loan Agreements”) made or to be made between the Assignor as lender and a Borrower as borrower, the Assignor have made available or will make available to the Borrower certain shareholder’s loans for the purposes set out therein (the “Shareholder’s Loans”).

(F)	The execution and delivery of this Assignment as security for the Obligors’ obligations under the Loan Agreement and the Hedging Agreements is one of the conditions precedent to the availability of the Loans (as defined in the Loan Agreement) under the Loan Agreement.

Capitalised words and expressions defined in the Loan Agreement and not otherwise defined herein shall have the same meanings when used herein. In case of conflict between the provisions of this Assignment and the provisions of the Loan Agreement, the terms and conditions of the Loan Agreement shall prevail to the extent it does not affect the legality, validity or enforceability of this Assignment.

NOW THEREFORE the following assignments are hereby granted and the further provisions are hereby agreed:

1	ASSIGNMENT

1.1	Assignment

By way of security for all sums of money owing from time to time by the Obligors to any of the Finance Parties under the Finance Documents, the Assignor hereby assigns and pledges and agrees to assign and pledge to the Assignee absolutely all its right, title and interest to all claims for moneys due or to become due in connection with any Shareholder’s Loans.

1.2	Notice and acknowledgement

(a)	The Assignor undertakes to give notice of this Assignment to the Borrowers substantially in the form as set out in Attachment 1 hereto.

(b)	The Assignor will procure that the Borrowers acknowledges receipt of such notice in the relevant form as set out in Attachment 2 hereto or such other form and content as the Assignee may approve in writing.

(c)	The Assignor further agrees to execute and deliver such other documents and take such further actions, including, but not limited to the filing and registration of this Assignment or any notice or form in relation hereto as the Assignee shall require as appropriate in order for the Assignee to obtain the full benefit and protection of the assignments agreed herein.

2	FURTHER PROVISIONS

2.1	Subordination

The Assignor hereby agrees and acknowledges that its claims for moneys due or to become due from the Borrowers in connection with any Shareholder’s Loans shall be fully subordinated to the rights of the Finance Parties under the Finance Documents.

2.2	Default

Upon a Default, the Assignee has the right to instruct the Borrowers to pay any amounts outstanding pursuant to the Shareholder’s Loans to such account and with such bank as the Assignee may from time to time direct.

2.3	No further assignment or pledge

The Assignor warrants that it has not assigned, mortgaged, charged, pledged or otherwise disposed of all or any of Shareholder’s Loans to anyone other than the Assignee and the Assignor covenants that it will not hereafter assign, mortgage, charge, pledge or otherwise dispose of the same to anyone other than the Assignee.

2.4	Obligations under the Intra-Group Loan Agreements

The Assignor shall remain liable and covenants to perform all the obligations to be performed by it under the Intra-Group Loan Agreements and shall not amend or waive the terms of the Intra-Group Loan Agreements without the Assignee’s prior written consent. The Assignee shall have no obligation of any kind in the event of any failure by the Assignor to perform its obligations thereunder.

2.5	Other Security Documents

The security created by this Assignment shall be in addition to the security created by the other Security Documents and shall not in any way be prejudiced or affected by the other Security Documents or prejudice or affect the other Security Documents.

2.6	Continuing security

This Assignment is a continuing assignment and shall extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

2.7	Waiver of defences

The obligations of the Assignor including this Assignment shall not be affected by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	the provisions of sections 62 (1), 63, 65, 66, 67, 70, 71, 72, 73 and 74 of the Norwegian Financial Agreements Act.

2.8	Deferral of Assignor’s rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Assignee otherwise directs, the Assignor shall not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to claim any contribution from any Obligor under the Finance Documents; and/or

(b)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

2.9	Appointment of attorney

The Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due and to endorse any cheque or other instrument or order in connection therewith and to file any claims or take any action or institute any proceedings which to the Assignee may seem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned, provided, however, that such power of attorney shall not be exercisable by or on behalf of the Assignee unless and until a Default has been declared under Clause 21.2 (Default) of the Loan Agreement and as long as such Default is continuing.

2.10	Nature of payment

The Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may be entitled at any time hereunder.

2.11	Reassignment

The Assignee undertakes that, upon payment to the Assignee of all moneys due and to become due from the Borrowers pursuant to the Finance Documents, the Assignee will reassign the balance of the property assigned under this Assignment to the Assignor as it shall direct, such assignment to be in the form as shown in Attachment 3 hereto.

3	FINANCIAL AGREEMENTS ACT

(a)	For the purpose of fulfilling the requirements of the Norwegian Financial Agreements Act section 61, the Assignor’s maximum liability secured by this Assignment is USD 510,000,000.

(b)	The Assignor is in addition liable for interest and costs in accordance with the Loan Agreement

4	NOTICES

All communications under this Assignment shall be addressed according to Clause 29 (Notices) of the Loan Agreement.

5	LAW AND JURISDICTION

5.1	Governing law

This Assignment is governed by Norwegian law.

5.2	Jurisdiction

Oslo District Court (Oslo tingrett) has exclusive jurisdiction to settle any dispute arising out of or in connection with this Assignment, but this shall not prevent the Assignee from taking proceedings against the Assignor in any other courts with jurisdiction and the Assignor irrevocably submits to the jurisdiction of each such court. To the extent allowed by law, the Assignee may take concurrent proceedings in any number of jurisdictions.

IN WITNESS WHEREOF this Assignment has been duly executed the day and year first above written.

THE ASSIGNOR:

KNIGHTSBRIDGE SHIPPING LIMITED

By:

Name:

Title:

THE ASSIGNEE:

ABN AMRO BANK N.V.

By:

Name:

Title:

Attachment 1

NOTICE OF ASSIGNMENT

To:	Each of the companies listed in annex 1 hereto

Date:	[—]

Dear Sirs,

RE: - Intra-group loan agreements

1.	We, KNIGHTSBRIDGE SHIPPING LIMITED, give notice that by an assignment in writing dated [—] (the “Assignment”) we have irrevocably assigned and pledged as security to ABN AMRO BANK N.V. of Daalsesingel 71, 3511 SW Utrecht, the Netherlands as assignee and agent (the “Assignee”) absolutely all our right, title and interest to all claims for moneys due or to become due in connection with all intra-group loan agreements (the “Intra-Group Loan Agreements”) made or to be made between us as lender and each of you as borrower whereby we made or will make available certain shareholder’s loans for the purposes set out therein (the “Shareholder’s Loans”).

2.	In accordance with the Assignment and as requested by the Assignee, we hereby irrevocably authorise and instruct you to pay all amounts payable pursuant to the Shareholder’s Loans to such account as instructed by the Assignee.

3.	It should be understood that these instructions cannot be revoked or varied by us without the consent of the Assignee.

4.	To confirm your agreement that you will make all payments as instructed above, we would ask you to acknowledge receipt of this letter by signing the enclosed acknowledgement and delivering it at your first convenience to the Assignee at its address given above with a copy to us.

For and on behalf of:

KNIGHTSBRIDGE SHIPPING LIMITED

By:
Name:
Title:

Annex 1

1	[—]
2	[—]
3	[—]
4	[—]
5	[—]
6	[—]
7	[—]
8	[—]
9	[—]
10	[—]
11	[—]
12	[—]
13	[—]
14	[—]

Attachment 2

ACKNOWLEDGEMENT

To:	ABN AMRO Bank N.V.

Attn: Agency Syndicated Loans (PAC EA8550)

Daalsesingel 71

3511 SW Utrecht

The Netherlands

Email: salima.chaouaou@nl.abnamro.com;

yvonne.souw-portier@nl.abnamro.com;

iwan.rahimbaks@nl.abnamro.com; and

jessie.chau@nl.abnamro.com

Date:	[—]

Dear Sirs,

RE: -Intra-group loan agreements

We acknowledge receipt of the Notice of Assignment dated [—] (the “Notice). In accordance with the instructions given to us by KNIGHTSBRIDGE SHIPPING LIMITED (the “Assignor”) which cannot be revoked or varied without your consent, we acknowledge that its right, title and interest to all claims for moneys due or to become due in connection with the Shareholder’s Loans (as defined in the Notice) have been assigned by the Assignor to you and that you therefore have the right to make a demand on us for any payment under the Intra-Group Loan Agreement (as defined in the Notice) when such demand can properly be made. We hereby undertake to pay to you, or as you may direct, all amounts which you may properly demand from us from time to time under the Intra-Group Loan Agreement or otherwise.

Until further instructions are given by you we will pay any Shareholder’s Loans we owe the Assignor in accordance with the terms of the Intra-Group Loan Agreement.

Yours faithfully,

[—]

By
Name:
Title:

Attachment 3

NOTICE OF REASSIGNMENT

To: [insert name of borrower]

Date: [—]

Dear Sirs,

RE: - Intra-group loan agreements

With reference to your acknowledgement of the notice of assignment dated [—] (the “Notice”) from KNIGHTSBRIDGE SHIPPING LIMITED (the “Shareholder”) in connection with the Shareholder’s Loans (as defined in the Notice) between yourselves as borrower and the Shareholder as lender we hereby give you notice that we have reassigned all the right, title and interest to all claims for moneys due or to become due in connection with the Shareholder’s Loans to the Shareholder and that any payment instructions from ourselves in this respect are hereby withdrawn.

Yours faithfully, ABN AMRO BANK N.V.

By
Name:
Title:

Oslo	Bergen

Advokatfirmaet Simonsen Vogt Wiig AS	Advokatfirmaet Simonsen Vogt Wiig AS
Filipstad Brygge 1	Christies Gate 3A
P.O. Box 2043 Vika	P.O. Box 1213 Sentrum
NO-0125 Oslo	NO-5811 Bergen

T: +47 21 95 55 00	T: +47 55 56 82 00
F: +47 21 95 55 01	F: +47 55 56 82 01
M: post.oslo@svw.no	M: post.bergen@svw.no

Kristiansand	Stavanger

Advokatfirmaet Simonsen Vogt Wiig Kristiansand DA	Advokatfirmaet Simonsen Vogt Wiig AS
Markensgate 9	Hinna Park, Jåttåvågveien 7, Bygg B
P.O. Box 437	P.O. Box 370
NO-4604 Kristiansand	NO-4067 Stavanger

T: +47 38 17 00 80	T: +47 51 82 32 00
F: +47 38 17 00 81	F: +47 51 82 32 20
M: post.kristiansand@svw.no	M: post.stavanger@svw.no

Tromsø	Trondheim

Advokatfirmaet Simonsen Vogt Wiig AS	Advokatfirmaet Simonsen Vogt Wiig Trondheim AS
Fredrik Langes gate 19-21	Brattørkaia 17B
P.O. Box 929	P.O. Box 1280 Pirsenteret
NO-9259 Tromsø	NO-7462 Trondheim

T: +47 77 66 42 30	T: +47 73 84 58 00
F: +47 77 66 42 31	F: +47 73 84 58 01
M: post.tromso@svw.no	M: post.trondheim@svw.no

Singapore

Advokatfirmaet Simonsen Vogt Wiig AS
1 North Bridge Road
#06-26 High Street Centre
Singapore 179094
Republic of Singapore

T: +65 65 33 59 17
F: +65 65 33 09 17
M: post.singapore@svw.no